Exhibit 10.1.6


                   REVOLVING LOAN AGREEMENT


                 Dated as of February 17, 1995


                             among


                    THE VONS COMPANIES, INC.


                    THE BANKS HEREIN NAMED


                    THE BANK OF NOVA SCOTIA
                      CITICORP USA, INC.
                  NATIONSBANK OF TEXAS, N.A.,


                         as Co-Agents


              BANK OF AMERICA NATIONAL TRUST AND
                     SAVINGS ASSOCIATION,


                    as Documentation Agent


                              and


                 THE CHASE MANHATTAN BANK, N.A.,


                     as Administrative Agent














                        TABLE OF CONTENTS
                        -----------------

                                                            Page
                                                            ----


ARTICLE 1    DEFINITIONS AND ACCOUNTING TERMS.................  1

     1.1     Defined Terms....................................  1
     1.2     Use of Defined Terms............................. 29
     1.3     Accounting Terms................................. 30
     1.4     Rounding......................................... 30
     1.5     Miscellaneous Terms.............................. 30
     1.6     Exhibits and Schedules........................... 30
     1.7     Subsidiaries..................................... 30

ARTICLE 2    LOANS AND LETTERS OF CREDIT...................... 32

     2.1     Loans-General.................................... 32
     2.2     Alternate Base Rate Loans........................ 33
     2.3     Eurodollar Rate Loans............................ 33
     2.4     Commercial Letters of Credit..................... 34
     2.5     Standby Letters of Credit........................ 37
     2.6     Mandatory Reduction of the Commitment............ 39
     2.7     Voluntary Reduction of the Commitment............ 39
     2.8     Involuntary Termination of the Commitment........ 39
     2.9     Administrative Agent's Right to Assume Funds
             Available........................................ 39
     2.10    Swing Line....................................... 40
     2.11    Extension of Maturity Date....................... 41

ARTICLE 3    PAYMENTS; FEES................................... 43

     3.1     Principal and Interest........................... 43
     3.2     Administration Fees.............................. 44
     3.3     Syndication Fees................................. 44
     3.4     Documentation Fees............................... 44
     3.5     Upfront Fees..................................... 45
     3.6     Commitment Fees.................................. 45
     3.7     Letter of Credit Fees............................ 45
     3.8     Increased Commitment Costs....................... 46
     3.9     Eurodollar Fees.................................. 47
     3.10    Eurodollar Costs................................. 47
     3.11    Special Eurodollar Circumstances................. 48
     3.12    Indemnification.................................. 49
     3.13    Late Payments.................................... 49
     3.14    Computation of Interest and Fees................. 49
     3.15    Holidays......................................... 49
     3.16    Payment Free of Taxes............................ 50
     3.17    Funding Sources.................................. 51
     3.18    Failure to Charge Not Subsequent Waiver.......... 51
     3.19    Pro Rata Treatment............................... 51
     3.20    Time and Place of Payments; Evidence of Payments. 51
     3.21    Administrative Agent's Right to Assume
             Payments Will be Made............................ 51
     3.22    Survivability.................................... 52

ARTICLE 4    REPRESENTATIONS AND WARRANTIES................... 53

     4.1     Existence and Qualification; Power; Compliance
             with Law......................................... 53
     4.2     Authority; Compliance with Other Instruments
             and Government Regulations....................... 53
     4.3     No Governmental Approvals Required............... 54
     4.4     Subsidiaries..................................... 54
     4.5     Financial Statements............................. 55
     4.6     No Other Liabilities; No Material Adverse Effect. 55
     4.7     Title to Assets.................................. 56
     4.8     Intangible Assets................................ 56
     4.9     Existing Indebtedness and Guaranty Obligations... 56
     4.10    Governmental Regulation.......................... 56
     4.11    Litigation....................................... 56
     4.12    Employee Matters................................. 57
     4.13    Binding Obligations.............................. 57
     4.14    No Default....................................... 57
     4.15    Pension Plans.................................... 57
     4.16    Tax Liability.................................... 57
     4.17    Regulation U..................................... 57
     4.18    Disclosure....................................... 58
     4.19    Projections...................................... 58
     4.20    Hazardous Materials.............................. 58

ARTICLE 5    AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION
             AND REPORTING REQUIREMENTS)...................... 60

     5.1     Payment of Taxes and Other Potential Liens....... 60
     5.2     Preservation of Existence........................ 60
     5.3     Maintenance of Properties........................ 61
     5.4     Maintenance of Insurance......................... 61
     5.5     Compliance with Laws............................. 61
     5.6     Inspection Rights................................ 61
     5.7     Keeping of Records and Books of Account.......... 61
     5.8     Use of Proceeds.................................. 61
     5.9     Subsidiary Guaranty.............................. 62
     5.10    Maintenance of Borrower Net Assets............... 62

ARTICLE 6    NEGATIVE COVENANTS............................... 63

     6.1     Payment or Prepayment of Subordinated
             Obligations...................................... 63
     6.2     Dispositions..................................... 63
     6.3     Mergers and Sale of Assets....................... 63
     6.4     Investments and Acquisitions..................... 64
     6.5     ERISA Compliance................................. 65
     6.6     Change in Business............................... 65
     6.7     Liens and Negative Pledges....................... 65
     6.8     Sales and Leasebacks............................. 66
     6.9     Indebtedness..................................... 67
     6.10    Guaranty Obligations............................. 68
     6.11    Subsidiary Indebtedness and Guaranty
             Obligations...................................... 69
     6.12    Transactions with Affiliates..................... 69
     6.13    Leverage Ratio................................... 69
     6.14    Minimum Shareholders' Equity..................... 69
     6.15    Fixed Charge Coverage Ratio...................... 70
     6.16    Capital Expenditures............................. 70
     6.17    Distributions.................................... 70
     6.18    Amendments....................................... 70
     6.19    Change of Fiscal Year............................ 70
     6.20    Hostile Tender Offers............................ 70

ARTICLE 7    INFORMATION AND REPORTING REQUIREMENTS........... 71

     7.1     Financial and Business Information............... 71
     7.2     Compliance Certificate........................... 73

ARTICLE 8    CONDITIONS....................................... 75

     8.1     Initial Advances, etc............................ 75
     8.2     Any Increasing Advance, etc...................... 76
     8.3     Any Advance...................................... 77

ARTICLE 9    EVENTS OF DEFAULT AND REMEDIES UPON EVENTS OF
             DEFAULT.......................................... 78

     9.1     Events of Default................................ 78
     9.2     Remedies Upon Event of Default................... 80

ARTICLE 10   THE ADMINISTRATIVE AGENT......................... 84

     10.1    Appointment and Authorization.................... 84
     10.2    Administrative Agent and Affiliates.............. 84
     10.3    Banks' Credit Decisions.......................... 84
     10.4    Action by Administrative Agent................... 85
     10.5    Liability of Administrative Agent................ 86
     10.6    Indemnification.................................. 87
     10.7    Successor Administrative Agent................... 88
     10.8    No Obligations of Borrower....................... 88
     10.9    No Obligations-Managing Agents................... 88












ARTICLE 11   MISCELLANEOUS.................................... 89

     11.1    Cumulative Remedies; No Waiver................... 89
     11.2    Amendments; Consents............................. 89
     11.3    Costs, Expenses and Taxes........................ 90
     11.4    Nature of Banks' Obligations..................... 91
     11.5    Representations and Warranties................... 91
     11.6    Notices.......................................... 91
     11.7    Execution in Counterparts........................ 92
     11.8    Binding Effect; Assignment....................... 92
     11.9    Sharing of Setoffs............................... 95
     11.10   Indemnity by Borrower............................ 96
     11.11   Nonliability of Banks............................ 97
     11.12   Confidentiality.................................. 97
     11.13   No Third Parties Benefited....................... 98
     11.14   Right of Setoff - Deposit Accounts............... 98
     11.15   Further Assurances............................... 98
     11.16   Integration...................................... 99
     11.17   Governing Law.................................... 99
     11.18   Choice of Forum.................................. 99
     11.19   Severability of Provisions....................... 99
     11.20   Headings......................................... 99
     11.21   Time of the Essence.............................. 99
     11.22   Conflict in Loan Documents.......................100
     11.23   Removal of a Bank................................100
     11.24   Waiver of Right to Trial by Jury.................100
     11.25   Purported Oral Amendments........................101


Schedules
- ---------

      1.1    Pro Rata Shares
      2.5    Initial Letters of Credit
      4.4    Subsidiaries
      4.7    Existing Liens and Rights of Others
      4.9    Existing Indebtedness and Guaranty Obligations
      4.15   Pension Plans
      4.20   Environmental Matters
      6.4    Existing Investments


Exhibits
- --------

      A   -  Commitment Assignment and Acceptance
      B   -  Compliance Certificate
      C   -  Note
      D   -  Opinion of Counsel
      E   -  Request for Letter of Credit
      F   -  Request for Loan
      G   -  Subsidiary Guaranty
      H   -  Uncommitted Money Market Facility

                    REVOLVING LOAN AGREEMENT
                    ------------------------

                  Dated as of February 17, 1995

       This Revolving Loan Agreement ("Agreement") is entered into by and among The Vons Companies, Inc., a Michigan corporation ("Borrower"), each bank signatory hereto as set forth on the signature pages of this Agreement and any Eligible Assignee which may hereafter execute and deliver a Commitment Assignment and Acceptance that is registered with the Administrative Agent pursuant to Section 11.8 (collectively, the
                                         ----
"Banks" and individually, a "Bank"), The Bank of Nova Scotia, Citicorp USA, Inc. and NationsBank of Texas, N.A., as Co-Agents, Bank of America National Trust and Savings Association, as Documentation Agent, and The Chase Manhattan Bank, N.A., as Administrative Agent (collectively, with the Documentation Agent, the "Managing Agents").

            In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                            ARTICLE 1
                DEFINITIONS AND ACCOUNTING TERMS
                --------------------------------


       1.1  Defined Terms.  As used in this Agreement, the
            -------------
following terms shall have the meanings set forth respectively after each:

            "Acquisition" means any transaction, or any series of
             -----------
       related transactions, consummated after the Closing Date, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any firm, corporation or division thereof engaged in an ongoing business, whether through purchase of assets, merger or otherwise,
       (b) acquires control of securities of a corporation engaged in an ongoing business representing 50% or more of the ordinary voting power for the election of directors or
       (c) acquires control of a 50% or more ownership interest in any partnership, joint venture or other business entity engaged in an ongoing business.

            "Adjusted EBITDA" means, for any fiscal period,
             ---------------
       Consolidated Income Before Extraordinary Items for that fiscal period, plus (a) Interest Expense for that fiscal
                      ----
       period, (b) the amount of any provision for taxes on or measured by income charged against revenues to arrive at Consolidated Income Before Extraordinary Items for that fiscal period, (c) depreciation and amortization of property and capital leases for that fiscal period,
       (d) amortization of excess cost over net assets acquired and other assets for that fiscal period, (e) the amount, if any, of any LIFO provision charged against revenues to arrive at Consolidated Income Before Extraordinary Items for that fiscal period and (f) any Defined Non-Recurring Charges for that fiscal period, and minus (y) the amount,
                                           -----
       if any, of any LIFO provision credited to Consolidated Income Before Extraordinary Items for that fiscal period and (z) the net income of any Subsidiary of Borrower for that fiscal period to the extent that Distributions by such Subsidiary are not permitted by any Contractual Obligation or Requirement of Law applicable to such Subsidiary, all determined in accordance with Generally Accepted Accounting Principles consistently applied.

            "Administrative Agent" means The Chase Manhattan
             --------------------
       Bank, N.A. as administrative agent for the Banks hereunder and under the other Loan Documents, and each successor administrative agent.

            "Administrative Agent's Office" means 4 Chase
             -----------------------------
       Metrotech Center, 13th Floor, Brooklyn, New York 11245, or such other office as the Administrative Agent may designate in writing to Borrower and the Banks.

            "Advance" means an advance made or to be made to
             -------
       Borrower by a Bank pursuant to Article 2.
                                      ---------

            "Affiliate" means, as to any Person, any other Person
             ---------
       which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any
                               --------
       Person which owns directly or indirectly 10% or more of
       the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests will be deemed to control such corporation or other Person.

            "Agreement" means this Loan Agreement, either as
             ---------
       originally executed or as it may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

            "Alternate Base Rate" means, as of any date of
             -------------------
       determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher
                                                        ------
       of (a) the Prime Rate in effect on such date and (b) the
       --
       Federal Funds Rate in effect on such date plus 1/2 of 1%
       (50 basis points).

            "Alternate Base Rate Loan" means a Loan made
             ------------------------
       hereunder and specified to be an Alternate Base Rate Loan
       in accordance with Article 2.
                          ---------

            "Alternate Base Rate Period" means, as to each
             --------------------------
       Alternate Base Rate Loan, the period commencing on the date specified by Borrower pursuant to Section 2.1(b) and
                                                      ------
       ending on the first Quarterly Payment Date thereafter; provided that (a) the first day of any Alternate Base Rate
       --------
       Period shall be a Banking Day; (b) any Alternate Base Rate Period that would otherwise end on a day that is not a Banking Day shall be extended to the next succeeding Banking Day; and (c) no Alternate Base Rate Period shall extend beyond the Maturity Date.

            "Applicable Commitment Fee Rate" means, for each
             ------------------------------
       Pricing Period, the rate set forth below (expressed in basis points) opposite the Applicable Pricing Level for that Pricing Period:


       Pricing Level         Rate
       -------------         ----

              I                   15.00
          II                      20.00
         III                      25.00
          IV                      31.25

            "Applicable Eurodollar Rate Margin" means, for each
             ---------------------------------
       Pricing Period, the interest rate margin set forth below
       (expressed in basis points) opposite the Applicable
       Pricing Level for that Pricing Period:

       Pricing Level        Margin
       -------------        ------

              I                   43.75
          II                      50.00
         III                      62.50
          IV                      75.00

            "Applicable Standby Letter of Credit Fee Rate" means,
             --------------------------------------------
       for each Pricing Period, the rate set forth below
       (expressed in basis points) opposite the Applicable
       Pricing Level for that Pricing Period:

       Pricing Level              Rate
       -------------              ----

              I                   33.75
           II                     40.00
          III                     52.50
           IV                     65.00

            "Applicable Pricing Level" means, for each Pricing
             ------------------------
       Period, the pricing level set forth below opposite the pricing criteria achieved by Borrower as of the first day of that Pricing Period (and, if such pricing criteria are set forth opposite different pricing levels, then the pricing level set forth below that is more favorable to Borrower):

       Level                Pricing Criteria
       -----        ---------------------------------
                    Interest              Senior
                    Coverage Ratio        Debt Rating
                    --------------        -----------


            I         Equal to or              At least
                      greater than 4.25        BBB or
                      to 1.00                  Baa2

            II        Equal to or
                      greater than 3.75        BBB- or
                      to 1.00 but less         Baa3
                      than 4.25 to 1.00

            III       Equal to or              BB+ or
                      greater than 3.00        Ba1
                      to 1.00 but less
                      than 3.75 to 1.00

            IV        Less than 3.00 to        Below
                      1.00                     BB+ or
                                               Ba1

            "Bank" means any of the banks signatory to this
             ----
       Agreement, their successors and, upon the effective date after registration with the Administrative Agent pursuant to Section 11.8 of a Commitment Assignment and Acceptance
                  ----
       executed by an Eligible Assignee, such Eligible Assignee.

            "Banking Day" means any Monday, Tuesday, Wednesday,
             -----------
       Thursday, or Friday other than a day on which banks are
                           ----------
       authorized or required to be closed in California or New York.

            "Borrower" means The Vons Companies, Inc., a Michigan
             --------
       corporation, and its successors and permitted assigns.

            "Capital Expenditure" means any expenditure that is
             -------------------
       considered a capital expenditure under Generally Accepted Accounting Principles, including any amount which is required to be treated as an asset subject to a Capital Lease.

            "Capital Indebtedness" means, as of any date of
             --------------------
       determination, the sum of (a) all Indebtedness of Borrower and its Subsidiaries for borrowed money (including Capital
                                                ---------
       Leases) or for the deferred purchase price of Property or services (other than trade or other accounts payable in
                 ----------
       the ordinary course of business in accordance with customary industry terms), in either case that should be reflected in a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with Generally Accepted Accounting Principles as of that date, plus
                                                       ----
       (b) the aggregate direct and contingent obligations of Borrower and its Subsidiaries under all letters of credit outstanding on that date for which Borrower or any of its Subsidiaries is the account party plus (c) the
                                                ----
       aggregate net obligations of Borrower and its Subsidiaries under all Swap Agreements outstanding on that date to which Borrower or any of its Subsidiaries is a party. For purposes of this definition, "net obligations" under a Swap Agreement as of any date means the amount it would cost Borrower or its Subsidiary on that date to terminate or fully offset its further obligations under that Swap Agreement, as determined by Borrower based on a written quotation from its counter party under that Swap Agreement (in the case of a termination) or from any financially responsible financial institution (in the case of a full offset).

            "Capital Lease" means, as to any Person, a lease of
             -------------
       any Property by that Person as lessee that is, or should be in accordance with Financial Accounting Standards Board Statement No. 13, recorded as a "capital lease" on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles.

            "Cash" means all monetary items (including currency,
             ----                            ---------
       coin and bank demand deposits) that are treated as cash under Generally Accepted Accounting Principles.

            "Cash Equivalents" means, when used in connection
             ----------------
       with any Person, the Person's Investments in:

                 (a) Government Securities due within one year of the making of the Investment;

                 (b) readily marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Group (a division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the Investment;

                 (c) certificates of deposit issued by, deposits in, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any Bank or any other bank doing business in and incorporated under the Laws of the United States of America or any state thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000 and which carries on the date of such Investment a credit rating of P-2 or higher by Moody's Investors Service, Inc. or A-2 or higher by Standard & Poor's Ratings Group (a division of McGraw-Hill, Inc.), or certificates of deposit issued by, deposits in, bankers' acceptances of, and repurchase agreements covering Government Securities executed by a wholly-owned Subsidiary of any Bank or any such bank, in each case due within one year after the date of the making of the Investment;

                 (d)  certificates of deposit issued by, bank
            deposits in, eurodollar deposits through, bankers' acceptances of, and reverse repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $3,000,000,000, in each case due within one year after the date of the making of the Investment;

                 (e)  reverse repurchase agreements covering
            Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934 having on the date of such Investment capital of at least $100,000,000, due within 15 Banking Days after the date of the making of the Investment; provided that Borrower receives
                               --------
            written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities as soon as practicable after the making of the Investment;

                 (f)  readily marketable commercial paper of
            corporations doing business in and incorporated under the Laws of the United States of America or any state thereof given on the date of such Investment a credit rating of P-2 or higher by Moody's Investors Service Inc. or A-2 or higher by Standard & Poor's Ratings Group (a division of McGraw-Hill, Inc.), in each case due within one year of the making of the Investment; and

                 (g) the "Merrill Lynch Ready Assets Trust", so long as it does not materially alter the investment policies maintained by it as of the Closing Date and any other money market fund having total assets of $2,000,000,000 or more that has investment policies not less financially conservative in any material respect than the investment policies of the Merrill Lynch Ready Assets Trust, so long as such fund does not materially alter such policies.

            "Cash Fixed Charges" means, as of the last day of any
             ------------------
       fiscal period, (a) Interest Expense for that fiscal period (excluding amortization of debt discount and deferred
        ---------
       financing costs), plus (b) Rental Expense for that fiscal
                         ----
       period, plus (c) any Distributions made by Borrower during
               ----
       that fiscal period.

            "Change in Control" means any transaction or series
             -----------------
       of related transactions (a) in which any Person or two or more Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the Common Stock, (b) in which any such Person or Persons acquire beneficial ownership of 30% or more of the Common Stock subsequent to the Closing Date and (i) at the first election for the board of directors of Borrower subsequent to such acquisition, individuals who prior to such election were directors of Borrower cease for any reason (other than death or incapacity) to constitute 50% or more
        ----- ----
       of the board of directors of Borrower or (ii) if the terms of all directors of Borrower do not expire at the date of such first election, then at the second election for the board of directors of Borrower subsequent to such acquisition, individuals who prior to such first election were directors of Borrower cease for any reason (other
                                                        -----
       than death or incapacity) to constitute 50% or more of the
       ----
       board of directors of Borrower or (c) constituting a "change in control" or other similar occurrence under documentation evidencing or governing any Indebtedness of Borrower of $15,000,000 or more which results in an obligation of Borrower to prepay, purchase, offer to purchase, redeem or defease such Indebtedness.

            "Closing Date" means the time and Banking Day on
             ------------
       which the conditions set forth in Section 8.1 are
                                                 ---
       satisfied or waived pursuant to Section 11.1.
                                               ----

            "Code" means the Internal Revenue Code of 1986, as
             ----
       amended or replaced and as in effect from time to time.

            "Commercial Letter of Credit" means any commercial
             ---------------------------
       letter of credit issued by the Issuing Bank pursuant to
       Section 2.4, in the standard form for commercial letters
               ---
       of credit of the Issuing Bank, either as originally issued or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

            "Commission" means the Securities and Exchange
             ----------
       Commission and any successor commission.

            "Commitment" means, subject to Sections 2.6, 2.7
             ----------                             ---  ---
       and 2.8, $625,000,000.  The respective Pro-Rata Shares of
           ---
       the Banks with respect to the Commitment are set forth in
       Schedule 1.1.
       ------------


            "Commitment Assignment and Acceptance" means a
             ------------------------------------
       Commitment Assignment and Acceptance executed by a Bank and an Eligible Assignee substantially in the form of Exhibit A and registered with the Administrative Agent
       ---------
       pursuant to Section 11.8.
                           ----

            "Common Stock" means the $.10 par value common stock
             ------------
       of Borrower.

            "Compliance Certificate" means a compliance
             ----------------------
       certificate in the form of Exhibit B signed, on behalf of
                                  ---------
       Borrower, by a Senior Officer of Borrower.

            "Consolidated Income Before Extraordinary Items"
             ----------------------------------------------
       means, with respect to any fiscal period, the consolidated income before extraordinary items of Borrower and its Subsidiaries for that fiscal period, determined in accordance with Generally Accepted Accounting Principles consistently applied.

            "Consolidated Net Income" means, with respect to any
             -----------------------
       fiscal period, the consolidated net income of Borrower and its Subsidiaries for that fiscal period, determined in accordance with Generally Accepted Accounting Principles consistently applied.

            "Consolidated Total Assets" means, as of any date of
             -------------------------
       determination, the consolidated total assets that should be reflected as such on a consolidated balance sheet of Borrower and its Subsidiaries on that date prepared in accordance with Generally Accepted Accounting Principles.

            "Contractual Obligation" means, as to any Person, any
             ----------------------
       provision of any outstanding Securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound, other than, in the case
                                        ----------
       of Borrower and its Subsidiaries, any of the Loan
       Documents.

            "Co-Agents" has the meaning set forth in the
             ---------
       introduction to this Agreement. The Co-Agents shall have no duties or responsibilities under this Agreement beyond those of a Bank.

            "Debtor Relief Laws" means the Bankruptcy Code of the
             ------------------
       United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

            "Default" means any event that, with the giving of
             -------
       notice or passage of time or both, would be an Event of Default.

            "Default Rate" means the interest rate described in
             ------------
       Section 3.13.
               ----

            "Defined Non-Recurring Charge" means, with respect to
             ----------------------------
       any fiscal period, any charge made to Consolidated Income Before Extraordinary Items during that fiscal period
       (a) relating to the effect of the January, 1994 "Northridge" earthquake, to the extent reflected in the financial statements of Borrower for the Fiscal Quarter ended October 9, 1994 or prior thereto, as furnished to the Banks as of the Closing Date, (b) relating to the effect of the restructuring of Borrower that occurred in the Fiscal Quarter ended October 9, 1994, to the extent reflected in the financial statements of Borrower for the Fiscal Quarter ended October 9, 1994 or prior thereto, as furnished to the Banks as of the Closing Date, or (c) that does not, when aggregated with all such charges made subsequent to October 9, 1994, exceed $15,000,000.

            "Designated Deposit Account" means a deposit account
             --------------------------
       to be maintained by Borrower with the Administrative
       Agent, as from time to time designated by Borrower by written notification to the Administrative Agent.

            "Designated Eurodollar Market" means, for any
             ----------------------------
       Eurodollar Rate Loan, the Eurodollar Market(s) designated solely by each of the Reference Banks to be the appropriate Eurodollar Market for that Eurodollar Rate
       Loan.

            "Designated Eurodollar Market Day" means any Banking
             --------------------------------
       Day on which the Reference Banks accept deposits in the Designated Eurodollar Market.

            "determined solely by the Administrative Agent"
             ---------------------------------------------
       means, with respect to any calculation relating to interest, fees or other charges under this Agreement, a calculation made solely by the Administrative Agent using a method that is commonly used by the Administrative Agent and by other banks in performing similar calculations in similar transactions, which method may not necessarily be that which yields the most favorable result to Borrower.

            "Disposition" means the sale, transfer or other
             -----------
       disposition of fixed assets of Borrower or any of its Subsidiaries (whether directly or indirectly through the sale, transfer or other disposition of all or substantially all of the capital stock of a Subsidiary of Borrower that holds fixed assets) other than the sale,
                                         ----------
       transfer or other disposition of (a) any fixed asset in a transaction consisting of a lease, lease assignment or sublease thereof in the ordinary course of business,
       (b) any fixed asset in a transaction where the aggregate fair market value of all fixed assets sold, transferred or disposed of in that transaction is less than $2,000,000 and (c) fixed assets to a wholly-owned Subsidiary of Borrower, from a wholly-owned Subsidiary of Borrower to Borrower or between wholly-owned Subsidiaries of Borrower. If a Disposition occurs as part of a transaction in which assets of Borrower or any of its Subsidiaries other than fixed assets are sold, transferred or disposed of, the portion of the aggregate sales consideration payable in such transaction allocated to fixed assets for the purposes of this Agreement shall not be less than the fair market value thereof.

            "Distribution" means, with respect to any shares of
             ------------
       capital stock or any warrant or right to acquire shares of capital stock or any other equity security issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value by such Person of any such security,
       (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property (other than common stock of such Person) on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution, and (d) any other payment by such Person constituting a distribution under applicable Laws with respect to such security.

            "Documentation Agent" means Bank of America National
             -------------------
       Trust and Savings Association, as documentation agent for the Banks hereunder and under the other Loan Documents, and each successor documentation agent. The Documentation Agent shall arrange for the documentation of this Agreement and the other Loan Documents through and including the Closing Date, but shall have no other duties or responsibilities beyond those of a Bank hereunder. The Documentation Agent shall be entitled to the benefits accorded by Article 10 to the Administrative Agent,
                   ----------
       mutatis mutandis.
       ------- --------

            "Dollars" or "$" means the national currency of the
             -------
       United States of America.

            "Eligible Assignee" means (a) with respect to any
             -----------------
       Bank, any Affiliate of that Bank, (b) any other Person (including any Bank) approved in writing by Borrower,
        ---------
       which approval may be withheld in the sole, absolute and unfettered discretion of Borrower and (c) during the six
       (6) month period immediately following a Change of Control, and only during such period, any financial institution approved in writing by Borrower, which approval shall not be unreasonably withheld. As of the Closing Date, Borrower does not contemplate that it will approve other Persons to be an Eligible Assignee pursuant to clause (b).

            "ERISA" means, at any date, the Employee Retirement
             -----
       Income Security Act of 1974 and the regulations thereunder, all as the same shall be in effect at such date.

            "ERISA Affiliate" means, with respect to any Person,
             ---------------
       any other Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

            "Eurodollar Market" means a regular established
             -----------------
       market located within or without the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

            "Eurodollar Period" means, as to each Eurodollar Rate
             -----------------
       Loan, a period of 1, 2, 3 or 6 months, as designated by Borrower; provided that (a) the first day of each
                 --------
       Eurodollar Period must be a Designated Eurodollar Market Day, (b) any Eurodollar Period that would otherwise end on a day that is not a Designated Eurodollar Market Day shall be extended to the next succeeding Designated Eurodollar Market Day, unless such Designated Eurodollar Market Day falls in the next calendar month, in which case the Eurodollar Period shall end on the next preceding Designated Eurodollar Market Day, and (c) no Eurodollar Period may extend beyond the Maturity Date.

            "Eurodollar Rate" means, for each Eurodollar Rate
             ---------------
       Loan, an annual rate, determined solely by the Administrative Agent, consisting of the average (rounded upward to the nearest 1/100 of 1%) of the rates offered to each Reference Bank by prime banks for deposits of immediately available Dollars in the Designated Eurodollar Market at or about 11:00 a.m., local time in the Designated Eurodollar Market, on the day two Designated Eurodollar Market Days preceding the first day of the applicable Eurodollar Period for approximately the same time period as the applicable Eurodollar Period and in an amount approximately equal to that Eurodollar Rate Loan.

            "Eurodollar Rate Loan" means a Loan made hereunder
             --------------------
       and designated as a Eurodollar Rate Loan in accordance
       with Section 2.1(b).
                    ------

            "Eurodollar Reserve Percentage" means, for each
             -----------------------------
       Eurodollar Rate Loan, that percentage, determined solely by the Administrative Agent, representing the maximum aggregate incremental reserve requirements of any of the Reference Banks (disregarding any offsetting amounts that may be available to such Reference Bank to decrease such requirements to the extent that such offsetting amounts arose under transactions other than those pursuant to this Agreement) under Regulation D and any other applicable governmental regulations, with respect to eurocurrency obligations (as defined in Regulation D) for approximately the same time period as the applicable Eurodollar Period and in an aggregate amount approximately equal to that Eurodollar Rate Loan.

            "Event of Default" has the meaning set forth for that
             ----------------
       term in Section 9.1.
                       ---

            "Excess Proceeds" means, with respect to
             ---------------
       any Fiscal Year, the amount, if any, by which (a) the Net Cash Proceeds from all Dispositions made in that Fiscal Year exceeds (b) an amount equal to five percent (5%) of Consolidated Total Assets as of the last day of the immediately preceding Fiscal Year.

            "Existing Mortgages" means the Metropolitan Mortgage
             ------------------
       and the other Indebtedness identified as such on
       Schedule 4.9.
       ------------

            "Existing Subordinated Debt" means, collectively,
             --------------------------
       Borrower's (a) 6-5/8% senior subordinated debentures due May 15, 1998, (b) 8-3/8% senior subordinated notes due October 1, 1999 and (c) 9-5/8% senior subordinated notes due April 1, 2002.

            "Federal Funds Rate" means, as of any date of
             ------------------
       determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotation, the rate for such date will be the arithmetic mean of the rates for transaction in overnight Federal funds arranged prior to 9:00 a.m.
       (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

            "Fiscal Quarter" means each of the four fiscal
             --------------
       quarters in each Fiscal Year.

            "Fiscal Year" means the 52 or 53 week fiscal periods
             -----------
       of Borrower ending on the Sunday nearest to each December 31.

            "Fixed Charge Coverage Ratio" means, as of the last
             ---------------------------
       day of any Fiscal Quarter, the ratio of the sum of
                                      --------     ---
       (a) Adjusted EBITDA plus (b) Rental Expense for the fiscal
                           ----
       period consisting of that Fiscal Quarter and the three
       immediately preceding Fiscal Quarters to Cash Fixed
                                             --
       Charges for such fiscal period.

            "Generally Accepted Accounting Principles" means, as
             ----------------------------------------
       of any date of determination, accounting principles
       (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants,
       (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession. The term "consistently applied,"
                                         --------------------
       as used in connection therewith, means that the accounting principles applied as at any dates and for any periods are either (i) consistent in all material respects to those applied to the consolidated financial statements of Borrower as at January 2, 1994 and for the fiscal period then ended or (ii) not so consistent but the inconsistency is disclosed in a report on such financial statements, or prior financial statements, by a firm of independent certified public accountants and the report states that such firm concurs in the change of accounting principles applied thereto.

            "Governmental Agency" means (a) any federal, state,
             -------------------
       county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department,instrumentality, or public body, (c) any court or administrative tribunal, or (d) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has consented, in each case whether of the United States of America or any other nation.

            "Government Securities" means readily marketable
             ---------------------
       direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.

            "Guaranty Obligation" means, as to any Person,
             -------------------
       (a) any direct or indirect guarantee of Indebtedness of, or other obligation performable by, any other Person, including any endorsement (other than for collection or
       ---------
       deposit in the ordinary course of business), co-making or sale with recourse of the obligations of any other Person,
       (b) any standby letter of credit or similar undertaking obtained by that Person as account party for the benefit of an obligee of any other Person, (c) any obligation of that Person as a matter of Law to be responsible for the obligations (excluding obligations under a lease, license
                    ---------
       or similar agreement granting rights to use Property) of any other Person, including the obligation arising from
                         ---------
       that Person's status as a general partner of the other Person and (d) any assurance given to an obligee with respect to the performance of an obligation by, or the financial condition of, any other Person, whether direct, indirect or contingent, including any purchase or
                               ---------
       repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person, or any "keep-well", "take-or-pay", "through put" or other arrangement of whatever nature having the effect of assuring or holding harmless any obligee against loss with respect to any obligation of such other Person. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

            "Hazardous Materials" means substances defined
             -------------------
       as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. section 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act,
       49 U.S.C. section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. section 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

            "Hazardous Materials Laws" means all Laws governing
             ------------------------
       the treatment, transportation or disposal of Hazardous
       Materials applicable to any of the Real Property.

            "Indebtedness" means, as to any Person, (a) all
             ------------
       indebtedness of such Person for borrowed money, (b) that portion of the obligations of such Person under Capital Leases which is properly recorded as a liability on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles, (c) any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services
       (other than trade or other accounts payable in the
        ----------
       ordinary course of business in accordance with customary industry terms), (e) any obligation of such Person that is secured by a Lien (other than a Permitted Encumbrance) on
                          ----------
       assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is nonrecourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person,
       (g) any direct or contingent obligation of such Person under letters of credit issued for the account of such Person and (h) any obligation of such Person under a Swap Agreement; provided that, to the extent any of the
                  --------
       foregoing obligations constitute a Guaranty Obligation within the meaning of that term hereunder, such obligation shall not be Indebtedness hereunder.

            "Initial Letters of Credit" means those letters of
             -------------------------
       credit issued under one of the Prior Syndicated Credit
       Facilities and identified with particularity on
       Schedule 2.5.
       ------------

            "Interest Coverage Ratio" means, as of the last day
             -----------------------
       of each Fiscal Quarter, the ratio of (a) Adjusted EBITDA
                                   --------
       for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters to
                                                           --
       (b) Interest Expense for that fiscal period.

            "Interest Expense" means, as of the last day of any
             ----------------
       fiscal period, the aggregate amount of interest, fees, charges and related expenses paid or payable to a lender in connection with borrowed money treated as interest expense in accordance with Generally Accepted Accounting Principles consistently applied that is charged against revenues to arrive at Consolidated Income Before Extraordinary Items during that fiscal period, net of the
                                                      ------
       aggregate amount of any interest income reflected in Consolidated Income Before Extraordinary Items for that fiscal period.

            "Interest Period" means an Alternate Base Rate Period
             ---------------
       or a Eurodollar Period.

            "Investment" means, when used in connection with any
             ----------
       Person, any investment by that Person, whether by means of purchase or other acquisition of capital stock or other Securities of any other Person or by means of loan, advance, capital contribution, guarantee, or other debt or equity participation or interest in any other Person, including any partnership or joint venture interest in any
       ---------
       other Person; provided that (a) an Investment of a Person
                     --------
       shall not include any trade or account receivable arising in the ordinary course of the business of such Person and
       (b) any such guarantee by a Person shall be treated hereunder as both an Investment and a Guaranty Obligation. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

            "Issuing Bank" means (a) with respect to the Initial
             ------------
       Letters of Credit, Bank of America National Trust and
       Savings Association and (b) with respect to all other
       Letters of Credit, The Chase Manhattan Bank, N.A.

            "Laws" means, collectively, all international,
             ----
       foreign, federal, state and local statutes, treaties, codes, ordinances, rules, regulations and precedents of any court or other Governmental Agency.

            "Letters of Credit" means, collectively, the
             -----------------
       Commercial Letters of Credit and the Standby Letters of
       Credit.

            "Leverage Ratio" means, as of any date of
             --------------
       determination, the ratio of (a) Capital Indebtedness on
                          --------
       that date to (b) the sum of (i) Capital Indebtedness on
                 --         ---
       that date plus (ii) Shareholders' Equity on that date.
                 ----

            "Lien" means any mortgage, deed of trust, pledge,
             ----
       hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement
                                          ---------
       to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a
                                        ----------
       precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

            "Loan" means any of the groups of Advances made at
             ----
       any one time by the Banks.

            "Loan Documents" means, collectively, this Agreement,
             --------------
       the Notes, the Swing Line Documents, the Letters of Credit, the Subsidiary Guaranty and any other agreement or instrument that may hereafter be executed and delivered by Borrower or a Subsidiary of Borrower in favor of the Banks relating to or in furtherance of this Agreement.

            "Majority Banks" means (a) as of any date of
             --------------
       determination if the Commitment is then in effect, Banks having in the aggregate more than 50% of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated and there is then any Indebtedness evidenced by the Notes, Banks holding Notes evidencing in the aggregate more than 50% of the aggregate Indebtedness then evidenced by the Notes.

            "Managing Agents" has the meaning set forth in the
             ---------------
       introduction to this Agreement. The Managing Agents shall have no duties or responsibilities (as such) under this Agreement beyond (a) in the case of the Documentation Agent, those of the Documentation Agent, (b) in the case of the Administrative Agent, those of the Administrative Agent or (c) those of a Bank.

            "Material Adverse Effect" means any set of
             -----------------------
       circumstances or events which (a) has or is reasonably likely to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document,
       (b) is or is reasonably likely to be material and adverse to the financial condition or business operations of Borrower and its Subsidiaries, taken as a whole, (c) materially impairs or is reasonably likely to materially impair the ability of Borrower and its Subsidiaries, taken as a whole, to perform the Obligations or (d) were initiated or approved by Borrower or any of its Subsidiaries and which materially impairs or is reasonably likely to materially impair the ability of the Banks to enforce any material legal remedy pursuant to the Loan Documents.

            "Maturity Date" means, subject to Section 2.11,
             -------------                            ----
       February 17, 2000.

            "Maximum Capital Expenditure Amount" means, for any
             ----------------------------------
       Fiscal Year, $300,000,000 plus the amount, if any, by
                                 ----
       which $300,000,000 exceeds the actual Capital Expenditures (excluding Capital Expenditures made pursuant to the
        ---------
       One-Time Capex Basket) of Borrower and its Subsidiaries in the immediately preceding Fiscal Year.

            "Metropolitan Mortgage" means that certain promissory
             ---------------------
       note and related deed of trust dated as of July 22, 1987 between Metropolitan Life Insurance Company and Borrower.

            "Multiemployer Plan" means any employee benefit plan
             ------------------
       of a type described in Section 4001(a)(3) of ERISA.

            "Negative Pledge" means a Contractual Obligation that
             ---------------
       contains a covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its or their Property, other than any such covenant contained in a
                 ----- ----
       Contractual Obligation granting a Lien permitted by
       Section 6.7 which affects only the Property which is the
               ---
       subject of such permitted Lien.


            "Net Cash Proceeds" means, with respect to any
             -----------------
       Disposition, (a) the gross Cash proceeds received by Borrower or a Restricted Subsidiary upon such Disposition,
       (b) the gross Cash installments paid to Borrower or a Restricted Subsidiary by an obligor on any promissory note or other instrument or security received by Borrower upon such Disposition, and (c) the gross Cash consideration received by Borrower or a Restricted Subsidiary upon the sale or other disposition of Property received by Borrower or a Restricted Subsidiary upon such Disposition, minus in
                                                         -----
       each case (i) any amount paid or payable by the transferor to retire existing obligations of or relating to the property sold, or to retire existing Liens or Rights of Others on the Property sold, in each case to the extent that the transferor is contractually obligated to do so,
       (ii) the reasonable out-of-pocket expenses of the transferor incident to such disposition, including
                                                ---------
       brokerage commissions, investment banking fees, attorneys' fees and other similar expenses and (iii) an amount representing the present value, using a discount rate of 10% per annum applied to the period ending on the reasonably estimated date of payment, of the federal and state income taxes reasonably estimated by Borrower to be payable by Borrower with respect to any taxable gain on such Disposition, which amount of estimated income taxes, if any, and the estimated date of payment thereof is acceptable to the Administrative Agent in its reasonable determination.

            "Net Excess Proceeds" means, with respect to any
             -------------------
       Disposition that results in Excess Proceeds, the amount, if any, by which (a) such Excess Proceeds exceed (b) the aggregate cash purchase prices paid by Borrower for Property of the same type which was the subject of such Disposition, or for other assets reasonably related to the business of Borrower, during the one (1) year period immediately following such Disposition.

            "New Mortgage Financings" means Indebtedness incurred
             -----------------------
       subsequent to the Closing Date that (a) matures on a date subsequent to the Maturity Date, (b) is payable in amounts not in excess of the amounts which would be payable on a straight line amortization basis over fifteen (15) years and (c) is secured solely by real Property (including
                                                   ---------
       leasehold interests in real Property).

            "Note" means any of the promissory notes issued by
             ----
       Borrower to each Bank evidencing Advances by that Bank of its Pro Rata Share under the Commitment substantially in the form of Exhibit C, either as originally executed or
                   ---------
       the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

            "Obligations" means all present and future
             -----------
       obligations of every kind or nature of Borrower or any Party at any time and from time to time owed to the Administrative Agent, the Documentation Agent, the Issuing Bank or the Banks or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of
                                    ---------
       performance as well as obligations of payment, and including interest that accrues after the commencement of
       ---------
       any proceeding under any Debtor Relief Law by or against Borrower or any Affiliate of Borrower.

            "Officer's Certificate" means, when used with
             ---------------------
       reference to any Person, a certificate signed by a Senior
       Officer of such Person.

            "One-Time Capex Basket" means Capital Expenditures
             ---------------------
       made by Borrower and its Subsidiaries (a) during the Fiscal Year ending on or about December 31, 1995,
       (b) that are not in excess of $150,000,000, (c) to fund the acquisition of new retail store sites, and the construction or renovation of any improvements located thereon (including related equipment) and (d) that are not
                ---------
       described in the Projections.

            "Opinion of Counsel" means the favorable written
             ------------------
       legal opinion of Terrence J. Wallock, Esq., general counsel to Borrower, substantially in the form of Exhibit D, together with copies of all factual
       ---------
       certificates and legal opinions upon which such counsel has relied.

            "Party" means any Person other than the Banks, the
             -----
       Administrative Agent or the Documentation Agent which now or hereafter is a party to any of the Loan Documents.

            "PBGC" means the Pension Benefit Guaranty Corporation
             ----
       or any successor thereto established under ERISA.

            "Pension Plan" means any "employee pension benefit
             ------------
       plan" (as such term is defined in ERISA) which is subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates.

            "Permitted Encumbrances" means:
             ----------------------

            (a) Inchoate Liens incident to construction or maintenance of real property; or Liens incident to construction or maintenance of real property now or hereafter filed of record for which adequate reserves have been set aside and which are being contested in good faith by appropriate proceedings diligently pursued and have not proceeded to judgment, provided that, by reason of
                              --------
       nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture;

            (b)  Liens for taxes and assessments on real
       property which are not yet past due; or Liens for taxes and assessments on real property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of
                              --------
       nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture;

            (c) minor defects and irregularities in title to any real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

            (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

            (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of property in a shopping center or similar real property project affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

            (f)  rights reserved to or vested in any Governmental
       Agency to control or regulate the use of any real property;

            (g) any obligations or duties affecting any real property to any Governmental Agency with respect to any right, power, franchise, grant, license, or permit;

            (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of real property;

            (i) statutory Liens, including warehouseman's liens, other than those described in clauses (a) or (b) above,
                                             ---    ---
       arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings diligently pursued, provided that, if delinquent, adequate
                           --------
       reserves have been set aside with respect thereto and, by reason of nonpayment, no material property is subject to a material risk of loss or forfeiture;

            (j)  covenants, conditions, and restrictions
       affecting the use of real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

            (k) rights of tenants under leases and rental agreements covering real property entered into in the ordinary course of business of the Person owning such real property;

            (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

            (m) Liens consisting of pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary is a party as lessee, provided the aggregate value of all such pledges and
       --------
       deposits in connection with any such lease does not at any time exceed 10% of the annual fixed rentals payable under such lease;

            (n) Liens consisting of deposits of property to secure statutory obligations of Borrower or a Subsidiary of Borrower in the ordinary course of its business;

            (o) Liens consisting of deposits of property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Subsidiary of Borrower is a party in the ordinary course of its business; and

            (p)  Liens created by or resulting from any
       litigation or legal proceeding involving Borrower or a Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings diligently pursued, provided
                                                      --------
       that adequate reserves have been set aside and such Liens are discharged or stayed within 30 days of creation and no material property is subject to a material risk of loss or forfeiture.

       "Permitted Right of Others" means a Right of Others
        -------------------------
consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance or (c) the reversionary interest of a landlord under a lease of Property.

       "Person" means an individual, trustee, corporation,
        ------
general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, union, tribe, business association or firm, joint venture, Governmental Agency, or other entity.

       "Pricing Occurrence" means (a) with respect to any change
        ------------------
in the Interest Coverage Ratio which results in a change in the Applicable Pricing Level, the date upon which Borrower is required by Section 7.2 to deliver the Compliance Certificate in
                    ---
which such changed Interest Coverage Ratio is reflected and
(b) with respect to any change in the Senior Debt Rating which results in a change in the Applicable Pricing Level, the date on which the Administrative Agent receives evidence reasonably satisfactory to it of such change.

       "Pricing Period" means (a) the period commencing on the
        --------------
Closing Date and ending on the first Pricing Occurrence to occur thereafter and (b) each subsequent period commencing on the date of a Pricing Occurrence and ending on the next Pricing Occurrence to occur.

       "Prime Rate" means the floating commercial loan rate of
        ----------
the Administrative Agent, announced from time to time as its "prime rate", which interest rate may not necessarily be the lowest interest rate at which the Administrative Agent is willing to extend credit facilities.

       "Prior Syndicated Credit Facilities" means, collectively,
        ----------------------------------
(a) that certain Loan Agreement dated as of October 18, 1991, as amended, among Borrower, Bank of America National Trust and Savings Association (as successor to Security Pacific National
Bank), as agent, and the banks therein named and (b) that certain Term Loan Agreement dated as of December 13, 1993, as amended, among Bank of America National Trust and Savings Association, as agent, and the banks therein named.


       "Projections" means the financial projections dated
        -----------
January 18, 1995 prepared by Borrower and distributed to the Banks at a meeting held on January 19, 1995.

       "Property" means any interest in any kind of property or
        --------
asset, whether real, personal or mixed, or tangible or intangible.

       "Pro-Rata Share " means, with respect to each Bank, the
        --------------
percentage set forth opposite the name of that Bank on
Schedule 1.1.
- ------------

       "Quarterly Payment Date" means March 31, 1995 and each
        ----------------------
June 30, September 30, December 31 and March 31 thereafter through and including the Maturity Date.

       "Real Property" means, as of any date of determination,
        -------------
all real Property then or theretofore owned, leased or occupied by Borrower or any of the Restricted Subsidiaries.

       "Reference Banks" means (a) Bank of America National Trust
        ---------------
and Savings Association, (b) The Chase Manhattan Bank, N.A.,
(c) NationsBank of Texas, N.A. and (d) such other Bank or Banks as may from time to time be substituted for any of the foregoing, as mutually acceptable to the Administrative Agent and Borrower.

       "Regulation D" means Regulation D, as at any time amended,
        ------------
of the Board of Governors of the Federal Reserve System or any other regulation in substance substituted therefor.

       "Regulatory Development" means any or all of the
        ----------------------
following: (a) any change in the Law or the interpretation thereof by any Governmental Agency or other authority (whether or not having the force of Law); (b) the application of any existing Law or the interpretation thereof by any Governmental Agency or other authority (whether or not having the force of Law); and
(c) compliance by any Bank with any request or directive (whether or not having the force of Law) of any monetary or fiscal agency or authority.

       "Rental Expense" means, as of the last day of any fiscal
        --------------
period, the aggregate amount of rent and related expenses paid or payable to a lessor of real or personal property treated as operating rent in accordance with Generally Accepted Accounting Principles that is charged against revenues to arrive at Consolidated Income Before Extraordinary Items during that fiscal period, net of the aggregate amount of any operating rental
        ------
income reflected in Consolidated Income Before Extraordinary Items for that fiscal period.

       "Request for Letter of Credit" means a request for letter
        ----------------------------
of credit signed by a Responsible Official of  Borrower,
substantially in the form of Exhibit E.
                             ---------

       "Request for Loan" means a request for a Loan signed by a
        ----------------
Responsible Official of Borrower, substantially in the form of
Exhibit F.
- ---------

       "Requirement of Law" means, as to any Person, the articles
        ------------------
or certificate of incorporation and by-laws or other organizational or governing documents of such Person, any Law or any judgment, award, decree, writ or determination of, or any consent or similar agreement with, a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

       "Responsible Official" means (a) when used with reference
        --------------------
to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of that Person unless this Agreement
                                  ------
specifically requires that such document or certificate be provided by a Senior Officer of that Person.

       "Restricted Subsidiary" means any Subsidiary of Borrower
        ---------------------
that is not an Unrestricted Subsidiary.

       "Right of Others" means, as to any Property in which a
        ---------------
Person has an interest, any legal or equitable claim or other interest (other than a Lien) in or with respect to that property held by any other Person, and any option or right held by any other Person to acquire any such claim or other interest, including a Lien.

       "Securities" means any capital stock, share, voting trust
        ----------
certificate, bonds, debentures, notes or other evidences of indebtedness, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.

       "Senior Officer" means the (a) chief executive officer,
        --------------
(b) chief operating officer, (c) chief financial officer, (d) any executive vice president, (e) treasurer or (f) general counsel, in each case whatever the title nomenclature may be, of the Person designated.

       "Senior Debt Rating" means the actual or implied rating of
        ------------------
Borrower's long term unsecured senior debt as determined by either Standard & Poor's Ratings Group (a division of
McGraw-Hill, Inc.) or Moody's Investors Service, Inc. (and, if by both such rating agencies, then the higher of such credit ratings).

       "Shareholders' Equity" means, as of any date of
        --------------------
determination, the consolidated shareholders' equity of Borrower and its Subsidiaries as of that date determined in accordance with Generally Accepted Accounting Principles; provided that
                                               --------
there shall be excluded from Shareholders' Equity any amount attributable to capital stock that is, directly or indirectly, required to be redeemed or repurchased by the issuer thereof at a specified date or upon the occurrence of specified events or at the election of the holder thereof.

       "Significant Subsidiary" means, as of any date of
        ----------------------
determination, any Restricted Subsidiary, now or hereafter existing, that has at that date total assets having a book value or a fair market value in excess of $15,000,000.

       "Standby Letters of Credit" means any standby letter of
        -------------------------
credit issued by the Issuing Bank pursuant to Section 2.5 in the
                                                      ---
standard form for standby letters of credit of the Issuing Bank, either as originally issued or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

       "Subordinated Obligations" means, collectively, (a) the
        ------------------------
Existing Subordinated Debt and (b) any other Indebtedness of Borrower that (i) is subordinated to the Obligations pursuant to subordination provisions (including interest blockage and standstill provisions) at least as favorable to the Banks as those contained in the Existing Subordinated Debt or as may be approved by the Majority Banks, (ii) does not require the payment of principal prior to the Maturity Date whether by reason of maturity, scheduled amortization, mandatory redemption provisions, redemption at the option of the holder thereof, sinking fund payments or otherwise, and (iii) is issued pursuant to documentation containing financial covenants and events of default not more onerous to Borrower, or other covenants and non-yield or non-tenor related provisions not more onerous to Borrower in any material respect, than those contained in this Agreement.

       "Subsidiary" means, with respect to any Person, any
        ----------
corporation, partnership or joint venture whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of a majority of the board of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or
(b) in the case of a partnership, joint venture or other business entity, in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

       "Subsidiary Guaranty" means the guaranty of the
        -------------------
Obligations executed by each wholly-owned Significant Subsidiary of Borrower substantially in the form of Exhibit G, either as
                                         ---------
originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

       "Swap Agreement" means one or more written agreements
        --------------
between Borrower and one or more financial institutions providing for "swap" or "floor" interest rate protection with respect to any Indebtedness.

       "Swing Line" means the revolving line of credit
        ----------
established by the Swing Line Bank in favor of Borrower pursuant to Section 2.10.
           ----

       "Swing Line Bank" means The Chase Manhattan Bank, N.A.
        ---------------

       "Swing Line Documents" means the promissory note and other
        --------------------
documents executed by Borrower in favor of the Swing Line Bank in connection with the Swing Line.

       "Swing Line Loans" means loans made by the Swing Line Bank
        ----------------
to Borrower pursuant to Section 2.10.
                                ----

       "Swing Line Outstandings" means, as of any date of
        -----------------------
determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

       "Syndicated Outstandings" means, as of any date of
        -----------------------
determination, the sum of (a) the outstanding principal
                   ---
Indebtedness evidenced by the Notes, plus (b) the aggregate
                                     ----
effective face amount of all Letters of Credit then outstanding, plus (c) the aggregate amounts drawn under Letters of Credit that
- ----
have not been reimbursed to the Issuing Bank plus (d) the Swing
                                             ----
Line Outstandings.

       "Syndications Agent" means BA Securities, Inc.  The
        ------------------
Syndications Agent shall have no duties or responsibilities under this Agreement.

       "Termination Event" means (a) a "reportable event" as
        -----------------
defined in Section 4043 of ERISA (other than a "reportable event"
                                  ----------
that is not subject to the provision for 30 day notice to the
PBGC), (b) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during any plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination thereof pursuant to Section 4041 of ERISA,
(d) the institution of proceedings to terminate a Pension Plan by the PBGC or (e) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the apportionment of a trustee to administer, any Pension Plan.

       "to the best knowledge of" means, when modifying a
        ------------------------
representation, warranty, or other statement of any Person, that such representation, warranty or statement is a representation, warranty or statement that (a) the Person making it has no actual knowledge of the inaccuracy of the matters therein stated and
(b) assuming the exercise by the Person making it of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person would have done under similar circumstances), the Person making it would have no actual knowledge of the inaccuracy of the matters therein stated. Where the Person making the representation, warranty or statement is not a natural Person, the aforesaid actual or constructive knowledge shall be that of any Senior Officer of that Person.

       "Uncommitted Money Market Facility" means a money market
        ---------------------------------
credit facility substantially in the form of Exhibit H, or such
                                             ---------
other form of money market credit facility as may be reasonably acceptable to the Administrative Agent.

       "Uncommitted Short Term Facilities" means short term
        ---------------------------------
working capital credit facilities made available to Borrower for the borrowing of money, issuance of commercial paper, issuance of letters of credit or creation of bankers' acceptances on an uncommitted basis for which no commitment fee, compensating balance or similar consideration is charged or required by the provider thereof; provided that any such credit facility for the
                  --------
borrowing of money shall be in the form of an Uncommitted Money
Market Facility.

       "Unrestricted Subsidiary" means (a) Miramar Associates,
        -----------------------
(b) VAT Partners, (c) VAT Partners II and (d) any other
Subsidiary of Borrower that (i) is not a wholly-owned Subsidiary of Borrower and (ii) Borrower designates as an Unrestricted
Subsidiary by written notice to the Administrative Agent.

       "Unused Availability" means, as of any date of
        -------------------
determination, the amount, if any, by which the then effective
Commitment exceeds the Syndicated Outstandings.

       "Unused Commitment" means, as of any date of
        -----------------
determination, the amount, if any, by which the then effective Commitment exceeds the sum of (a) the aggregate principal
                       ---
Indebtedness evidenced by the Notes plus (b) the aggregate
                                    ----
effective face amount of all outstanding Standby Letters of Credit.

       1.2  Use of Defined Terms.  Any defined term used in the
            --------------------
plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

       1.3  Accounting Terms.  All accounting terms not
            ----------------
specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles, consistently applied, except as
                                                      ------
otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change (or Borrower elects to apply a new Generally Accepted Accounting Principle prior to the date the same becomes the exclusive Generally Accepted Accounting Principle) during the term of this Agreement such that the financial covenants contained in Sections 6.13
                                                        ----
through 6.16 or the components of the Interest Coverage Ratio
        ----
would then be calculated in a different manner or with different components or would not be equivalent criteria for evaluating Borrower's financial condition, Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants or components as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles. If the Banks and Borrower fail to reach agreement on such an amendment, the changes in Generally Accepted Accounting Principles shall not be given effect for purposes of such calculations.

       1.4  Rounding.  Any financial ratios required to be
            --------
 maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

       1.5  Miscellaneous Terms.  The term "or" is disjunctive;
            -------------------
the term "and" is conjunctive.  The term "shall" is mandatory;
the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term
"including" is by way of example and not limitation.

       1.6  Exhibits and Schedules.  All Exhibits and Schedules
            ----------------------
to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified, or amended, are incorporated herein by reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

       1.7  Subsidiaries .  If at any date during the term of
            ------------
this Agreement Borrower does not have any Subsidiaries, the provisions of this Agreement which refer to Subsidiaries of Borrower, or to consolidated financial statements of Borrower and its Subsidiaries, shall be ignored. This Agreement is drafted to include references to Borrower and its Subsidiaries in order that, if Borrower at any date has one or more Subsidiaries, this Agreement will apply to such Subsidiaries and that the financial statements referred to in this Agreement and any financial measurements based thereon will be consolidated financial statements and consolidated financial measurements.

                           ARTICLE 2
                  LOANS AND LETTERS OF CREDIT
                  ---------------------------

       2.1  Loans-General.
            -------------

            (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Maturity Date, each Bank shall, pro rata according to that Bank's Pro Rata Share of the Commitment then in effect, make Advances to Borrower under the Commitment in such amounts as Borrower may request; provided that, giving effect to such Advance, (i) that
       --------
       Bank's Pro Rata Share of the Syndicated Outstandings will not exceed that Bank's Pro Rata Share of the Commitment and (ii) the Syndicated Outstandings will not exceed the Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under this
       Section 2.1 without premium or penalty.
               ---


            (b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan,
       (iii) amount of such Loan, and (iv) Interest Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a Loan may be requested by telephone or telecopier by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly mailing a Request for Loan conforming to the preceding sentence to the Administrative Agent.

            (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Bank by telephone or telecopier of the date and type of the Loan, the applicable Interest Period, and that Bank's Pro Rata Share of the Loan. Not later than 9:30 a.m., Los Angeles time, on the date specified for any Loan, each Bank shall make its portion of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon fulfillment of the applicable conditions set forth in Article 8, all Advances
                                          ---------
       shall be credited in immediately available funds to the Designated Deposit Account.

            (d) The principal amount of each Loan shall be an integral multiple of $1,000,000 and shall be in an amount not less than $5,000,000 if such Loan is a Eurodollar Rate
       Loan.

            (e) The Advances made by each Bank under the Commitment shall be evidenced by that Bank's Note.

            (f) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof. The obligation of each Bank to make any Advance is several, and not joint or joint and several, and is not conditioned upon the performance by any other Bank of its obligation to make Advances. The failure by any Bank to perform its obligation to make any Advance will not increase the obligation of any other Bank to make Advances.

            (g) If no Request for Loan (or telephonic or other request for loan referred to in the second sentence of
       Section 2.1(b), if applicable) has been made within the
               ------
       requisite notice periods set forth in Sections 2.2 and
                                                      ---
       2.3 in connection with a Loan which, if made, would not
       ---
       increase the outstanding principal indebtedness evidenced by the Notes and would not cause the Syndicated Outstandings to exceed the Commitment, then Borrower shall be deemed to have requested an Alternate Base Rate Loan in an amount equal to the amount necessary to cause the outstanding principal Indebtedness evidenced by the Notes to remain the same and, subject to Section 8.3, the Banks
                                                  ---
       shall make the Advances necessary to make such Loan notwithstanding Sections 2.1(b) and 2.2.
                                ------     ---

       1.2  Alternate Base Rate Loans.  Each request by Borrower
            -------------------------
for an Alternate Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if
                                              ------
applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m.
Los Angeles time, at least one (1) Banking Day before the first day of the applicable Alternate Base Rate Period. All Loans shall constitute Alternate Base Rate Loans unless properly designated as Eurodollar Rate Loans pursuant to Section 2.3.
                                                        ---
       2.3  Eurodollar Rate Loans.
            ---------------------

            (a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received
                                  ------
       by the Administrative Agent, at the Administrative Agent's
       Office, not later than 10:00 a.m., Los Angeles time, at least three (3) Designated Eurodollar Market Days before the first day of the applicable Eurodollar Period.

            (b) At or about 9:00 a.m., Los Angeles time, two (2) Designated Eurodollar Market Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall determine the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Banks by telephone or telecopier.

            (c) Without the consent of the Administrative Agent, not more than twenty (20) Eurodollar Rate Loans may be outstanding at any particular time.

            (d) Unless all of the Banks otherwise consent, no Eurodollar Rate Loan may be requested during the continuance of a Default or Event of Default.

            (e) Nothing contained herein shall require any Bank to fund any Advance pertaining to a Eurodollar Rate Loan in the Designated Eurodollar Market.

       2.4  Commercial Letters of Credit.
            ----------------------------

            (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the day prior to the Maturity Date, the Issuing Bank shall issue such Commercial Letters of Credit as Borrower may request by a Request for Letter of Credit; provided that, giving effect to such Letter of Credit,
       --------
       (i) the Syndicated Outstandings will not exceed the Commitment and (ii) the aggregate effective face amounts of all outstanding Letters of Credit will not exceed $125,000,000. Unless all the Banks otherwise consent in writing, the term of any Commercial Letter of Credit shall not exceed 12 months or extend beyond the Maturity Date. No Commercial Letter of Credit shall be issued except to the extent reasonably necessary in connection with transactions in the ordinary course of business of Borrower or one of its Subsidiaries.

            (b) The Request for Letter of Credit shall be submitted to the Issuing Bank at least three (3) Banking Days prior to the date when required. Upon issuance of a Letter of Credit, the Issuing Bank shall promptly notify the Banks of the amount and terms thereof. The Issuing Bank shall notify the Banks within 10 days after the end of each month of all payments, reimbursements, expirations, transfers and other activity during that month with respect to outstanding Letters of Credit.

            (c) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a participation from the Issuing Bank in an amount equal to that Bank's Pro Rata Share of the Commitment of the amount of the Letter of Credit; provided that any such participation
                         --------
       then in existence shall terminate upon the termination of this Agreement prior to the Maturity Date. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrower for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, according to its Pro Rata Share of the Commitment, reimburse the Issuing Bank promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

            (d) Borrower agrees to pay to the Issuing Bank with respect to each Letter of Credit, within one (1) Banking Day after demand therefor, a principal amount equal to any payment made by the Issuing Bank under that Letter of Credit, together with interest on such amount from the date of any payment made by the Issuing Bank through the date that is one (1) Banking Day after such demand at the Alternate Base Rate and thereafter through the date of payment by Borrower at the Default Rate. The principal amount of any such payment made by Borrower to the Issuing Bank shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit. Each Bank that has reimbursed the Issuing Bank pursuant to
       Section 2.4(c) for its Pro-Rata Share of any payment made
               ------
       by the Issuing Bank under a Letter of Credit shall thereupon acquire a participation, to the extent of such reimbursement, in the claim of the Issuing Bank against Borrower under this Section 2.4(d). The Issuing Bank
                                   ------
       shall promptly make available to the Administrative Agent, and the Administrative Agent shall promptly make available to the Banks holding such a participation in immediately available funds, according to each such Banks' proportional participation in such Letter of Credit, any amounts received by the Issuing Bank from or for the account of Borrower with respect to such Letter of Credit.

            (e) If Borrower fails to make the payment required by Section 2.4(d), the Administrative Agent may but is not
                  ------
       required to, without notice to or the consent of Borrower, cause Advances to be made by the Banks under the Commitment in an aggregate amount equal to the amount paid by the Issuing Bank on that Letter of Credit and, for this purpose, the conditions precedent set forth in
       Sections 8.1, 8.2 and 8.3 shall not apply.  The proceeds
                ---  ---     ---
       of such Advances shall be paid to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit.

            (f) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

            (g) The obligation of Borrower to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Bank of its obligations to Borrower under California Commercial Code Section 5109. Without limiting the foregoing, and expressly subject to such Section 5109, such obligation of Borrower shall not be affected by any of the following circumstances:

                 (i)  any lack of validity or enforceability
            of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                (ii)  any amendment or waiver of or any
            consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto with the consent of Borrower;

               (iii)  the existence of any claim, setoff,
            defense, or other rights which Borrower may have at any time against any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;
                (iv)  any demand, statement, or any other
            document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                 (v)  payment by the Issuing Bank under the
            Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                (vi)  the existence, character, quality,
            quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

               (vii)  the time, place, manner, order or
            contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

              (viii)  the solvency or financial
            responsibility of any party issuing any
            documents in connection with a Letter of Credit;

                (ix)  any failure or delay in notice of
            shipments or arrival of any property;

                 (x)  any error in the transmission of any
            message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message; and

                (xi)  any error, neglect, or default of any
            correspondent of the Issuing Bank in connection with a Letter of Credit, unless the Issuing Bank had prior notice thereof or the reasonable opportunity to prevent the same.

            (h)  The Issuing Bank shall be entitled to the
       benefits accorded by Article 10 to the Administrative
                            ----------
       Agent, mutatis mutandis.
              ------- --------

                 (i)  In the event that this Agreement is
            terminated prior to the Maturity Date and there are then Commercial Letters of Credit outstanding, Borrower agrees that, upon request of the Issuing Bank, it will either (i) pay to the Issuing Bank a supplemental letter of credit fee equal to 1/4% per annum with respect to the face amount and then remaining term of each such Commercial Letter of Credit or (ii) provide to the Issuing Bank a standby letter of credit issued by a financial institution reasonably acceptable to the Issuing Bank in support of that Commercial Letter of Credit, whichever may be requested by the Issuing Bank, unless otherwise agreed by the Issuing Bank.

            2.5   Standby Letters of Credit.
                  -------------------------

                  (a)  Subject to the terms and conditions
            hereof, at any time and from time to time from the Closing Date through the day prior to the Maturity Date, the Issuing Bank shall issue such Standby Letters of Credit as Borrower may request by a Request for Letter of Credit; provided that, giving
                                          --------
            effect to such Standby Letter of Credit, (i) the Syndicated Outstandings will not exceed the Commitment and (ii) the aggregate effective face amounts of all outstanding Letters of Credit will not exceed $125,000,000. Unless all the Banks otherwise consent in writing, the term of any Standby Letter of Credit shall not exceed 12 months or extend beyond the Maturity Date. No Standby Letter of Credit shall be issued except to the extent used in the ordinary course of business of Borrower or any of its Subsidiaries or in connection with any Investment permitted by Section 6.4.
                                 ---

                 (b) The Request for Letter of Credit shall be submitted to the Issuing Bank at least one
            (1) Banking Day prior to the date when required. Except as provided in the preceding sentence, the
            ------
            provisions of Sections 2.4(b) through 2.4(h),
                                   ------         ------
            inclusive, shall also apply to Standby Letters of Credit.

                 (c)  On the Closing Date, the Initial Letters of
            Credit shall automatically be Standby Letters of Credit under this Agreement.

                 (d)  In the event that this Agreement is
            terminated prior to the Maturity Date and there are then Standby Letters of Credit outstanding, each Bank agrees that, upon request of the Issuing Bank, it will either (i) rebate to the Issuing Bank the unearned portion of the letter of credit fees paid to that Bank pursuant to Section 3.7 for each such
                                          ---
            Standby Letter of Credit or (ii) provide to the Issuing Bank a standby letter of credit of that Bank in support of its Pro-Rata Share participation interest in each such Standby Letter of Credit through the earlier of the expiration date of such Letter of Credit or the next Quarterly Payment Date, whichever may be requested by the Issuing Bank. If the Issuing Bank so requests a standby letter of credit from any Bank, Borrower agrees that it will enter into the standard form of standby letter of credit reimbursement agreement with such Bank, but without any standby letter of credit fee payable to such Bank so long as it has not rebated to the Issuing Bank its letter of credit fees under this Agreement. In the event that this Agreement is terminated prior to the Maturity Date and there are then Standby Letters of Credit outstanding, Borrower agrees that, upon request of the Issuing Bank, it will either (i) pay to the Issuing Bank such supplemental letter of credit fees as may be mutually acceptable to Borrower and the Issuing Bank attributable to the period commencing on the next Quarterly Payment Date and ending on the expiration date of such outstanding Standby Letters of Credit or
            (ii) provide to the Issuing Bank a standby letter of credit issued by a financial institution reasonably acceptable to the Issuing Bank in support of such outstanding Standby Letters of Credit for the period commencing on the next Quarterly Payment Date and ending on the expiration date thereof, whichever may be requested by the Issuing Bank.

            2.6  Mandatory Reduction of the Commitment.  The then
                 -------------------------------------
       effective Commitment shall automatically be reduced, on the Banking Day that is nearest to the date that is one (1) year immediately following the date of any Disposition that results in Excess Proceeds, by an amount equal to the Net Excess Proceeds with respect to such Disposition.

            2.7  Voluntary Reduction of the Commitment.  Borrower
                 -------------------------------------
       shall have the right, at any time and from time to time, without penalty or charge, upon at least three (3) Banking Day's prior written notice to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate amounts in an integral multiple of $5,000,000, or to terminate, all or a portion of any of the Commitment.

            2.8  Involuntary Termination of the Commitment.  The
                 -----------------------------------------
       Majority Banks shall have the right, at any time during the sixty (60) day period following a Change in Control, upon at least five (5) Banking Days' prior written notice to Borrower, to reduce or to terminate all or a portion of any of the Commitment.

            2.9  Administrative Agent's Right to Assume Funds
                 --------------------------------------------
       Available.  Unless the Administrative Agent shall have
       ---------
       been notified by any Bank at least two hours prior to the funding by the Administrative Agent of any Loan that such Bank does not intend to make available to the Administrative Agent such Bank's portion of the total amount of such Loan, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank, which demand shall be made in a reasonably prompt manner. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent at the Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fund its Pro Rata Share of the Commitment hereunder or to prejudice any rights which the Administrative Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

            2.10  Swing Line.
                  ----------

                  (a)  The Swing Line Bank shall from time to
            time through the day prior to the Maturity Date make Swing Line Loans to Borrower in such amounts as
            Borrower may request, provided that (i) giving effect
                                  --------
            to such Swing Line Loan, the Swing Line Outstandings
            do not exceed $25,000,000, (ii) the conditions set forth in Section 8.2(b) either shall have been
                             ------
            satisfied or shall have been waived by the Majority Banks and (iii) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of an Event of Default. Borrower may borrow, repay and reborrow under this Section.
            Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower made to the Swing Line Bank not later than 11:00 a.m., Los Angeles time, on the Banking Day of the requested borrowing. Unless notified to the contrary by the Swing Line Bank, each repayment of a Swing Line Loan shall be an in amount which is an integral multiple of $100,000. If Borrower instructs the Swing Line Bank to debit the Designated Deposit Account (or other demand deposit account) in the amount of any payment with respect to a Swing Line Loan on or before 11:00 a.m., Los Angeles time, on a Banking Day, such payment shall be deemed received on such Banking Day; provided that the Designated
                              --------
            Deposit Account (or other account, as applicable) has a credit balance in collected funds at least equal to the amount of such payment prior to the close of business for the Swing Line Bank on such Banking Day. If no such debit instructions are given, or if the Swing Line Bank otherwise receives repayment, after 11:00 a.m., Los Angeles time, on a Banking Day, such payment shall be deemed received on the next Banking Day.

                 (b)  Swing Line Loans shall bear interest at
            such interest rate as is mutually agreed-upon by the Swing Line Bank and Borrower (and if not so agreed, at the Alternate Base Rate) concurrently with each Swing Line Loan, payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Bank and in any event on the Maturity Date. The interest payable on Swing Line Loans is solely for the account of the Swing Line Bank (unless the Banks shall have paid to the Swing Line Bank the purchase price for their participation therein pursuant to Section 2.10(d), in which case interest
                                -------
            shall thereafter be for the account of the Banks in accordance with their Pro Rata Share of the Commitment).

                 (c) The Swing Line Loans shall be payable on the date agreed upon by Borrower and the Swing Line Bank at the time of such Swing Line Loan (which date may not be later than ten (10) days from the date of the Swing Line Loan), and in any event on the Maturity Date.

                 (d) Upon the making of a Swing Line Loan, each Bank shall be deemed to have purchased from the Swing Line Bank a participation therein in an amount equal to that Bank's Pro Rata Share of the Commitment.
            Upon demand made by the Swing Line Bank, each Bank shall, according to its Pro Rata Share of the Commitment, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

                 (e)  Unless Borrower has made other
            arrangements acceptable to the Swing Line Bank to repay each Swing Line Loan upon the date when due, Borrower shall, on such date, request a Loan pursuant to Section 2.1(a) in an amount sufficient to repay
                       ------
            such Swing Line Loan on that day (and, for this purpose, the limitations set forth in Section 2.1(d)
                                                          -----
            shall not apply) and the Administrative Agent shall automatically provide to the Swing Line Bank the amount necessary to repay such Swing Line Outstandings (which the Swing Line Bank shall then apply to such repayment) and credit any balance of the Loan in immediately available funds to the Designated Deposit Account. In the event that Borrower fails to request a Loan within the time specified by Section 2.2 on any such
                                      ---
            date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Advances to be made by the Banks under the Commitment in an aggregate amount equal to the maturing Swing Line Loan and, for this purpose, the conditions precedent set forth in Sections 8.1,
                                                           ---
            8.2 and 8.3 shall not apply.  The proceeds of such
            ---     ---
            Advances shall be paid to the Swing Line Bank for application to the Swing Line Outstandings.

       2.11  Extension of Maturity Date.  On September 1, 1997
             --------------------------
(or within the twenty (20) Banking Day period commencing on such date), and on each anniversary of such date and such period, Borrower may by written request delivered to the Administrative Agent request that the Maturity Date be extended for one (1) year. Such request shall be accompanied either by a written statement of a Senior Officer of Borrower confirming the reasonableness of the budget most recently provided to the Banks pursuant to Section 7.1(c) or by a revised budget as
                          ------
required by such Section.

       The Administrative Agent shall promptly forward the request for extension, and any accompanying materials, to the Banks. Each Bank, in its sole and absolute discretion, shall determine whether to grant the request for extension. The Banks agree to use their best efforts to respond to the request for extension within thirty (30) Banking Days after receipt of the request for extension; failure to respond shall in no event be deemed to be a consent to the extension.

       If all of the Banks notify the Administrative Agent in writing that they consent to the requested extension, the Maturity Date shall automatically be extended for one (1) year. The Administrative Agent shall notify Borrower and the Banks in writing of such an extension. If all of the Banks do not so notify the Administrative Agent in writing that they consent to the extension, the Maturity Date shall remain as then in effect, subject to the next paragraph below if Borrower elects to remove the Non-Consenting Banks as therein provided.

       If Banks holding at least 66-2/3% of the Commitment consent to the request for extension, but one or more Banks (each a "Non-Consenting Bank") notify the Administrative Agent that it will not consent to the request for extension (or fail to notify the Administrative Agent in writing of its consent to the extension), Borrower may, at its election, cause such Non-Consenting Bank to be removed as a Bank under this Agreement pursuant to Section 11.23. If such removal is
                              -----
accomplished by assignment to an Eligible Assignee and such Eligible Assignee notifies the Administrative Agent in writing that it consents to the request for extension, then the request for extension shall be granted with the effect as set forth above. If such removal is accomplished by a voluntary reduction of the Commitment, then the Administrative Agent shall notify all of the Banks in writing thereof and each Bank shall have the right to notify the Administrative Agent within ten (10) Banking Days after receipt of such notice that such Bank will not consent to the request for extension, in which case such Bank shall be treated as a Non-Consenting Bank. If removal is accomplished by a voluntary reduction of the Commitment and none of the remaining Banks so notify the Administrative Agent that it will not consent to the request for extension, then the request for extension shall be granted with the effect as set forth above. In either case, therefore, giving effect to the removal of all Non-Consenting Banks, all remaining Banks must have consented to the extension of the Maturity Date for the extension to be effective.

                            ARTICLE 3
                         PAYMENTS; FEES
                         --------------

       3.1  Principal and Interest.
            ----------------------

            (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Loan from the date thereof until payment in full and shall accrue and be payable at the rates set forth herein, before and after default, before and after maturity, before and after any judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the extent permitted by applicable Laws.

            (b) Interest accrued on each Alternate Base Rate Loan on the last day of the related Alternate Base Rate Period shall be due and payable on the following day. Except as otherwise provided in Section 3.13, the unpaid
       ------                                  ----
       principal amount of any Alternate Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate. Each change in the interest rate hereunder shall take effect simultaneously with the corresponding change in the Alternate Base Rate. Each change in the Alternate Base Rate shall be effective as of the Banking Day on which the change in the Alternate Base Rate is announced, unless otherwise specified in such announcement, in which case the change shall be effective as so specified.

            (c) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made and on the last day of the related Eurodollar Period. Except as otherwise provided in Section 3.13, the unpaid
       ------                                  ----

       principal amount of any Eurodollar Rate Loan shall bear
       interest at a rate per annum equal to the Eurodollar Rate
       for that Eurodollar Rate Loan plus the Applicable
                                     ----
       Eurodollar Rate Spread.

            (d) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                 (i) the principal amount of each Loan shall be payable on the last day of the Interest Period for such Loan;

                (ii) the principal Indebtedness evidenced by the Notes shall be immediately payable in Cash, to the extent that the Syndicated Outstandings exceeds at any time the Commitment as then in effect; and

               (iii) the principal Indebtedness evidenced by the Notes shall in any event be payable in Cash on the Maturity Date.

            (e) The Notes may, at any time and from time to time, voluntarily be prepaid at the election of Borrower in whole or in part without premium or penalty; provided
                                                        --------
        that: (i) any partial prepayment of Alternate Base Rate Loans shall be in an amount which is an integral multiple of $1,000,000, (ii) any partial prepayment of a Eurodollar Rate Loan shall be in an amount not less than $5,000,000 which is an integral multiple of $1,000,000,
        (iii) the Administrative Agent must have received written notice (or telephonic notice confirmed promptly in writing) of any prepayment at least one Banking Day before the date of prepayment in the case of Alternate Base Rate Loans, and three Banking Days before the date of prepayment in the case of Eurodollar Rate Loans,
        (iv) each prepayment of principal, except for partial prepayments on Alternate Base Rate Loans, shall be accompanied by prepayment of interest accrued through the date of payment on the amount of principal paid, and
        (v) in the case of any prepayment of any Eurodollar Rate Loan, Borrower shall promptly upon demand reimburse each Bank for any loss or cost directly or indirectly resulting from the prepayment, determined as set forth in Sections 3.10 and 3.12.
                 ----     ----

       3.2  Administration Fees.  Borrower shall pay to the
            -------------------
Administrative Agent administration fees at the times and in the amounts heretofore agreed upon by letter agreement between Borrower and the Administrative Agent. Such fees are for the services of the Administrative Agent in administering the credit facilities under this Agreement and are earned when due. The administration fees paid to the Administrative Agent are solely for its own account and are nonrefundable.

       3.3  Syndication Fees.  Borrower shall pay to the
            ----------------
Syndications Agent syndication fees at the times and in the amounts heretofore agreed upon by letter agreement between Borrower and the Syndications Agent. Such fees are for the services of the Syndications Agent in syndicating the credit facilities under this Agreement and are earned when due. The syndication fees paid to the Syndications Agent are solely for its own account and are nonrefundable.

       3.4  Documentation Fees.  Borrower shall pay to the
            ------------------
Documentation Agent documentation fees at the times and in the amounts heretofore agreed upon by letter agreement between Borrower and the Documentation Agent. Such fees are for the services of the Documentation Agent in documenting the credit facilities under this Agreement and are earned when due. The documentation fees paid to the Documentation Agent are solely for its own account and are nonrefundable.

       3.5  Upfront Fees.  On the Closing Date, Borrower shall
            ------------
pay to the Administrative Agent, for the account of each Bank, an upfront fee as set forth in the letter from the Syndications Agent (approved by Borrower) to that Bank inviting it to join the credit facilities under this Agreement. Such upfront fee is for the participation of the Banks in the credit facilities under this Agreement and is earned on the Closing Date.

       3.6  Commitment Fees.  From the Closing Date through the
            ---------------
day prior to the Maturity Date, Borrower shall pay to the Administrative Agent, for the account of each Bank pro rata according to that Bank's Pro Rata Share of the Commitment, a commitment fee equal to the Applicable Commitment Fee Rate times the average daily Unused Commitment. The commitment fee
- -----
shall accrue daily and be payable quarterly in arrears on the day following each Quarterly Payment Date. The Administrative Agent shall calculate the commitment fee and the amount thereof allocable to each Bank according to that Bank's Pro Rata Share of the Commitment and shall notify Borrower in writing of such amounts. The amount of each commitment fee received by the Administrative Agent for the account of a Bank shall be promptly paid by the Administrative Agent to that Bank in immediately available funds.

       3.7  Letter of Credit Fees.
            ---------------------

            (a) On the Closing Date and on the day following each Quarterly Payment Date which occurs while any Initial Letter of Credit remains outstanding, Borrower shall pay to the Issuing Bank an initial letter of credit fee equal to the Applicable Standby Letter of Credit Fee Rate per annum times the face amount of each such Initial Letter of
             -----
       Credit for the period through the earlier of the expiration date of such Letter of Credit or the next Quarterly Payment Date. Such initial letter of credit fees are for the account of each Bank, according to that Bank's Pro Rata Share of the Commitment. Each initial letter of credit fee is earned when due and is nonrefundable. The Issuing Bank shall promptly make available to the Administrative Agent in immediately available funds, and the Administrative Agent shall promptly make available to the Banks in immediately available funds, according to each Bank's Pro Rata Share of the Commitment, the initial letter of credit fee.

            (b) Upon issuance of each Standby Letter of Credit (other than an Initial Letter of Credit), and on the day
        ----- ----
       following each Quarterly Payment Date which occurs while such Standby Letter of Credit remains outstanding, Borrower shall pay to the Issuing Bank a standby letter of credit fee equal to the Applicable Standby Letter of Credit Fee Rate per annum times the face amount of such
                                 -----
       Standby Letter of Credit for the period through the earlier of the expiration date of such Letter of Credit or the next Quarterly Payment Date, which standby letter of credit fee is for the account of the Banks according to each Bank's Pro Rata Share of the Commitment. Borrower shall also concurrently pay to the Issuing Bank a standby letter of credit issuance fee equal to 1/10 of 1%
       (10 basis points) times the face amount of such Standby
                         -----
       Letter of Credit through the earlier of the expiration date of such Letter of Credit or the next Quarterly Payment Date, which standby letter of credit issuance fee is solely for the account of the Issuing Bank. Each standby letter of credit fee and standby letter of credit issuance fee is earned when due as aforesaid and is nonrefundable. The Issuing Bank shall promptly make available to the Administrative Agent in immediately available funds, and the Administrative Agent shall promptly make available to the Banks in immediately available funds, according to each Bank's Pro Rata Share of the Commitment, the standby letter of credit fee which is for the account of the Banks as aforesaid.

            (c) Borrower shall pay, or cause to be paid, to the Issuing Bank letter of credit fees with respect to each Commercial Letter of Credit equal to 1/4 of 1% (25 basis points) of each amount drawn by the beneficiary of such Commercial Letter of Credit (subject to a minimum fee of $100 per amount so drawn), payable concurrently with the amount so drawn. The letter of credit fees with respect to Commercial Letters of Credit are solely for the account of the Issuing Bank.

       3.8  Increased Commitment Costs.  Upon notice from any
            --------------------------
Bank (with a copy to the Administrative Agent), Borrower forthwith shall reimburse such Bank for any increase in the costs of such Bank relating to any fees, premiums, assessments, charges and/or reserve or capital adequacy requirements imposed or requested subsequent to the Closing Date by any Governmental Agency (whether or not having the force of Law) against credit commitments of such Bank that is attributed by such Bank, using any reasonable attribution method, from time to time, to its Pro Rata Share of the Commitment or any Letter of Credit; provided that Borrower shall not be obligated to pay any such
- --------
amount which arose prior to the date which is ninety (90) days preceding the date of such notice, or is attributable to periods prior to the date which is ninety (90) days preceding the date of such notice. Such Bank's notice shall set forth the basis on which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Bank. Borrower shall have the right to remove a Bank as a party to this Agreement in accordance with Section 11.23 if
                                                     -----
Borrower becomes obligated under this Section to pay any significant amount to that Bank; provided that Borrower has
                                 --------
paid such amount to that Bank and that such removal is accomplished within the sixty (60) day period following the date of such payment.

       3.9  Eurodollar Fees.  So long as any Bank may be required
            ---------------
to maintain reserves against "eurocurrency liabilities" under Regulation D, Borrower shall pay to that Bank a Eurodollar fee that shall be calculated by applying an annual rate determined from the formula set forth below against that Bank's share of the principal amount of each Eurodollar Rate Loan made by that Bank for the term of that Eurodollar Period:

 ------------        -------------
(                                 )
(     Eurodollar Rate for that    )        Eurodollar Rate
(     Eurodollar Rate Loan        )  -     for that Eurodollar
 ----------------------------------
( 1-Eurodollar Reserve Percentage )        Rate Loan
(------------        -------------)


Amounts payable to any Bank under this Section shall be determined solely by that Bank based upon the assumption that the Bank funded 100% of its share of each Eurodollar Rate Loan in the Designated Eurodollar Market for a corresponding amount and term, regardless of whether that Bank did so in fact. In the event of any change in the rate of reserve requirements for that Bank under Regulation D during the term of any Eurodollar Rate Loan, or any variation in those requirements based upon amounts or kinds of assets or liabilities, or other factors, that Bank may use any reasonable attribution and/or averaging method it deems appropriate and practical for determining the rate of reserve requirements for that Bank that shall be used in the computation of the formula set forth above. Each Bank shall notify Borrower of the amount of its Eurodollar fee for each Eurodollar Rate Loan within 90 days after the last day of its term and Borrower shall pay that Eurodollar fee within 30 days after its receipt of the notice. Any such notice from a Bank shall set forth the basis on which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Bank.

       3.10  Eurodollar Costs.  Upon notice from any Bank,
             ----------------
Borrower shall promptly reimburse that Bank for any increase in its costs, including without limitation taxes (other than any tax, or changes in the rate of any tax, based upon the income, profits or business of that Bank, or upon any personal property or franchise of that Bank, or any similar tax which may be levied upon that Bank, or any change in the rate of any such similar tax by the United States, or any other government having jurisdiction, or any political subdivision or taxing authority of any thereof, and other than a withholding tax covered by Section 3.16), fees, charges, and/or reserve
                   ----
requirements directly or indirectly resulting from or relating to any Eurodollar Rate Loan made by that Bank due to any circumstance, including any payment of principal or interest on a date other than the due date. As used in the preceding sentence, "reserve requirements" shall be calculated after taking into account any compensation received by that Bank through any Eurodollar fee paid to that Bank. Amounts payable to any Bank under this Section shall be determined solely by that Bank upon the assumption that Bank funded 100% of its share of that Eurodollar Rate Loan in the Designated
Eurodollar Market for a corresponding amount and term, regardless of whether that Bank did so in fact. In attributing any Bank's general costs relating to its eurocurrency operations to any transaction under this Agreement, or averaging any cost over a period of time, that Bank may use any reasonable attribution and/or averaging method it deems appropriate and practical. Any notice under this Section shall set forth the basis on which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Bank.

       3.11  Special Eurodollar Circumstances.  If any Regulatory
             --------------------------------
Development or other circumstance relating to the Eurodollar Markets shall at any time in the reasonable opinion of any Bank make it unlawful or impractical for that Bank to fund or maintain its share of a Eurodollar Rate Loan in the Designated Eurodollar Market for a corresponding amount or term, or to continue that funding or maintaining, or to determine or charge interest rates based upon any appropriate Eurodollar Rate, that Bank shall promptly notify the Administrative Agent, who shall notify Borrower and the other Banks, and:

            (a) the Majority Banks may then determine that the then outstanding aggregate principal amounts of any outstanding Eurodollar Rate Loan shall be redesignated, prospectively, a Alternate Base Rate Loan and, upon written notice to Borrower by the Administrative Agent acting in accordance with such a determination by the Majority Banks, each outstanding Eurodollar Rate Loan specified in such notice shall be so redesignated; and

            (b) no Eurodollar Rate Loan may be made thereafter until the Majority Banks determine that to do so would be lawful or practical.

       3.12  Indemnification.  Borrower hereby indemnifies the
             ---------------
Banks against, and agrees to hold the Banks harmless from and reimburse the Banks on demand for all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages (including without limitation any interest paid or that will be paid by the Banks for deposits in Dollars in the Designated
Eurodollar Market and any loss sustained or that will be sustained by the Banks in connection with the reemployment of funds) incurred or sustained, or that will be incurred or sustained, by the Banks, as reasonably determined by the Banks, as a result of the prepayment of a Eurodollar Rate Loan prior to the last day of its Eurodollar Period or any failure of Borrower to consummate, or the failure by Borrower to satisfy any condition required for the consummation of, any Eurodollar
Rate Loan on the date or in the amount specified in any notice requesting or designating a Eurodollar Rate Loan. Any such indemnification shall be determined as though the Banks had funded or would have funded (in the case of a failure to borrow) 100% of such Eurodollar Rate Loan in the Designated Eurodollar Market. Any request for indemnification under this Section shall set forth the basis on which it has been determined that an amount is due from Borrower, a calculation of the amount due and a certification that the corresponding amount has been incurred or suffered by the Bank. Such determination of such expense, claim, penalty, liability, loss, fee, damage or other charge shall be presumed correct unless Borrower demonstrates that the same is erroneous.

       3.13  Late Payments.  Should any installment of principal
             -------------
or interest under the Notes or any other amount payable under any Loan Document not be paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Alternate Base Rate plus 2%, to
                                                  ----
the extent permitted by applicable Law, until paid in full (whether before or after judgment).

       3.14  Computation of Interest and Fees.  All computations
             --------------------------------
of interest and fees hereunder shall be calculated on the basis of a year of 365 days or 366 days, as the case may be, and the actual number of days elapsed, except that computations of
                               ------
interest and eurocurrency fees on all Eurodollar Rate Loans shall be calculated on the basis of a year of 360 days and an actual day month. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

       3.15  Holidays.  If any interest or principal payment to
             --------
be made by Borrower on a Alternate Base Rate Loan shall come due on a day other than a Banking Day, payment shall be made on the next succeeding Banking Day and the extension of time (in the case of a principal payment) shall be reflected in computing interest. If any interest or principal payment to be made by Borrower on a Eurodollar Rate Loan shall come due on a day other than a Designated Eurodollar Market Day, payment shall be made on the next preceding or succeeding Designated Eurodollar Market Day as determined by the Administrative Agent in accordance with the then current banking practice in the Designated Eurodollar Market and the adjustment shall be reflected in computing interest. If payment of any fee or other amount payable by Borrower under the Loan Documents shall come due on a day other than a Banking Day, payment shall be made on the next succeeding Banking Day.

       3.16  Payment Free of Taxes.  Any payments made by any
             ---------------------
Party under the Loan Documents shall be made free and clear of, and without reduction by reason of, any tax, assessment or other change imposed by any Governmental Agency, central bank or comparable authority (other than taxes on income or gross receipts generally applicable to banks). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of taxes, assessments or other
charges imposed by any Governmental Agency from any amount payable to any Bank under this Agreement, Borrower shall
(a) make such deduction or withholding and pay the same to the relevant Governmental Agency and (b) pay such additional amount to that Bank as is necessary to result in that Bank's receiving a net after-tax (or after-assessment or after-charge) amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Bank on account of such taxes, assessments or other charges, that Bank shall refund such excess to Borrower. Each Bank that is incorporated under the Laws of a jurisdiction other than the United States of America or any state thereof shall deliver to Borrower, with a copy to the Administrative Agent, within twenty days after the Closing Date, a certificate signed by a Responsible Official of that Bank to the effect that such Bank is entitled to receive payments of interest and other amounts payable under this Agreement without deduction or withholding on account of United States of America federal income taxes, which certificate shall be accompanied by two copies of Internal Revenue Service Form 1001 or Form 4224, as applicable, also executed by a Responsible Official of that
Bank. Each such Bank agrees (i) promptly to notify Borrower if any fact set forth in such certificate ceases to be true and correct and (ii) to take such steps as may be reasonably necessary to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to that Bank under this Agreement. Borrower shall have the right to remove a Bank as a party to this Agreement in accordance with Section 11.23 if Borrower becomes obligated
                        -----
under this Section to pay any significant amount and the event or condition causing such payment has continued for not less than 90 days; provided that Borrower has paid such amount to
              --------
that Bank and that such removal is accomplished within the sixty (60) day period following the date of such payment.

       3.17  Funding Sources.  Nothing in this Agreement shall be
             ---------------
deemed to obligate any Bank to obtain the funds for its share of any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for its share of any Loan in any particular place or manner.

       3.18  Failure to Charge Not Subsequent Waiver.  Any
             ---------------------------------------
decision by any Bank not to require payment of any fee or costs, or to reduce the amount of the payment required for any fee or costs, or to calculate any fee or any cost in any particular manner, shall in no way limit or be deemed a waiver of any Bank's right to require full payment of any fee or costs, or to calculate any fee or any costs in any other manner.

       3.19  Pro Rata Treatment.  Each payment and prepayment of
             ------------------
principal on a Loan shall be made pro rata according to the unpaid principal amount of such Loan held by each Bank.

       3.20  Time and Place of Payments; Evidence of Payments.
             ------------------------------------------------
The amount of each payment hereunder, under the Notes or under any Loan Document (except as may be provided to the contrary in
                   ------
that Loan Document) shall be made to the Administrative Agent at the Administrative Agent's Office, for the account of each of the Banks or the Administrative Agent, as the case may be, in lawful money of the United States of America and in immediately available funds not later than 10:00 a.m.,
Los Angeles time, on the day of payment (which must be a Banking
Day). If Borrower instructs the Administrative Agent to debit the Designated Deposit Account for the amount of any such payment on or before 10:00 a.m., Los Angeles time, on a Banking Day, payment of such amount shall be deemed received before
10:00 a.m. on such Banking Day; provided that the Designated
                                --------
Deposit Account has a credit balance in collected funds at least equal to the amount of such payment prior to the close of business for the Administrative Agent on such Banking Day. All such payments received after 10:00 a.m., Los Angeles time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of a Bank shall be promptly paid by the Administrative Agent to that Bank in immediately available funds. Each Bank shall use its best efforts to keep a record of Loans made by it and payments of principal with respect to each Note, and such record shall be presumptive evidence of the principal amount owing under such Note.

       3.21  Administrative Agent's Right to Assume Payments
             -----------------------------------------------
Will be Made.  Unless the Administrative Agent shall have been
- ------------
notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

      3.22  Survivability.  All of Borrower's obligations under
            -------------
this Article 3 shall survive for six months following the date
     ---------
on which all Loans hereunder were fully paid.


                            ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES
                 ------------------------------

            Borrower represents and warrants to the Banks that:

       4.1  Existence and Qualification; Power; Compliance with
            ---------------------------------------------------
Law.  Borrower is a corporation duly organized, validly existing
- ---
and in good standing under the Laws of Michigan, with no
limit on the duration of its existence. Borrower is duly qualified or registered to transact business as a foreign corporation in the States of California, Nevada and in each other jurisdiction in which the conduct of its business or the ownership of its properties makes such qualification or registration necessary, except where the failure so to qualify or
                        ------
register would not constitute a Material Adverse Effect.
Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute, deliver and perform all of its obligations under the Loan Documents. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid, nonassessable, and were issued in compliance with all applicable state and federal securities and other Laws. Borrower is in substantial compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register
          ------
or obtain exemptions does not constitute a Material Adverse
Effect.

       4.2  Authority; Compliance with Other Instruments and
            ------------------------------------------------
Government Regulations.  The execution, delivery, and
- ----------------------
performance by Borrower, and by each Significant Subsidiary, of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not:

            (a) require any consent or approval not heretofore obtained of any stockholder, partner, security holder, or creditor of such Party;

            (b) violate or conflict with any provision of such Party's charter, certificate, articles of incorporation or bylaws;

            (c) result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

            (d) constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under
       Section 548 of the Bankruptcy Code of 1978, as amended, or constitutes a "fraudulent transfer" or "fraudulent obligation" within the meaning of the Uniform Fraudulent Transfer Act as enacted in any jurisdiction or any analogous Law;

            (e) violate any Requirement of Law applicable to such Party; or

            (g) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party or any of its Property is bound or affected;

and neither Borrower nor any Subsidiary of Borrower is in
violation of, or default under, any Requirement of Law or
Contractual Obligation, or any indenture, loan or credit
agreement described in Section 4.2(f) in any respect that would
                               ------
constitute a Material Adverse Effect.

       4.3  No Governmental Approvals Required.  Except such as
            ----------------------------------
have heretofore been obtained, no authorization, consent, approval, order, license or permit from, or filing, registration, or qualification with, or exemption from any of the foregoing from, any Governmental Agency is or will be required to authorize or permit the execution, delivery, and performance by Borrower or any Subsidiary of Borrower of the Loan Documents to which it is a Party.

       4.4  Subsidiaries.
            ------------

            (a)  Schedule 4.4 correctly sets forth the names, the
                 ------------
       form of legal entity and jurisdictions of organization of all Subsidiaries of Borrower and designates which of such Subsidiaries is a Restricted Subsidiary, an Unrestricted Subsidiary or a Significant Subsidiary as of the Closing Date. Except as described in Schedule 4.4 or
                                     ------------
       Schedule 6.4, Borrower does not own any capital stock or
       ------------
       equity interest in any Person that is not a Subsidiary.
       Schedule 4.4 describes in full all classes and amounts of
       ------------
       capital stock of each Significant Subsidiary that is either outstanding or authorized. Unless otherwise indicated in Schedule 4.4, all of the outstanding shares
                    ------------
       of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary indicated thereon are owned of record and beneficially by Borrower, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, except for
                                                ------
       Permitted Encumbrances and Permitted Rights of Others.

            (b) Each Significant Subsidiary is a legal entity of the form described for that Subsidiary in Schedule 4.4,
                                                 ------------
       duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary (except where the failure to be so duly
                  ------
       qualified and in good standing does not constitute a Material Adverse Effect) and has all requisite power and authority to conduct its business and to own and lease its Properties.

            (c) Each Significant Subsidiary is in substantial compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply,
                        ------
       file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

       4.5  Financial Statements.  Borrower has furnished to each
            --------------------
Bank (a) the audited consolidated financial statements of Borrower and its Subsidiaries as at January 2, 1994 and for
the Fiscal Year then ended, and (b) the unaudited condensed consolidated financial statements of Borrower and its Subsidiaries as at October 9, 1994 and for the Fiscal Quarter then ended. The financial statements described in clauses (a)
                                                           ---
and (b) are in accordance with the books and records of
    ---
Borrower and its Subsidiaries, were prepared in accordance with Generally Accepted Accounting Principles and fairly present in accordance with Generally Accepted Accounting Principles consistently applied the consolidated financial condition and results of operation of Borrower and its Subsidiaries as at the dates and for the periods covered thereby, subject, in the case of the financial statements described in clause (b), to normal
                                                ---
year-end accruals and audit adjustments.

       4.6  No Other Liabilities; No Material Adverse Effect.
            ------------------------------------------------
Borrower and its Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the balance sheet described in Section 4.5(b) or
                                                    ------
the notes to the other financial statements described in
Section 4.5, other than liabilities and contingent liabilities
        ---
arising in the ordinary course of business subsequent to October 9, 1994. There has been no event or circumstance occur that constitutes a Material Adverse Effect since October 9, 1994 or the Closing Date.

       4.7  Title to Assets.  Borrower and its Subsidiaries have
            ---------------
good and valid title to all of the assets reflected in the balance sheet described in Section 4.5(b) (other than assets
                                   ------  ----------
disposed of in the ordinary course of business) and all other assets owned on the Closing Date, free and clear of all Liens and Rights of Others other than (a) those reflected or
                     ----------
disclosed in the notes to any of the financial statements described in Section 4.5, (b) immaterial Liens or Rights of
                     ---
Others not required under Generally Accepted Accounting Principles to be so reflected or disclosed, (c) Liens permitted pursuant to Section 6.7, (d) Permitted Rights of Others, and
                    ---
(e) such existing Liens or Rights of Others as are described on
Schedule 4.7 hereto.
- ------------

       4.8  Intangible Assets.  Borrower and its Restricted
            -----------------
Subsidiaries own, or possess the unrestricted right to use, all trademarks, trade names, copyrights, patents, patent rights, licenses and other intangible assets that are necessary in the conduct of their businesses as now operated, and no such intangible asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict would constitute a Material Adverse Effect.

       4.9  Existing Indebtedness and Guaranty Obligations.
            ----------------------------------------------
Except as set forth in Schedule 4.9, as of the Closing Date
                       ------------
neither Borrower nor any of its Restricted Subsidiaries has
(a) any Indebtedness owed to any Person in an amount in excess of $1,000,000 (or in excess of $5,000,000 in the case of a Capital Lease) or (b) outstanding any Guaranty Obligation with respect to obligations of another Person in excess of $1,000,000.

       4.10  Governmental Regulation.  Neither Borrower nor any
             -----------------------
of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 or to any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

       4.11  Litigation.  There are no actions, suits, or
             ----------
proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency which are reasonably likely to be determined adversely to Borrower or its Subsidiary and which, if so determined (singularly or in the aggregate), would constitute a Material Adverse Effect.

       4.12  Employee Matters.  There is no strike, work stoppage
             ----------------
or labor dispute with any union or group of employees pending or overtly threatened involving Borrower or any of its Subsidiaries that would constitute a Material Adverse Effect.

      4.13  Binding Obligations.  Assuming due execution and
            -------------------
delivery by the other parties thereto, each of the Loan Documents to which Borrower or any Significant Subsidiary is a Party will, when executed and delivered by Borrower or the Significant Subsidiary, as the case may be, constitute the legal, valid, and binding obligation of Borrower or the Significant Subsidiary, as the case may be, enforceable against Borrower or the Significant Subsidiary, as the case may be, in accordance with its terms, except as enforcement may be limited
                           ------
by Debtor Relief Laws or by equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

       4.14  No Default.  No event has occurred and is
             ----------
continuing that is a Default or an Event of Default.

       4.15  Pension Plans.  Schedule 4.15 correctly lists each
             -------------   -------------
Pension Plan which, as of the Closing Date, Borrower or any of its ERISA Affiliates maintains or to which, as of the Closing Date, Borrower or any ERISA Affiliate contributes or is required to contribute. As of the Closing Date, all contributions required to be made under any such Pension Plan have been made to such plan or have been reflected as a liability on the consolidated balance sheet described in
Section 4.5(b).  There is no "accumulated funding deficiency"
        ------
within the meaning of Section 302 of ERISA or any liability to the PBGC with respect to any Pension Plan other than a Multiemployer Plan.

       4.16  Tax Liability.  Borrower and its Restricted
             -------------
Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower or any Subsidiary, except (a) such taxes, if any, as are being
            ------
contested in good faith by appropriate proceedings diligently pursued, and (b) such taxes the failure of which to pay will not constitute a Material Adverse Effect.

       4.17  Regulation U.  Neither Borrower nor any of its
             ------------
Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no Loan hereunder will be used to purchase or carry any such margin stock in violation of Regulation U.

       4.18  Disclosure.  No written statement made by Borrower,
             ----------
or any representative of Borrower, to the Banks, or to the Documentation Agent or Administrative Agent for delivery to the Banks, in connection with this Agreement or any Loan has contained, as of the date such written statement was made, any untrue statement of a material fact (which has not been corrected as of the Closing Date or, in the case of a written statement made subsequent to the Closing Date, prior to reliance thereon by the Banks, in a subsequent written
statement made by Borrower or a representative of Borrower) or has omitted a material fact (which has not been corrected as of the Closing Date or, in the case of a written statement made subsequent to the Closing Date, prior to reliance thereon by the Banks, in a subsequent written statement made by Borrower or a representative of Borrower) necessary to make the statements contained therein not misleading under all the circumstances existing at the date of such written statement and in the context in which it was made, including information contained in all
other written statements previously delivered.   Nothing in this
Section shall be construed to apply to the financial statements described in Section 4.5 or to the Projections.
                     ---

       4.19  Projections.  As of the Closing Date, the
             -----------
assumptions upon which the Projections are based are reasonable and consistent with each other assumption and with all facts known to Borrower and the Projections are reasonably based on those assumptions. Nothing in this Section shall be construed as a representation or warranty as of any date other than the Closing Date or that the Projections will in fact be achieved by Borrower.

       4.20  Hazardous Materials.  Except as described in
             -------------------
Schedule 4.20, (a) neither Borrower nor any of the Restricted
- -------------
Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any of the Restricted Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of the Restricted Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of the Restricted Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.





                            ARTICLE 5
                      AFFIRMATIVE COVENANTS
                      ---------------------
                   (OTHER THAN INFORMATION AND
                    --------------------------
                     REPORTING REQUIREMENTS)
                     ----------------------

       As long as any Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or the Commitment remains outstanding, Borrower shall, and shall cause each of its Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Majority Banks) otherwise consents in writing:

       5.1  Payment of Taxes and Other Potential Liens.  Pay and
            ------------------------------------------
discharge promptly, all taxes, assessments, and governmental charges or levies imposed upon Borrower or any of its
Restricted Subsidiaries, upon their respective Property or any part thereof, upon their respective income or profits or any part thereof, except any tax, assessment, charge or levy that
              ------
is not yet past due, or is being contested in good faith by appropriate proceedings diligently pursued, as long as Borrower or its Restricted Subsidiary has established and maintains such adequate reserves as may be required under Generally Accepted Accounting Principles for the payment of the tax, assessment, charge or levy and by reason of such nonpayment no Property of Borrower or its Restricted Subsidiaries that has a fair market value of $25,000,000 or more is subject to a risk of loss or forfeiture and no Material Adverse Effect results.

       5.2  Preservation of Existence.  Preserve and maintain
            -------------------------
their respective existence, licenses, rights, franchises, and privileges in the jurisdiction of their formation and all authorizations, consents, approvals, orders, licenses, permits, or exemptions from, or registrations with, any Governmental Agency that are necessary for the transaction of their respective business, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties; provided that (a) the failure to preserve and maintain any
- -------- ----
particular right, franchise, privilege, authorization, consent, approval, order, license, permit, exemption, or registration, or to qualify or remain qualified in any jurisdiction, that does not constitute a Material Adverse Effect will not constitute a violation of this covenant and (b) nothing in this Section shall prevent any consolidation or merger or disposition of assets permitted by Sections 6.2 or 6.3 or shall
                                            ---    ---
prevent the termination of the business or existence (corporate or otherwise) of any Restricted Subsidiary of Borrower which in the reasonable judgment of the board of directors of Borrower is no longer necessary or desirable.


       5.3  Maintenance of Properties.  Maintain, preserve, and
            -------------------------
protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business and, in the case of unimproved Properties, damage caused by the natural elements, and not permit any waste of their respective Properties, except that the failure to so
                             ------
maintain, preserve or protect any particular Property, or the permitting of waste on any particular Property, where such failure or waste with respect to all Properties of Borrower and its Subsidiaries, in the aggregate, would not constitute a Material Adverse Effect will not constitute a violation of this covenant.

       5.4  Maintenance of Insurance.  Maintain insurance with
            ------------------------
responsible insurance companies in such amounts (subject to customary deductibles and retentions) and against such risks as is usually carried by responsible companies of similar size engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Restricted Subsidiaries operate.

       5.5  Compliance with Laws.  Comply with all Requirements
            --------------------
of Laws noncompliance with which would constitute a Material Adverse Effect, except that Borrower and its Restricted
                ------
Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings diligently pursued.

       5.6  Inspection Rights.  At any time during regular
            -----------------
business hours and as often as requested, permit any Bank or any employee, agent, or representative thereof to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of Borrower and its Restricted Subsidiaries, and to discuss the affairs, finances, and accounts of Borrower and its Restricted Subsidiaries with any of their officers or employees; provided
                                                      --------
that none of the foregoing shall require Borrower to disclose information respecting its employees or customers which would violate any Law or shall unreasonably interfere with the normal business operations of Borrower or any of its Restricted Subsidiaries.

       5.7  Keeping of Records and Books of Account.  Keep
            ---------------------------------------
adequate records and books of account fairly reflecting all financial transactions in conformity with Generally Accepted Accounting Principles applied on a consistent basis and all applicable requirements of any Governmental Agency having jurisdiction over Borrower or any of its Restricted Subsidiaries.

       5.8  Use of Proceeds.  Use the proceeds of all Loans
            ---------------
solely for working capital and other general corporate purposes of Borrower and its Restricted Subsidiaries.

       5.9  Subsidiary Guaranty.  Cause each of its Significant
            -------------------
Subsidiaries hereafter formed, acquired or qualifying as a Significant Subsidiary, to execute and deliver a joinder of the Subsidiary Guaranty promptly following such formation, acquisition or qualification.

       5.10  Maintenance of Borrower Net Assets.  Take such
             ----------------------------------
actions not prohibited by any Requirement of Law as may be necessary, including the merger or liquidation of Subsidiaries
           ---------
of Borrower into Borrower, to result in not less than 90% of Consolidated Total Assets being held directly by Borrower at all times.



                            ARTICLE 6
                       NEGATIVE COVENANTS
                       ------------------

            As long as any Loan remains unpaid or any other Obligation remains unpaid or unperformed, or the Commitment remains outstanding, Borrower shall not, and shall cause each of its Restricted Subsidiaries to not, unless the Administrative Agent (with the written approval of the Majority Banks) otherwise consents in writing:

       6.1  Payment or Prepayment of Subordinated Obligations.
            -------------------------------------------------
Pay or prepay any principal (including sinking fund payments), interest or any other amount with respect to any of the Subordinated Obligations or purchase or redeem any Subordinated Obligation except, so long as there has not occurred and is
           ------
then continuing any Event of Default:

            (a) payment, prepayment, purchase, redemption or defeasance of any Subordinated Obligation; provided that
                                                  --------
       (i) giving effect thereto, there remains outstanding Subordinated Obligations in a principal amount not less than $100,000,000 or (ii) giving effect thereto, there remains outstanding Subordinated Obligations in a principal amount not less than the amount, if any, by which $100,000,000 exceeds the aggregate net cash proceeds theretofore or concurrently received by Borrower from the issuance and sale of Common Stock subsequent to the Closing Date; and

            (b) payment of interest in accordance with the terms of any Subordinated Obligation.

       6.2  Dispositions.  Make any Disposition if, giving effect
            ------------
thereto, the aggregate Net Cash Proceeds of all Dispositions made in the same Fiscal Year would exceed an amount equal to ten percent (10%) of Consolidated Total Assets as of the last day of the immediately preceding Fiscal Year.

       6.3  Mergers and Sale of Assets.  Merge, consolidate or
            --------------------------
amalgamate with or into any Person, or sell all or
substantially all of its assets to any Person, except;
                                               ------

            (a) a merger with a wholly-owned Subsidiary of Borrower that has nominal assets and liabilities, the primary purpose of which is to effect the reincorporation of Borrower in another state;

            (b) mergers, consolidations or amalgamations of a Subsidiary of Borrower (or Borrower's pro-rata interest therein) into Borrower (with Borrower as the surviving corporation) or into any other wholly-owned Subsidiary of Borrower;

            (c) any liquidation of any Subsidiary of Borrower into Borrower or into a wholly-owned Subsidiary of Borrower; or

            (d)  merger of Borrower with another Person
       constituting an Acquisition permitted under
       Section 6.4(e), provided that (i) Borrower is the
               ------  --------
       surviving corporation, (ii) giving effect to such merger Borrower will be in compliance with all financial and other covenants under the Loan Documents, (iii) there does not exist, and immediately following the effective time of the merger there will not exist, any Default or Event of Default.

       6.4  Investments and Acquisitions .  Make any Acquisition,
            ----------------------------
or enter into an agreement to make any Acquisition, or make or suffer to exist any Investment, other than:
                                ----------

            (a)  Investments consisting of Cash Equivalents;

            (b) advances to officers, directors and employees of Borrower for ordinary corporate purposes or in connection with their purchase of Common Stock;

            (c)  Investments of Borrower in any of its
       wholly-owned Subsidiaries and Investments of any Subsidiary of Borrower in Borrower or any of Borrower's wholly-owned Subsidiaries;

            (d) Investments in Meadowdale Foods, Inc. or any of its Affiliates if Borrower determines that such Investment is reasonably necessary or desirable in connection with the enhancement or preservation of, or to avoid the diminution of, the value of Borrower's theretofore existing Investments in Meadowdale Foods, Inc. or in connection with the minimization of its exposure on theretofore existing indemnity and other contingent undertakings with respect to Meadowdale Foods, Inc.;

            (e) Acquisitions of, or Investments in, a Person engaged primarily in the business now conducted by Borrower or in any reasonably related business or in a business that is or will be a vendor or lessor to Borrower in the ordinary course of the business now conducted by Borrower, provided that, giving effect to any such
                 --------
       Acquisition or Investment, the aggregate consideration paid by Borrower and its Restricted Subsidiaries for all such Acquisitions made subsequent to the Closing Date plus the aggregate amount of all such Investments made
       ----
       subsequent to the Closing Date does not exceed 20% of Consolidated Total Assets as of the last day of the most recently ended Fiscal Quarter;

            (f) Investments of a Person that is the subject of an Acquisition permitted by clause (e) above held by that Person on the date of such Acquisition;

            (g) Investments consisting of the deferred portion of the sales price payable to Borrower or any of its Restricted Subsidiaries upon a disposition of any Property permitted under this Agreement;

            (h)  Investments in existence on the Closing Date
       disclosed on Schedule 6.4;
                    ------------

            (i)  Investments consisting of Guaranty Obligations
       permitted by Section 6.10; and
                            ----

            (j) Investments in Unrestricted Subsidiaries and other Investments not otherwise permitted under this Section that do not exceed, in the aggregate outstanding at any time, $40,000,000.

       6.5  ERISA Compliance.  (a) Permit any Pension Plan,
            ---------------
other than a Multiemployer Plan, to incur any material
- ----------
"accumulated funding deficiency," as such term is defined in
Section 302 of ERISA, whether or not waived, or (b) in a manner which could result in the imposition of a material Lien on any Property of Borrower or any of its Subsidiaries pursuant to
Section 4068 of ERISA, (i) permit any Pension Plan maintained by any of them to suffer a Termination Event or (ii) incur withdrawal liability under any Multiemployer Plan.

       6.6  Change in Business.  Engage in any business other
            ------------------                          -----
than the businesses substantially as now conducted by Borrower
- ----
and any business reasonably related thereto.

       6.7  Liens and Negative Pledges.  Create, incur, assume,
            --------------------------
or suffer to exist any Lien of any nature upon or with respect to any of their respective Properties, whether now owned or hereafter acquired, or enter or suffer to exist any Negative Pledge, or sell any accounts receivable in a transaction intended to provide financing to Borrower or its Restricted Subsidiaries, except:
              ------

            (a) Liens existing on the date hereof and not required to be disclosed pursuant to Section 4.7 or
                                                    ---
       described in Schedule 4.7, provided that the obligations
                    ------------  --------
       secured by such Liens are not increased and that no such Lien extends to any Property of Borrower or any Restricted Subsidiary other than the Property subject to such Lien on the Closing Date;

            (b)  Liens securing Indebtedness permitted by
       Section 6.9(e) that are limited solely to the assets
               ------
       leased or purchased;

            (c)  Liens under any Loan Document;

            (d) Liens arising with respect to substitute real Property collateral under the Metropolitan Mortgage, provided real Property of reasonably equivalent value is
       --------
       simultaneously released from the Lien of the Metropolitan
       Mortgage;

            (e)  Liens on real Property securing New Mortgage
       Financings, and on any substitute real Property collateral thereunder, provided real Property of reasonably
                   --------
       equivalent value is simultaneously released from such Liens securing New Mortgage Financings;

            (f) Liens consisting of deposits or pledges to secure bids, tenders or contracts (other than contracts for the payment of money) arising in the ordinary course of business of Borrower or a Subsidiary of Borrower;

            (g)  Liens securing, or Negative Pledges benefiting,
       obligations of an entity that is the subject of an
       Acquisition permitted by Section 6.4(e) in existence prior
                                        ------
       to the date of such Acquisition;

            (h) Liens securing commercial letters of credit and bankers' acceptances on customary terms arising under Uncommitted Short Term Facilities;

            (i)  Sales and securitizations of accounts
       receivable, and Liens on accounts receivable arising in connection therewith, that provide financing to Borrower of not more than $30,000,000 outstanding at any time;

            (j)  Negative Pledges benefiting Subordinated
       Obligations;

            (k)  Permitted Encumbrances; and

            (l) Liens or Negative Pledges incurred in the ordinary course of Borrower's business that are not material to the business or financial condition of Borrower and its Subsidiaries taken as a whole and that do not secure or arise with respect to obligations in excess of $15,000,000 in the aggregate at any one time.

       6.8  Sales and Leasebacks.  Engage in any sale and
            --------------------
leaseback transaction except:
                      ------

            (a) a sale and leaseback of Property owned by Borrower or any of its Subsidiaries on October 9, 1994, provided that the aggregate fair market value of the
       --------
       Property which is the subject of all such sales and leasebacks does not exceed $100,000,000; and

            (b) a sale and leaseback of Property acquired by Borrower or any of its Subsidiaries subsequent to
       October 9, 1994, provided that the aggregate acquisition
                        --------
       and improvement costs of the Property which is the subject of all such sales and leasebacks does not exceed an amount equal to the sum of (i) $150,000,000 plus (ii) 50% of the
                    ---                     ----
       sum of (A) the aggregate acquisition and improvement costs
       ---
       of all Property acquired by Borrower or any of its Restricted Subsidiaries subsequent to the Closing Date minus (B) $150,000,000.
       -----
       6.9  Indebtedness.  Create, incur, assume or suffer to
            ------------
exist any Indebtedness except:
                       ------

            (a)  Indebtedness existing on the date hereof and
       described in Schedule 4.9;
                    ------------

            (b)  Indebtedness under the Loan Documents;

            (c)  Subordinated Obligations;

            (d)  Indebtedness under Uncommitted Short Term
       Facilities not in excess, as of any date of determination, of Unused Availability on that date;

            (e) Indebtedness consisting of Capital Leases or incurred to finance the purchase of Property that does not, as of any date of determination, exceed 5% of Consolidated Total Assets as of the last day of the most recently ended Fiscal Quarter;

            (f)  New Mortgage Financings in an aggregate
       principal amount not in excess, as of any date of determination, of such amount which, when added to the aggregate principal amount of the Existing Mortgages on that date (other than any Existing Mortgages to the extent
                  ----- ----
       the same will be concurrently paid or refinanced from the proceeds of such New Mortgage Financings), would be equal to 15% of Consolidated Total Assets as of the last day of the most recently ended Fiscal Quarter; provided that
                                               --------
       concurrently with the incurrence thereof either (A) at least 50% of the proceeds thereof are applied to the payment, prepayment, purchase, redemption or defeasance of Indebtedness of Borrower (other than under this Agreement)
                                 ----- ----
       or (B) the Commitment is voluntarily and permanently reduced by an amount at least equal to 50% of such proceeds;

            (g) Indebtedness not otherwise permitted hereunder that (i) is not secured by any Lien, or have the benefit of any Negative Pledge, on any Property of Borrower or any of its Subsidiaries, (ii) does not have any principal due and payable (or is subject to mandatory prepayment or redemption, or redemption at the election of the holder thereof) prior to the Maturity Date, (iii) is issued pursuant to documentation containing financial covenants and events of default not more onerous to Borrower, or other covenants and non-yield or non-tenor related provisions not more onerous to Borrower in any material respect, than those contained in this Agreement and
       (iv) giving effect thereto as of the last day of the most recently ended Fiscal Quarter, would not result in a Default;

            (h) Indebtedness to Borrower or a Subsidiary of Borrower from a Subsidiary of Borrower;

            (i)  Indebtedness under any Swap Agreement; provided
                                                        --------
       that such Swap Agreement was entered into for the purpose of hedging or managing interest rate exposure with respect to Indebtedness incurred in the ordinary course of business; and

            (j) Indebtedness of an entity that is the subject of an Acquisition permitted by Section 6.4(e) in existence
                                           ------
       prior to the date of such Acquisition, or related to a fixed asset acquired by Borrower in existence prior to the date of such acquisition.

       6.10  Guaranty Obligations.  Create, incur, assume or
             --------------------
suffer to exist any Guaranty Obligation, except:
                                         ------

            (a)  Guaranty Obligations described in Schedule 4.9
                                                   ------------
       and any renewals, extensions or refinancings thereof to the extent of the primary obligations as they exist on the Closing Date;

            (b)  the Subsidiary Guaranty;

            (c) Guaranty Obligations with respect to any obligations of a Restricted Subsidiary of Borrower;

            (d)  Guaranty Obligations with respect to
       obligations of a Person in which Borrower or a Restricted Subsidiary of Borrower holds an equity ownership interest, but not in excess of the proportion of such obligations corresponding to the proportion of such equity interests held by Borrower and its Restricted Subsidiaries;
       provided the aggregate obligations covered by all such
       --------
       Guaranty Obligations do not exceed $15,000,000 at any time;

            (e)  Guaranty Obligations consisting of Investments
       permitted by Section 6.4(d);
                            ------

            (f) Guaranty Obligations of an entity that is the subject of an Acquisition permitted by Section 6.4(e) in
                                                      ------
       existence prior to the date of such Acquisition; and

            (g) Guaranty Obligations not otherwise permitted hereunder, not exceeding $25,000,000 aggregate exposure at any time.

       6.11  Subsidiary Indebtedness and Guaranty Obligations.
             ------------------------------------------------
Permit any Restricted Subsidiary to incur any Indebtedness, or to enter into any Guaranty Obligation with respect to Indebtedness.

       6.12  Transactions with Affiliates.  Enter into any
             ----------------------------
transaction of any kind with any Affiliate of Borrower other
                                                       -----
than (a) transactions that result in Subordinated Obligations,
- ----
(b) transactions between or among Borrower and its wholly-owned Subsidiaries, (c) transactions that have been approved by a resolution adopted by the board of directors of Borrower with the favorable vote of a majority of the directors who have no financial or other interest in the transaction or by the vote of a majority of the outstanding shares of capital stock of Borrower and (d) arm's length transactions entered into on terms and under conditions not less favorable to Borrower or any of its Subsidiaries than could be obtained from a Person that is not an Affiliate of Borrower.

       6.13  Leverage Ratio.  Permit the Leverage Ratio to be, at
             --------------
  the end of each Fiscal Quarter ending during each Fiscal Year set forth below, greater than the ratio set forth opposite that Fiscal Year:

                      Fiscal Year ending
                          on or about            Ratio
                      ------------------       ---------

                      December 31, 1995        0.70:1.00

                      December 31, 1996
                      and thereafter           0.65:1.00

       6.14  Minimum Shareholders' Equity.  Permit Shareholders'
             ----------------------------
Equity to be, at the end of each Fiscal Quarter, less than the sum of (a) $405,000,000 plus (b) an amount equal to 75% of
- ---                     ----
Consolidated Net Income for each Fiscal Quarter ending after October 9, 1994 (without reduction for any deficit Consolidated Net Income during any such Fiscal Quarter).

       6.15  Fixed Charge Coverage Ratio.  Permit the Fixed
             ---------------------------
  Charge Coverage Ratio to be, at the end of each Fiscal Quarter, less than 1.85:1.00.

       6.16  Capital Expenditures.  Make a Capital Expenditure in
             --------------------
any Fiscal Year if to do so would cause Capital Expenditures made by Borrower and its Subsidiaries during that Fiscal Year to exceed the Maximum Capital Expenditure Amount applicable to that Fiscal Year; provided, however, that Borrower may make
                  --------  -------
Capital Expenditures in accordance with the One-Time Capex Basket, which Capital Expenditures shall not be counted against the Maximum Capital Expenditure Amount for the Fiscal Year ending on or about December 31, 1995.

       6.17  Distributions.  Make any Distribution during the
             -------------
existence of a Default or Event of Default or if, giving effect to the making of such Distribution, any Default or Event of Default would exist.

       6.18  Amendments.  Amend, waive or terminate any provision
             ----------
in any instrument or agreement governing Subordinated
Obligations if such amendment, waiver or termination would adversely affect the interests of the Banks under this Agreement.

       6.19  Change of Fiscal Year.  Change its Fiscal Year
             ---------------------
without the prior consent of the Administrative Agent, which will not be unreasonably withheld.

       6.20  Hostile Tender Offers.  Make any offer to purchase
             ---------------------
or acquire, or consummate a purchase or acquisition of, 5% or more of the capital stock of any publicly held corporation or other publicly held business entity if the board of directors of such corporation or business entity has notified Borrower that it opposes such offer or purchase.



                            ARTICLE 7
             INFORMATION AND REPORTING REQUIREMENTS
             --------------------------------------

       7.1  Financial and Business Information.  As long as any
            ----------------------------------
Loan remains unpaid or any other Obligation remains unpaid or unperformed, or the Commitment remains outstanding, Borrower shall, unless the Administrative Agent (with the written approval of the Majority Banks) otherwise consents in writing, deliver to each of the Banks at its own expense:

            (a) As soon as reasonably possible, and in any event within 60 days after the close of each Fiscal Quarter of Borrower (other than the fourth Fiscal Quarter), (i) the consolidated condensed balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Quarter, setting forth in comparative form the corresponding figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, and (ii) the consolidated condensed statements of operations and cash flow of Borrower and its Subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, setting forth in comparative form the corresponding periods of the preceding Fiscal Year. Such consolidated condensed balance sheets and statements shall be prepared in reasonable detail in accordance with Generally Accepted Accounting Principles (other than those which require footnote disclosure of certain matters) consistently applied, shall be accompanied by a management discussion and analysis of such statements and the operations of Borrower during the fiscal periods covered by such statements, and shall be certified by the principal financial officer of Borrower, subject to normal year-end accruals and audit adjustments;

            (b) As soon as reasonably possible, and in any event within 105 days after the close of each Fiscal Year of Borrower, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures at the end of the preceding Fiscal Year and
       (ii) the consolidated statements of operations, cash flow and shareholders' equity of Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the corresponding figures for the previous Fiscal Year. Such consolidated balance sheet and statements shall be prepared in reasonable detail in accordance with Generally Accepted Accounting Principles consistently applied, and shall be accompanied by a report and opinion of KPMG Peat Marwick or other independent certified public accountants of recognized standing selected by Borrower (to which the Majority Banks have not reasonably objected), which report and opinion shall state that the audit of such consolidated financial statements by such accountants was made in accordance with generally accepted auditing standards and that such consolidated financial statements fairly present the financial position, results of operations and cash flows of Borrower and its Subsidiaries subject to no exceptions as to scope of audit and subject to no other exceptions or qualifications (other than changes in accounting principles in which the auditors concur) not approved by the Majority Banks in their reasonable discretion. Such accountants' report and opinion shall be accompanied by a certificate stating that, in conducting the audit examination necessary for the certification of such financial statements, such accountants have obtained no knowledge of any Default or Event of Default hereunder or, if in the opinion of such accountants, any such Default or Event of Default shall exist, stating the nature and status of such event, and setting forth the financial calculations under
       Sections 6.13 through 6.16, as of the date of the balance
                ----         ----
       sheet;

            (c) Not later than 60 days subsequent to the commencement of each Fiscal Year, a budget setting forth the consolidated financial condition and results of operation, by Fiscal Quarter, of Borrower and its Subsidiaries for such Fiscal Year, in reasonable detail and in a form reasonably satisfactory to the Administrative Agent, together with a description of the material assumptions used in making such budget and, within three Banking Days after any significant revision of such budget is approved by the chief financial officer of Borrower, a copy of such revision;

            (d) Promptly after the receipt thereof by Borrower, copies of any audit or management reports submitted to it by independent accountants in connection with any audit, interim audit or other report submitted to the board of directors of Borrower or any of its Subsidiaries;

            (e) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to its stockholders, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Commission or any similar or corresponding Governmental Agency or with any securities exchange;

            (f) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within five Banking Days after becoming aware, of the occurrence of any
       (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan, other than a Multiemployer Plan, or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower and any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

            (g) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within five Banking Days after becoming aware, of the existence of a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

            (h) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within five Banking Days after becoming aware, that the holder of any evidence of indebtedness or guaranty described in Section 9.1(g) has
                                                     ------
       given notice or taken any other action with respect to a claimed default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action Borrower is taking or proposes to take with respect thereto;

            (i) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within three Banking Days after becoming aware, of the existence of any pending or threatened litigation or any investigation by any Governmental Agency that has a reasonable possibility of being determined adversely to Borrower or any of its Subsidiaries and, if so determined, would constitute a Material Adverse Effect; and

            (j) Such other data and information as from time to time may be reasonably requested by any of the Banks.

       7.2  Compliance Certificate.  As long as any Loan
            ----------------------
remains unpaid or any other Obligation remains unpaid or unperformed, or the Commitment remains outstanding, Borrower shall, unless the Administrative Agent (with the written approval of the Majority Banks) otherwise consents in writing, deliver to each of the Banks, not later than 60 days after the close of each Fiscal Quarter and 105 days after the close of each Fiscal Year, a Compliance Certificate dated as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be, (a) setting forth computations showing, in detail reasonably satisfactory to the Administrative Agent, whether Borrower and its Subsidiaries were in compliance with their obligations to the Banks pursuant to Sections 6.13 through 6.16; (b) stating that a review of the
         ----         ----
activities of Borrower and its Subsidiaries during such fiscal period has been made under supervision of the certifying officer with a view to determining whether during such fiscal period Borrower and its Subsidiaries performed and observed all their respective Obligations under the Loan Documents, and either
(i) stating that to the best knowledge of the certifying officer during such fiscal period Borrower and its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to them or (ii) if Borrower and its Subsidiaries have not performed and observed such covenants and conditions, specifying all such Defaults and their nature and status and
(c) stating, to the best knowledge of the certifying officer, whether any event or circumstance constituting a Material Adverse Effect has occurred since the date of the most recent Compliance Certificate delivered under this Section and, if so, describing such Material Adverse Effect in reasonable detail.


                           ARTICLE 8
                           CONDITIONS
                           ----------

       8.1  Initial Advances, etc..  The obligations of the
            ----------------------
Banks to make the initial Advances and the obligation of the Issuing Bank to issue the initial Letter of Credit are subject to the following conditions, each of which shall be satisfied prior to or concurrently with the making of the initial Advances, or Letter of Credit:

            (a) the Documentation Agent shall have received all of the following, each dated as of the Closing Date (unless otherwise specified or unless the Documentation Agent otherwise agrees) and all in form and substance satisfactory to the Documentation Agent and legal counsel for the Documentation Agent:


                 (1) executed counterparts of this Agreement, sufficient in number for distribution to the Banks and Borrower;

                 (2) the Notes executed by Borrower in favor of each Bank, each in a principal amount equal to that Bank's Pro Rata Share of the Commitment;

                 (3) the Subsidiary Guaranty executed by each Significant Subsidiary of Borrower;

                 (4)  with respect to Borrower and each
            Significant Subsidiary, such documentation as the Documentation Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower and each such Subsidiary, its qualification to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including, without
                                             ---------
            limitation, certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, and the like;

                 (5)  the Opinion of Counsel;

                 (6)  an Officer's Certificate of Borrower
            affirming, to the best of his or her knowledge, that
            the conditions set forth in Sections 8.1(g) and
                                                 ------
            8.1(h) have been satisfied;
            ------

                 (7)  the Swing Line Documents executed by
            Borrower; and

                 (8)  such other assurances, certificates,
            documents, consents or opinions as the Documentation
            Agent may reasonably require.

            (b)  The Administrative Agent shall have been paid
       the initial administrative fee pursuant to Section 3.2.
                                                          ---

            (c)  The Syndications Agent shall have been paid the
       syndication fee pursuant to Section 3.3.
                                           ---

            (d)  The Documentation Agent shall have been paid the
       documentation fee pursuant to Section 3.4.
                                             ---

            (e)  The Administrative Agent shall have received,
       for the account of the Banks, the upfront fees described
       in Section 3.5 and the letter of credit fees with respect
                  ---
       to the Initial Letters of Credit pursuant to
       Section 3.7(a).
               ------

            (f) The Documentation Agent shall be satisfied that the Obligations, as that term is defined in the Prior Syndicated Facilities, have been paid and otherwise satisfied in full and that the Prior Syndicated Facilities have been terminated or will be terminated substantially concurrently on the same day as the Closing Date.

            (g)  The representations and warranties of Borrower
       contained in Article 4 shall be true and correct.
                    ---------

            (h)  Borrower and its Subsidiaries and any other
       Parties shall be in compliance with all the terms and provisions of the Loan Documents.

            (i) The Administrative Agent shall have received a Request for Loan or Request for Letter of Credit, as applicable.

       8.2  Any Increasing Advance, etc..  The obligations of the
            ----------------------------
Banks to make any Advance which would increase the aggregate principal Indebtedness evidenced by the Notes and the obligation of the Issuing Bank to issue any Letter of Credit are subject to the following conditions precedent:

            (a) the Administrative Agent or the Issuing Bank shall have received a Request for Loan or Request for Letter of Credit as the case may be;

            (b)  the representations and warranties contained in
       Article 4 (other than the representations and warranties
       ---------  ----------
       contained in Sections 4.4(a), 4.5, 4.6, 4.7, 4.9, 4.12,
                             ------  ---  ---  ---  ---  ----
       4.15 and 4.19) shall be true and correct in all material
       ----     ----
       respects on and as of the date of the Loan or Letter of Credit as though made on and as of that date and no event or circumstance that constitutes a Material Adverse Effect shall have occurred since the Closing Date; and

            (c)  the Administrative Agent shall have received
       such other information relating to any matters which are
       the subject of Section 8.2(b) or the compliance by
                              ------
       Borrower with this Agreement as may reasonably be requested by the Administrative Agent on behalf of a Bank.

       8.3  Any Advance.  The obligations of the Banks to make
            -----------
any Advance are subject to the conditions precedent that the representations and warranties contained in Sections 4.13 and
                                                     ----
4.18 shall be true and correct in all material respects on and as
- ----
of the date of the Advance as though made on and as of that date, and that there has not occurred an Event of Default that is then continuing.



                            ARTICLE 9
       EVENTS OF DEFAULT AND REMEDIES UPON EVENTS OF DEFAULT
       -----------------------------------------------------

       9.1  Events of Default.  There will be a default hereunder
            -----------------
if any one or more of the following events ("Events of Default") occurs and is continuing, whatever the reason therefor:

            (a) failure to pay any installment of principal on any of the Notes, or any amount due from Borrower to the Issuing Bank upon its payment under a Letter of Credit, in each case on the date when due; or

            (b) failure to pay any installment of interest on any of the Notes, or to pay any fee or other amounts due to the Issuing Bank, the Administrative Agent, the Documentation Agent or any Bank hereunder, within five (5) calendar days after the date when due; or

            (c)  any failure to comply with Section 6.1; or
                                                    ---

            (d)  any failure to comply with Sections 6.3, 6.4,
                                                     ---  ---
       6.7, 6.8, 6.9, 6.10 or 6.11 which shall remain unremedied
       ---  ---  ---  ----    ----
       for a period of thirty (30) calendar days from the date of such Default or, if the Majority Banks determine that such Default constitutes a Material Adverse Effect, such shorter period as may be specified by the Majority Banks by written notice to Borrower; or

            (e) Borrower or any other Party fails to perform or observe any other term, covenant, or agreement contained in any Loan Document on its part to be performed or observed within the later of (i) thirty (30) calendar days after notice by the Administrative Agent of such Default or (ii) if Borrower or such other Party has commenced efforts to remedy such Default, such period not exceeding sixty (60) calendar days after notice by the Administrative Agent of such Default during which Borrower or such other Party is diligently pursuing such efforts; or

            (f) any representation or warranty in any Loan Document or in any certificate, agreement, instrument, or other document made or delivered, on or after the Closing Date, pursuant to or in connection with any Loan Document proves to have been incorrect when made in any material respect and the interests of the Banks under this Agreement have been materially and adversely affected by reason of such incorrect representation or warranty; or

            (g)  Borrower or any of its Significant Subsidiaries
       (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money, or any guaranty of present or future indebtedness for borrowed money, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise in excess of $15,000,000 or (ii) fails to perform or observe any other material term, covenant, or agreement on its part to be performed or observed, or suffers to exist any condition, in connection with any present or future indebtedness for borrowed money, or any guaranty of present or future indebtedness for borrowed money, in excess of $15,000,000, if as a result of such failure or such condition any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare it due before the date on which it otherwise would become due and such right continues to exist for 5 calendar days after the Administrative Agent notifies Borrower to cure the condition creating such right; or

            (h) any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid, or unenforceable in any respect which is, in the reasonable opinion of the Majority Banks, materially adverse to the interest of the Banks; or any Party thereto denies that it has any or further liability or obligation under any Loan Document;

            (i) a final judgment against Borrower or any of its Significant Subsidiaries is entered for the payment of money in excess of $1,000,000, and remains unsatisfied without procurement of a stay of execution for sixty (60) calendar days after the issuance of any writ of execution or similar legal process or the date of entry of judgment, whichever is earlier, or in any event after the date which is five (5) calendar days prior to the scheduled sale of any assets pursuant to such legal process; or

            (j) Borrower or any Significant Subsidiary of Borrower institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its Property is initiated without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

            (k) the occurrence subsequent to the Closing Date of a Termination Event with respect to any Pension Plan if the aggregate liability of Borrower and its ERISA Affiliates under ERISA as a result thereof exceeds $25,000,000; or the complete or partial withdrawal subsequent to the Closing Date by Borrower or any of its ERISA Affiliates from any Multiemployer Plan if the aggregate liability of Borrower and its ERISA Affiliates as a result thereof exceeds $25,000,000; or (l) the occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or (m) any determination is made by a court of competent jurisdiction that payment of principal or interest or both is due to the holder of any Subordinated Obligations which would not be permitted by Section 6.1 or that any Subordinated
                               ---
       Obligation is not subordinated in accordance with its
       terms to the Obligations.

       9.2  Remedies Upon Event of Default.  Without limiting any
            ------------------------------
other rights or remedies of the Administrative Agent or the Banks provided for elsewhere in this Agreement or the Loan Documents, or by applicable Law or in equity, or otherwise:

            (a)  Upon the occurrence of any Event of Default, and
       so long as any such Event of Default shall be continuing
       (other than an Event of Default described in
       Section 9.1(j)):
               ------

                 (i)  all commitments to make Advances, issue
            Letters of Credit and all other obligations of the Administrative Agent or the Banks and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that the Majority Banks (subject to
                      ------
            Section 11.2) may waive the Event of Default or,
                    ----
            without waiving, determine, upon terms and conditions satisfactory to the Majority Banks, to reinstate the Commitment and make further Advances and issue Letters of Credit, which waiver or determination shall apply equally to, and shall be binding upon, all the Banks;

                 (ii) the Majority Banks may request the Issuing Bank to, and the Issuing Bank thereupon shall, demand the immediate deposit by Borrower of an amount equal to the aggregate effective face amount of all outstanding Letters of Credit with the Issuing Bank as cash collateral for the obligation of Borrower to make such payments as may be required by Sections
            2.4 and 2.5, which amount shall be held by the
            ---     ---
            Issuing Bank as collateral in an interest-bearing account for the account of Borrower; and

                 (iii)  the Majority Banks may request the
            Administrative Agent to, and the Administrative Agent thereupon shall, declare the unpaid principal of or unperformed balance of all Obligations due to Banks hereunder and under the Notes, all interest accrued and unpaid thereon, and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand, or further notice of any kind, all of which are expressly waived by Borrower.

            (b)  Upon the occurrence of any Event of Default
       described in Section 9.1(j):
                            ------

                 (i)  all commitments to make Advances, issue
            Letters of Credit and all other obligations of the Administrative Agent or the Banks and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all the Banks may waive the
                      ------
            Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitment and make further Advances and issue Letters of Credit, which waiver or determination shall apply equally to, and shall be binding upon, all of the Banks;

                 (ii) an amount equal to the aggregate effective face amount of all outstanding Letters of Credit shall be immediately deposited by Borrower with the Issuing Bank as cash collateral for the obligation of Borrower to make such payments as may be required by Sections 2.4 and 2.5, which amount shall be held by
                     ---     ---
            the Issuing Bank as collateral in an interest-bearing account for the account of Borrower; and

               (iii) the unpaid principal of or unperformed balance of all Obligations due to the Banks here under and under the Notes, and all interest accrued and unpaid on such Obligations, and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand, or further notice of any kind, all of which are expressly waived by Borrower.

                 (c) Upon the occurrence of an Event of Default, the Banks and the Administrative Agent, or any of them, without notice to or demand upon Borrower, which are expressly waived by Borrower, may proceed to protect, exercise, and enforce their rights and remedies under the Loan Documents against Borrower or any other Party and such other rights and remedies as are provided by Law or equity. The order and manner in which the rights and remedies of the Banks under the Loan Documents and otherwise are exercised shall be determined by the Majority Banks.

                 (d) All payments received by the Administrative Agent and the Banks, or any of them, shall be applied first to the costs and expenses (including attorneys' fees and disbursements) of the Administrative Agent and Documentation Agent, acting as Administrative Agent or Documentation Agent (as applicable), and of the Banks and thereafter paid pro rata to the Banks in the same proportion that the aggregate of the unpaid principal amount owing on the Obligations of Borrower to each Bank, plus accrued and unpaid interest thereon, bears to the aggregate of the unpaid principal amount owing on all the Obligations, plus accrued and unpaid interest thereon. Regardless of how each Bank may treat the payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations, the payments shall be applied first, to the costs and expenses of the
               -----
       Administrative Agent and Documentation Agent, acting as Administrative Agent or Documentation Agent (as applicable), and the Banks as set forth above, second, to
                                                      ------
       the payment of accrued and unpaid fees hereunder and interest on all Obligations to the Banks, to and including the date of such application (ratably according to the accrued and unpaid interest on the Loans), third, to the
                                                  -----
       ratable payment of the unpaid principal of all Obligations to the Banks, and fourth, to the payment of all other
                         ------
       amounts then owing to the Administrative Agent, the Documentation Agent or the Banks under the Loan Documents. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or under applicable Law.

                           ARTICLE 10
                    THE ADMINISTRATIVE AGENT
                    ------------------------

       10.1  Appointment and Authorization.  Each Bank hereby
             -----------------------------
irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization does not constitute appointment of the Administrative Agent as trustee for any Bank and, except as specifically set forth herein to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

       10.2  Administrative Agent and Affiliates.  The Chase
             -----------------------------------
Manhattan Bank, N.A. (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" includes The Chase Manhattan Bank, N.A. (and each successor Administrative Agent) in its individual capacity. The Chase Manhattan Bank, N.A. (and each successor Administrative Agent) and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower and any Affiliate of Borrower, as if it were not the Administrative Agent and without any duty to account therefor to the Banks. The Chase Manhattan Bank, N.A. (and each successor Administrative Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder, except as otherwise
                                        ------
provided herein.

       10.3  Banks' Credit Decisions.  Each Bank agrees that it
             -----------------------
has, independently and without reliance upon the Administrative Agent, any other Bank, or the directors, officers, agents, or employees of the Administrative Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrower and its Subsidiaries and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Bank, or the directors, officers, agents, or employees of the Administrative Agent or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

       10.4  Action by Administrative Agent.
             ------------------------------

            (a) The Administrative Agent may assume that no Event of Default has occurred and is continuing, unless the Administrative Agent has actual knowledge of the Event of Default, has received notice from Borrower stating the nature of the Event of Default, or has received notice from a Bank stating the nature of the Event of Default and that Bank considers the Event of Default to have occurred and to be continuing.

            (b)  The Administrative Agent has only those
       obligations under the Loan Documents that are expressly set forth therein. Without limitation on the foregoing, the Administrative Agent shall have no duty to inspect any property of Borrower or any of its Subsidiaries, although the Administrative Agent may in its discretion periodically inspect any property from time to time in accordance with Section 5.6.
                               ---

            (c) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to
       ------
       act or not act upon the instructions of the Majority Banks (or of all the Banks, to the extent required by
       Sections 9.2(b) or 11.2) and those instructions shall be
                ------    ----
       binding upon the Administrative Agent and all the Banks, provided that the Administrative Agent shall not be
       --------
       required to act or not act if to do so would expose the Administrative Agent to significant liability or would be contrary to any Loan Document or to applicable law.

            (d)  If the Administrative Agent has received a
       notice specified in clause (a), the Administrative Agent
                                  ---
       shall give notice thereof to the Banks and shall act or
       not act upon the instructions of the Majority Banks (or of all the Banks, to the extent required by Sections 9.2(b)
                                                         ------
       or 11.2), provided that the Administrative Agent shall not
          ----   --------
       be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that if the Majority
                                     ------
       Banks (or all the Banks, if required under Sections
       9.2(b) or 11.2) fail, for three (3) Banking Days after the
       ------    ----
       receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Banks.

            (e)  The Administrative Agent shall have no liability
       to any Bank for acting, or not acting, as instructed by
       the Majority Banks (or all the Banks, if required under
       Sections 9.2(b) or 11.2), notwithstanding any other
                ------    ----
       provision hereof.

       10.5  Liability of Administrative Agent.  Neither the
             ---------------------------------
Administrative Agent nor any of its respective directors, officers, agents, or employees shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful
           ------
misconduct. Without limitation on the foregoing, the Administrative Agent and its respective directors, officers, agents, and employees:

            (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof in form reasonably satisfactory to the Administrative Agent, signed by the payee and may treat each Bank as the owner of that Bank's interest in the obligations due to Banks for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form reasonably satisfactory to the Administrative Agent, signed by that Bank;

            (b) may consult with legal counsel, in-house legal counsel, independent public accountants, in-house accountants and other professionals, or other experts selected by it, or with legal counsel, independent public accountants, or other experts for Borrower, and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, independent public accountants, or experts;

            (c) will not be responsible to any Bank for any statement, warranty, or representation made in any of the Loan Documents or in any notice, certificate, report, request, or other statement (written or oral) in connection with any of the Loan Documents;

            (d) except to the extent expressly set forth in the Loan Documents, will have no duty to ascertain or inquire as to the performance or observance by Borrower or any other Person of any of the terms, conditions, or covenants of any of the Loan Documents or to inspect the property, books, or records of Borrower or any of its Subsidiaries or other Person;

            (e) will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency, or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith;

            (f) will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, con sent, certificate, statement, or other instrument or writing believed by it or them to be genuine and signed or sent by the proper party or parties; and

            (g)  will not incur any liability for any
       arithmetical error in computing any amount payable to or receivable from any Bank hereunder, including without limitation payment of principal and interest on the Notes, payment of commitment fees, Loans, and other amounts; provided that promptly upon discovery of such an
                --------
       error in computation, the Administrative Agent, the Banks, and (to the extent applicable) Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

       10.6  Indemnification.  Each Bank shall, ratably in
             ---------------
accordance with the respective principal amount of its Bank Commitment, indemnify and hold the Administrative Agent and its directors, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, attorney's fees and disbursements) that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure by Borrower to pay the obligations due to Banks hereunder or under the Notes) or any action taken or not taken by it as Administrative Agent there-under to the extent the Administrative Agent has not been reimbursed therefor by Borrower, except for the Administrative
                                 ------
Agent's gross negligence or willful misconduct. Without limitation on the foregoing, each Bank shall reimburse the Administrative Agent upon demand for that Bank's ratable share of any cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization), or enforcement of the Loan Documents, to the extent that Borrower is required by Section 11.3 to pay that cost
                                            ----
or expense but fails to do so upon demand. Any such reimbursement shall not relieve Borrower of its obligations under
Section 11.3.
        ----

       10.7  Successor Administrative Agent.  The Administrative
             ------------------------------
Agent may resign as such at any time by written notice to Borrower and the Banks, to be effective upon a successor's acceptance of appointment as Administrative Agent. The Majority Banks may at any time remove the Administrative Agent by written notice to that effect to be effective on such date as the Majority Banks designate. In either event, the Majority Banks shall appoint a successor Administrative Agent or Administrative Agent, who must be from among the Banks; provided, that the
                                         --------
Administrative Agent shall be entitled to appoint a successor Administrative Agent from among the Banks, subject to acceptance of appointment by that successor Administrative Agent, if the Majority Banks have not appointed a successor Administrative Agent within thirty (30) days after the date the Administrative Agent gave notice of resignation or was removed. Upon a successor's acceptance of appointment as Administrative Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the Administrative Agent under the Loan Documents, and the resigning or removed Administrative Agent will thereupon be discharged from its duties and obligations thereafter arising under the Loan Documents.

       10.8  No Obligations of Borrower.  Nothing contained in
             --------------------------
this Article 10 shall be deemed to impose upon Borrower any
     ----------
obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Banks in respect of any failure by the Administrative Agent or any Bank to perform any of its obligations to the Administrative Agent or the Banks under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Banks, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

       10.9  No Obligations-Managing Agents.  The Administrative
             ------------------------------
Agent shall not have any obligation to Borrower or any Bank arising out of the performance or non-performance by the Documentation Agent of its duties and responsibilities here under. The Documentation Agent shall not have any obligation to Borrower or any Bank arising out of the performance or non-performance by the Administrative Agent of its duties and responsibilities hereunder.


                            ARTICLE 11
                          MISCELLANEOUS
                          -------------

       11.1  Cumulative Remedies; No Waiver.  The rights, powers,
             ------------------------------
and remedies of the Administrative Agent, the Documentation Agent or any Bank provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, or remedy provided by law or equity. No failure or delay on the part of the Administrative Agent, the Documentation Agent or any Bank in exercising any right, power, or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, or remedy preclude any other or further exercise of any other right, power, or remedy. The terms and conditions of Sections 8.1, 8.2, and 8.3 hereof are inserted for
                       ---  ---      ---
the sole benefit of the Banks and the Documentation Agent (in the case of Section 8.1) or the Administrative Agent (in the case of
                ---
Sections 8.2 and 8.3) may (in either case, with the written
         ---     ---
approval of the Majority Banks) waive them in whole or in part with or without terms or conditions in respect of any Loan, without prejudicing the Banks' rights to assert them in whole or in part in respect of any other Loans.

       11.2  Amendments; Consents.  No amendment, modification,
             --------------------
supplement, termination, or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval of the Majority Banks, and then only in the specific instance and for the specific purpose given; and without the written approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver, or consent may be effective:

            (a) to amend or modify the principal of, or the amount of principal, principal prepayments, or the rate of interest payable on, any Obligation or the amount of any Commitment or of any fee payable to any Bank;

            (b) to postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Obligation or any installment of any fee or to extend the term of any Commitment;

            (c)  to amend or modify the provisions of the
       definition in Section 1.1 of "Majority Banks" or of
                             ---
       Sections 2.9, 11.2, 11.9, 11.10, or 11.11;
                ---  ----  ----  -----     -----

            (d) to release any Significant Subsidiary from the Subsidiary Guaranty except in connection with the sale or
                           ------
       other disposition of that Significant Subsidiary which does not violate Section 6.2 or if it no longer qualifies
                                ---
       as a Significant Subsidiary; or

            (e) to amend or modify any provision of this Agreement or the Loan Documents that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver, or consent pursuant to this Section 11.2 shall apply equally to, and
                                 ----
shall be binding upon, all the Banks, the Documentation Agent and the Administrative Agent.

       11.3  Costs, Expenses and Taxes.  Borrower shall pay on
             -------------------------
demand the reasonable out-of-pocket costs and expenses of the Documentation Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents executed and delivered on the Closing Date. Borrower shall pay on demand the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the amendment or waiver of any of the Loan Documents that is requested by Borrower, whether or not granted by the Banks. Borrower shall pay on demand the reasonable out-of-pocket costs and expenses of the Administrative Agent (and, if there then exists an Event of Default, of the Banks) in connection with any refinancing, restructuring, reorganization (including a bankruptcy
                               ---------
reorganization, if such payment is approved by the bankruptcy court) of the credit facilities under this Agreement. Borrower shall in any event pay on demand the reasonable out-of-pocket costs and expenses of the Administrative Agent and the Banks in connection with the enforcement of any of the Loan Documents.
The aforesaid costs and expenses shall include without limitation filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants, and other outside experts retained by the Documentation Agent, the Administrative Agent or any of the Banks. Borrower shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to banks) and all costs, expenses, fees, and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document, or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless, and indemnify the Documentation Agent, the Administrative Agent and each Bank from and against any and all loss, liability, or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee, or charge or that any of them may suffer or incur by reason of the failure of Borrower to perform any of its Obligations. Any amount payable to the Documentation Agent, the Administrative Agent or any Bank under this Section shall bear interest from the date of receipt of demand for payment at the Alternate Base Rate.

       11.4  Nature of Banks' Obligations.  Nothing contained in
             ----------------------------
this Agreement or any other Loan Document and no action taken by the Administrative Agent, the Documentation Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture, or other entity, either among themselves or with Borrower. Each Bank's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and is not conditioned upon the performance by any other Bank of its obligation to make Advances. A default by any Bank will not increase the Commitment of any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so.

       11.5  Representations and Warranties.  All representations
             ------------------------------
and warranties of Borrower and any other Party contained herein or in any other Loan Document (including, for this purpose, all representations and warranties contained in any certificate or other writing required to be delivered by or on behalf of Borrower or such Party pursuant to any Loan Document) will survive the making of the loans hereunder and the execution and delivery of the Notes, and, in the absence of actual knowledge by the Administrative Agent, the Documentation Agent or a Bank of the untruth of any representation or warranty, have been or will be relied upon by the Administrative Agent, the Documentation Agent and each Bank (as the case may be), notwithstanding any investigation made by the Administrative Agent, the Documentation Agent or any Bank or on their behalf.

       11.6   Notices.  Except as otherwise provided in any Loan
              -------
Document, (a) all notices, requests, demands, directions, and other communications provided for hereunder and under any other Loan Document must be in writing and must be mailed, telegraphed, delivered, or sent by telecopier or cable to the appropriate party at the address set forth on the signature pages of this Agreement or, as to any Party, at any other address as may be designated by it in the applicable Loan Document or in a written notice sent to all other parties in accordance with this Section and (b) any notice, request, demand, direction, or other communication given by telegram or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise provided in any Loan Document if any notice, request, demand, direction, or other communication is given by mail it will be effective on the third Banking Day after deposited in the United States mails with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier (with receipt confirmed), when sent; or if given by personal delivery, when delivered.

       11.7  Execution in Counterparts.  This Agreement and any
             -------------------------
other Loan Document to which Borrower is a Party may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

       11.8  Binding Effect; Assignment.
             --------------------------

            (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Documentation Agent, each of the Banks, and their respective successors and assigns, except that except as
                                          ------
       permitted in Section 6.3, Borrower may not assign its
                            ---
       rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

            (b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Commitment; provided that (i) such Eligible Assignee, if not then a
       --------
       Bank, shall be reasonably acceptable to the Administrative Agent, (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent for registration as hereinbelow provided, (iii) unless the Administrative Agent otherwise consents, the assignment shall not assign a Pro Rata Share of the Commitment equivalent to less than $10,000,000 and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has registered the Commitment Assignment and Acceptance in the register kept for that purpose by the Administrative Agent described below. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share of the Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Bank to Borrower of its Note) to such assignee Bank, a Note evidencing that assignee Bank's Pro Rata Share of the Commitment, and to the assigning Bank, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

            (c) By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and
                                                          ---
       such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance;
       (iv) it will, independently and without reliance upon the Administrative Agent, the Documentation Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Documentation Agent and the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent or the Documentation Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

            (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it and a register for recordation of the names and addresses of the Banks and their respective Pro Rata Shares of the Commitment. Upon receipt of a completed Commitment Assignment and Acceptance executed by any Bank and an Eligible Assignee, and upon receipt of a registration fee of $3,000 from such Eligible Assignee, Administrative Agent shall record the making of the assignments contemplated in such Commitment Assignment and Acceptance in such register. The entries in such register shall be conclusive, in the absence of manifest error, and Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the register as a Bank hereunder for all purposes of this Agreement. Promptly following any entry in the register, the Administrative Agent shall provide to Borrower and the Banks a revised Schedule 1.1 giving effect thereto.
                       ------------

            (e) Each Bank may from time to time without the consent of Borrower or the Administrative Agent grant participations to one or more banks or other financial institutions in a portion of its Pro Rata Share of the Commitment; provided, however, that (i) such Bank's
                   --------  -------
       obligations under this Agreement shall remain unchanged,
       (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so
                   ------
       provides, for the purposes of Sections 3.8, 3.9, 3.10,
                                              ---  ---  ----
       11.10 and 11.23 but only to the extent that the cost of
       -----     -----
       such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation, (iv) Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement,
       (v) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which
                                           ----------
       (A) increase the monetary amount of the Commitment,
       (B) extend the Maturity Date or any other date upon which any payment of money is due to the Banks, (C) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Banks or (D) release any Significant Subsidiary from the Subsidiary Guaranty (except in connection with the sale or other disposition
        ------
       of that Significant Subsidiary which does not violate
       Section 6.2 or if it no longer qualifies as a Significant
               ---
       Subsidiary) and (vi) such Bank shall notify the Administrative Agent in writing of the identity of the participant and the amount of the participation interest within five Banking Days after the date granted.

            (f) In the event that any Bank is acquired by any Person, or merges with a Person and such merger results in a change in control of that Bank (measured by such factors as the relative stock ownership positions, board of directors composition and senior management composition of the merged entity), Borrower may in its sole, absolute and unfettered discretion exercised not later than the later
                                                          -----
       of (i) sixty (60) days after the consummation of such
       --
       acquisition or merger and (ii) sixty (60) days after any Senior Officer of Borrower has actual knowledge of the consummation of such acquisition or merger, remove such Bank in accordance with Section 11.23.
                                       -----

       11.9  Sharing of Setoffs.  Each Bank severally agrees that
             ------------------
if it, through the exercise of the right of setoff, banker's lien, or counterclaim against Borrower or otherwise, receives payment of the Obligations due it hereunder and under the Notes that is ratably more than any other Bank, through any means, receives in payment of the obligations held by that Bank, then:
(a) the Bank exercising the right of setoff, banker's lien, or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the obligations held by each Bank after the exercise of the right of setoff, banker's lien, or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien, or counterclaim or receipt of payment, and
(b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the obligations ratably in accordance with each Bank's share of the obligations immediately prior to, and without taking into account, the payment, provided that, if all or any portion of a
                      --------
disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased; provided, however, that each Bank agrees that it shall not
- --------
exercise any right of setoff, banker's lien or counterclaim without first obtaining the consent of the Majority Banks.

       11.10  Indemnity by Borrower.  Borrower agrees to
              ---------------------
indemnify, save, and hold harmless the Administrative Agent, the Documentation Agent, the Issuing Bank and each Bank and their directors, officers, agents, attorneys, and employees (collectively, the "indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any indemnitee (other than by Borrower or by another indemnitee) if the claim, demand, action or cause of action arises out of or relates to the Commitment, the use of proceeds of any Loans, or the relationship of Borrower and the Banks under this Agreement or any transaction contemplated pursuant to this Agreement, (ii) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (i) above; and (iii) any and all liabilities,
                    ---
losses, costs, or expenses (including attorneys' fees and disbursements) that any indemnitee suffers or incurs as a result of any of the foregoing; provided, that Borrower shall have no
                         --------
obligation under this Section to the Administrative Agent, the Documentation Agent, the Issuing Bank or any Bank with respect to any of the foregoing to the extent arising out of the gross negligence or willful misconduct of the Administrative Agent, the Documentation Agent, the Issuing Bank or such Bank or the breach by the Administrative Agent, the Documentation Agent, the Issuing Bank or such Bank of this Agreement or from the transfer or disposition of any Note by any Bank. If any claim, demand, action or cause of action is asserted against any indemnitee, such indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. If requested by Borrower in writing and so long as no Default or Event of Default shall have occurred and be continuing, such indemnitee shall in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action, shall permit Borrower to participate in such contest and shall cooperate with Borrower to the extent their interests are aligned. Any indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's written approval thereof, which approval may be withheld in Borrower's sole discretion. Any voluntary settlement by an indemnitee of such a claim or proceeding without Borrower's written approval, shall relieve Borrower of its obligation to indemnify that indemnitee with respect to such claim or proceeding. In any legal action involving more than one indemnitee, all indemnitees shall be represented by a single legal counsel unless such legal counsel determines that a defense or counterclaim is available to an indemnitee that is not available to all indemnitees and that to assert such a defense or counterclaim would create a conflict of interest, or a potential conflict of interest, in which case such indemnitee shall be entitled to separate legal counsel. Any obligation or liability of Borrower to any indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Loans and all other Obligations owed to the Banks.

       11.11  Nonliability of Banks.  The relationship between
              ---------------------
Borrower and the Banks is, and shall at all times remain, solely that of borrower and lenders, and the Banks, the Documentation Agent and the Administrative Agent neither undertake nor assume any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower's business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by any Bank, the Documentation Agent or the Administrative Agent in connection with any such matter is for the protection of the Banks, the Documentation Agent and the Administrative Agent, and neither Borrower nor any third party is entitled to rely thereon.

       11.12  Confidentiality.  Each Bank agrees to use any
              ---------------
confidential information that it may receive, directly or indirectly, from Borrower pursuant to this Agreement only for the purposes of this Agreement, and hold such confidential information in confidence, except for disclosure: (a) To
                           ------
Affiliates of the Bank; (b) To other Banks; (c) To legal counsel, accountants and (subject to reasonable prior notice to Borrower) other professional advisors to that Bank; (d) To regulatory officials having jurisdiction over that Bank; (e) As required by Law or legal process or in connection with any legal proceeding to which that Bank and Borrower are adverse parties; and (f) To another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Note, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than (i) information previously filed with
                 ----------
any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and
(iii) information previously disclosed by Borrower to any Person not associated with Borrower without a written confidentiality agreement substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Documentation Agent, the Administrative Agent or the Banks to Borrower.

       11.13  No Third Parties Benefited.  This Agreement is made
              --------------------------
for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent, the Documentation Agent and the Banks in connection with the Commitment, and is made for the sole benefit of Borrower, the Administrative Agent, the Documentation Agent and the Banks, and the Administrative Agent's, the Documentation Agent's and the Banks' successors and assigns. Except as provided in
                                ------
Sections 11.8 and 11.10, no other Person shall have any rights of
         ----     -----
any nature hereunder or by reason hereof.

       11.14  Right of Setoff - Deposit Accounts.  Upon the
              ----------------------------------
occurrence of an Event of Default and the acceleration of maturity of the principal indebtedness under the Notes pursuant to Section 9.2, Borrower hereby specifically authorizes each Bank
           ---
(subject to the approval of the Majority Banks) in which Borrower or any of its Subsidiaries maintains a deposit account (whether a general or special deposit account, other than trust accounts) or a certificate of deposit to setoff any Obligations owed to the Banks against such deposit account or certificate of deposit without prior notice to Borrower or such Subsidiary (which notice is hereby waived) whether or not such deposit account or certificate of deposit has then matured. Nothing in this Section shall limit or restrict the exercise by a Bank of any right to setoff or banker's lien under applicable Law, subject to the approval of the Majority Banks.

       11.15  Further Assurances.  Borrower shall, at its expense
              ------------------
and without expense to the Banks or the Administrative Agent, do, execute, and deliver such further acts and documents as any Bank or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Banks or the Administrative Agent the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

       11.16  Integration.  This Agreement, together with the
              -----------
other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof except as expressly provided herein to the contrary; provided that the foregoing is subject to Section 4.18
                                                            ----
hereof. The Loan Documents were drafted with the joint participation of Borrower and the Banks and shall be construed neither against nor in favor of either, but rather in accordance with the fair meaning thereof.

       11.17  Governing Law.  The Loan Documents shall be
              -------------
governed by, and construed and enforced in accordance with, the Laws of California.

       11.18  Choice of Forum.  Except as otherwise expressly
              ---------------
provided in any Loan Document, the parties hereto and thereto agree and intend that the proper and exclusive forum for any litigation of any disputes or controversies arising out of or related to the Loan Documents shall be the Superior Court of the State of California for the County of Los Angeles. Each Party to any Loan Document hereby expressly waives any defense or objection to jurisdiction or venue based on the doctrine of forum non conveniens, and stipulates that the Superior Court of
- ----- --- ----------
the State of California for the County of Los Angeles shall have in personam jurisdiction and venue over such Party for the
- -- --------
purpose of litigating any dispute or controversy arising out of or related to the Loan Documents. In the event any party commences or maintains any action or proceeding arising out of or related to the Loan Documents in a forum other than the Superior Court of the State of California for the County of Los Angeles, any party shall be entitled to request the dismissal or stay of such action or proceeding, and each party stipulates that such action or proceeding shall be dismissed or stayed.

       11.19  Severability of Provisions.  Any provision in any
              --------------------------
Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

       11.20  Headings.  Article and section headings in this
              --------
Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

       11.21  Time of the Essence.  Time is of the essence of the
              -------------------
Loan Documents.

       11.22  Conflict in Loan Documents.  To the extent there is
              --------------------------
any actual irreconcilable conflict between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall prevail.

       11.23  Removal of a Bank.  Borrower shall have the right
              -----------------
to remove a Bank as a party to this Agreement in accordance with this Section under the circumstances set forth in Sections 2.11,
                                                           ----
3.8, 3.16 and 11.8(f); provided that no Default or Event of
- ---  ----     -------  --------
Default then exists. If Borrower is so entitled to remove a Bank pursuant to this Section either:
                         ------

            (a) Upon notice from Borrower, the Bank being removed shall execute and deliver a Commitment Assignment and Acceptance covering that Bank's Pro Rata Share of the Commitment in favor of one or more Eligible Assignees designated by Borrower (and acceptable to the Administrative Agent, which acceptance shall not be unreasonably delayed or withheld), subject to (i) payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Bank under this Agreement through the date of assignment and (ii) the written release of the Issuing Bank and the Swing Line Bank of such Bank's obligations under Sections 2.4(c), 2.5(b) and 2.10(d) or delivery by
                      ------  ------     -------
       such Eligible Assignee of such appropriate assurances and
       indemnities (which may include letters of credit) as such Bank may reasonably require with respect to its participation interest in any Letters of Credit then outstanding or any Swing Line Outstandings; or

            (b)  Borrower may reduce the Commitment pursuant to
       Section 2.7 (and, for this purpose, the numerical
               ---
       requirements of such Section shall not apply) by an amount equal to that Bank's Pro Rata Share of the Commitment, pay and provide to such Bank the amounts, assurances and indemnities described in subclauses (i) and (ii) of clause (a) above and release such Bank from its Pro Rata Share of the Commitment.

       11.24  Waiver of Right to Trial by Jury.  EACH PARTY TO
              --------------------------------
THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

       11.25  Purported Oral Amendments.  BORROWER EXPRESSLY
              -------------------------
ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT
                      ----
RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THE AGREEMENT OR THE OTHER LOAN DOCUMENTS.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                           THE VONS COMPANIES, INC.,
                           a Michigan corporation



                           By: /s/ PAMELA K. KNOUS
                               --------------------------------
                               Pamela K. Knous
                               Senior Vice President and Chief
                               Financial Officer


                           By: /s/ VIRGINIA L. MILLER
                               --------------------------------
                               Virginia L. Miller
                               Vice President and Treasurer


                               The Vons Companies, Inc.
                               618 Michillinda Avenue
                               Arcadia, California  91007
                               Attn:  Chief Financial Officer

                               Telecopier:  (818) 821-7912
                               Telephone:   (818) 821-7436

                               with a copy to:

                               The Vons Companies, Inc.
                               618 Michillinda Avenue
                               Arcadia, California  91007
                               Attn:  General Counsel

                               Telecopier:  (818) 821-7901


                               BANK OF AMERICA NATIONAL
                               TRUST AND SAVINGS ASSOCIATION,
                               as Documentation Agent


                           By: /s/ CHARLES D. GRABER
                               --------------------------------
                               Charles D. Graber
                               Vice President

                           Bank of America NT&SA
                           Agency Management Services, No. 5596
                           1455 Market Street, 13th Floor
                           San Francisco, California 94103

                           Telecopier: (415) 622-4894
                           Telephone:  (415) 953-4624


                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION,
                           as a Bank



                           By: /s/ RUTH Z. EDWARDS
                               --------------------------------
                               Ruth Z. Edwards
                               Vice President

                           Bank of America NT&SA
                           555 South Flower Street, 11th Floor
                           Los Angeles, California  90071
                           Attn:  Ruth Z. Edwards

                           Telecopier:  (213) 228-2756
                           Telephone:   (213) 228-2678

                           A copy of any notice to Bank of
                           America NT&SA as a Bank shall also be
                           sent to Bank of America NT&SA as
                           Documentation Agent.


                           THE CHASE MANHATTAN BANK, N.A.,
                           as Administrative Agent


                           By /s/ ELLEN GERTZOG
                              --------------------------------
                              Ellen Gertzog
                              Vice President

                           The Chase Manhattan Bank, N.A.
                           4 Chase Metrotech Center, 13th Floor
                           Brooklyn, New York 11245
                           Attn:  Peter Iovino

                           Telecopier:  (718) 242-6909 or 6910
                           Telephone:   (718) 242-7943


                           THE CHASE MANHATTAN BANK, N.A.,
                           as a Bank


                           By: /s/ ELLEN GERTZOG
                               --------------------------------
                               Ellen Gertzog
                               Vice President

                           The Chase Manhattan Bank, N.A.
                           One Chase Manhattan Plaza, 5th Floor
                           New York, New York 10081
                           Attn: Ellen Gertzog

                           Telecopier:  (212) 552-7075
                           Telephone:   (212) 552-1721


                           THE BANK OF NOVA SCOTIA,
                           as a Bank


                           By /s/ M. VAN OTTERLOO
                              --------------------------------
                                M. Van Otterloo
                                Senior Relationship Manager

                           The Bank of Nova Scotia
                           101 California Street, 48th Floor
                           P.O. Box 3716
                           San Francisco, California 94119
                           Attn:  M. Van Otterloo

                           Telecopier:  (415) 397-0791
                           Telephone:   (415) 986-1100


                           CITICORP USA, INC.,
                           as a Bank


                           By /s/ WILLIAM P. STENGEL
                              --------------------------------
                              William P. Stengel
                              Vice President

                           Citicorp USA, Inc.
                           399 Park Avenue, 12th Floor
                           New York, New York 10043
                           Attn:  William P. Stengel

                           Telecopier: (212) 793-7585
                           Telephone:  (212) 559-4534


                           NATIONSBANK OF TEXAS, N.A.,
                           as a Bank


                           By /s/ MICHELE M. SHAFROTH
                              --------------------------------
                              Michele M. Shafroth
                              Senior Vice President

                           NationsBank of Texas, N.A.
                           444 South Flower Street, Suite 1500
                           Los Angeles, California 90071
                           Attn:  Michele M. Shafroth

                           Telecopier:  (213) 624-5815
                           Telephone:   (213) 236-4907


                           ABN AMRO BANK N.V., Los Angeles
                           International Branch,
                           as a Bank


                           By /s/ JOHN A. MILLER
                              --------------------------------
                              John A. Miller
                              Vice President


                           By /s/ ELLEN M. COLEMAN
                              --------------------------------
                              Ellen M. Coleman
                              Assistant Vice President

                           ABN AMRO Bank N.V.
                           Los Angeles International Branch
                           300 South Grand Avenue, Suite 1115
                           Los Angeles, California 90071
                           Attn: Ellen M. Coleman

                           Telecopier:  (213) 687-2061
                           Telephone:   (213) 687-2306


                           FIRST INTERSTATE BANK OF CALIFORNIA,
                           as a Bank


                           By /s/ WILLIAM J. BAIRD
                              --------------------------------
                              William J. Baird
                              Vice President


                           By /s/ JUDY MAAHS
                              --------------------------------
                              Judy Maahs
                              Assistant Vice President

                           First Interstate Bank of California
                           707 Wilshire Boulevard, W16-13
                           Los Angeles, California 90017
                           Attn: William J. Baird

                           Telecopier:  (213) 614-2569
                           Telephone:   (213) 614-5540

                           THE FIRST NATIONAL BANK OF CHICAGO,
                           as a Bank


                           By /s/ L. GENE BEUBE
                              --------------------------------
                              L. Gene Beube
                              Senior Vice President

                           The First National Bank of Chicago
                           One First National Plaza
                           Mail Suite 0634, 1-14
                           Chicago, Illinois 60670
                           Attn: L. Gene Beube

                           Telecopier:  (312) 732-2117
                           Telephone:   (312) 732-6836


                           SOCIETE GENERALE,
                           as a Bank


                           By /s/ MAUREEN KELLY
                              --------------------------------
                              Maureen Kelly
                              Vice President

                           Societe Generale
                           2029 Century Park East
                           Suite 2900
                           Los Angeles, California 90067
                           Attn: Doris Yun or Tu-Linh Wu

                           Telecopier:  (310) 203-0539
                           Telephone:   (310) 788-7116 or
                                        (310) 788-7114


                           UNION BANK,
                           as a Bank


                           By /s/ ANN M. YASUDA
                              --------------------------------
                              Ann M. Yasuda
                              Vice President


                           By /s/ CARY MOORE, VP for
                              --------------------------------
                              Cecilia M. Valente
                               Vice President

                           Union Bank
                           445 South Figueroa Street, G16-030
                           Los Angeles, California 90071-1602
                           Attn:  Ann M. Yasuda

                           Telecopier:  (213) 236-7636
                           Telephone:   (213) 236-6604

                           Union Bank
                           350 California, H-1112
                           San Francisco, CA 94104
                           Attn:  Cecilia M. Valente

                           Telecopier:  (415) 705-7092
                           Telephone:   (415) 705-7042


                           BANK OF HAWAII,
                           as a Bank


                           By /s/ PETER S. HO
                              --------------------------------
                              Peter S. Ho
                              Vice-President
                              --------------------------------
                                  [Printed Name and Title]

                           Bank of Hawaii
                           130 Merchant Street, 20th Flr.
                           Honolulu, Hawaii 96813
                           Attn: Peter S. Ho

                           Telecopier:  (808) 537-8301
                           Telephone:   (808) 537-8439


                           CHEMICAL BANK, as a Bank


                           By /s/ WILLIAM RINDFUSS
                              --------------------------------
                              William Rindfuss
                              Vice President

                           Chemical Bank
                           270 Park Avenue, 10th Floor
                           New York, New York  10017
                           Attn: William Rindfuss

                           Telecopier: (212) 270-1474
                           Telephone:  (212) 270-4565


                           CREDIT LYONNAIS LOS ANGELES BRANCH,
                           as a Bank


                           By /s/ THIERRY VINCENT
                              --------------------------------
                              Thierry Vincent
                              Vice President


                           CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                           as a Bank


                           By /s/ THIERRY VINCENT
                              --------------------------------
                              Thierry Vincent
                              Authorized Signatory

                           Credit Lyonnais Los Angeles Branch
                           515 South Flower Street
                           Los Angeles, California  90071
                           Attn: Francois Coussot

                           Telecopier:  (213) 623-3437
                           Telephone:   (213) 362-5954

                           Credit Lyonnais Cayman Island Branch
                           c/o Credit Lyonnais Los Angeles Branch
                           515 South Flower Street
                           Los Angeles, California  90071
                           Attn: Francois Coussot

                           Telecopier:  (213) 623-3437
                           Telephone:   (213) 362-5954


                           THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                           Los Angeles Agency, as a Bank


                           By /s/ SHU TAMARU
                              --------------------------------
                              Shu Tamaru, Joint General Manager
                              --------------------------------
                                  [Printed Name and Title]

                           The Industrial Bank of Japan, Ltd.,
                             Los Angeles Agency
                           350 South Grand Avenue, Suite 1500
                           Los Angeles, California  90071
                           Attn: Vicente L. Timiraos

                           Telecopier:  (213) 488-9840
                           Telephone:   (213) 893-6442


                           PNC BANK, NATIONAL ASSOCIATION,
                           as a Bank


                           By /s/ ANTHONY L. TRUNZO
                              --------------------------------
                              Anthony L. Trunzo
                              Vice President

                           PNC Bank, National Association
                           55 South Lake Avenue, Suite 650
                           Pasadena, California 91101
                           Attention: Anthony L. Trunzo

                           Telecopier:  (818) 568-0653
                           Telephone:   (818) 568-9423


                           THE TOKAI BANK, LTD.,
                           LOS ANGELES AGENCY,
                           as a Bank


                           By /s/ MASHIKO SAITO
                              --------------------------------
                              Mashiko Saito
                              Assistant General Manager

                           The Tokai Bank, Ltd.,
                           Los Angeles Agency
                           534 West 6th Street
                           Los Angeles, California 90014
                           Attn: Poebus Hon

                           Telecopier: (213) 892-2818
                           Telephone:  (213) 892-2853

                   Schedule 1.1 to Revolving Loan Agreement

Bank                          Commitment Amount  Pro Rata Share
- ----                          -----------------  --------------
Bank of America National
Trust and Savings Association   $75,000,000       12.00%

The Chase Manhattan Bank, N.A.  $75,000,000       12.00%

The Bank of Nova Scotia         $50,000,000        8.00%

Citicorp USA, Inc.              $50,000,000        8.00%

NationsBank of Texas, N.A.      $50,000,000        8.00%

ABN Amro Bank, N.V.             $35,000,000        5.60%

First Interstate Bank of
 California                     $35,000,000        5.60%

The First National Bank of
 Chicago                        $35,000,000        5.60%

Societe Generale                $35,000,000        5.60%

Union Bank                      $35,000,000        5.60%

Bank of Hawaii                  $25,000,000        4.00%

Chemical Bank                   $25,000,000        4.00%

Credit Lyonnais Los Angeles
 Branch                         $25,000,000        4.00%

The Industrial Bank of Japan,
 Ltd.,  Los Angeles Agency      $25,000,000        4.00%


PNC Bank, National Association  $25,000,000        4.00%

The Tokai Bank, Ltd.,
 Los Angeles Agency             $25,000,000        4.00%



Totals                         $625,000,000      100.00%

                             SCHEDULE 2.5
                       INITIAL LETTERS OF CREDIT






                                NONE

                           SCHEDULE 4.4

                           SUBSIDIARIES

                     Jurisdiction/                               Shares Authorized/
Company              Form of legal entity  Status                Outstanding        Notes
- -----------------------------------------------------------------------------------------
Miramar Associates   California gen. part. Unrestricted Subsidiary  None             3

Vons Food Services,  California corp.      Restricted Subsidiary    2,500/95         1,2
  Inc.                                     Significant Subsidiary

VAT Partners         California gen. part. Unrestricted Subsidiary  None             3

VAT Partners II      California gen. part. Unrestricted Subsidiary  None             3

- ------------------------

1.  All shares owned by The Vons Companies, Inc.
2.  All shares are common stock unless otherwise noted.
3.  The Vons Companies, Inc. interest totals 50%.





                           SCHEDULE 4.4
                            Page 1 of 1

                          SCHEDULE 4.7

               EXISTING LIENS AND RIGHTS OF OTHERS
               -----------------------------------

     1. Vons Meat Service Center at 10150 Lower Azusa Road, El Monte, California. This property is encumbered by a deed of trust; Trustee - Ticor; Beneficiary - Massachusetts Mutual Life Insurance Company; securing payment of note in the amount of $9,900,000. Note matures September 30, 2003.

     2. Group of 51 Vons stores in California. This property is encumbered by a deed of trust; Trustee - Ticor; Beneficiary -
Metropolitan Life Insurance Company; securing payment of note in he amount of $125,000,000. Note matures July, 1997.

     3. Vons Store #152, Pasadena, California - 155 West California Boulevard. This property is encumbered by a deed of trust dated March 26, 1979; Trustor - Borrower; Trustee - Ticor; Beneficiary - Southwestern Life Insurance Co.; securing payment of note in the amount of $2,100,000. Note matures April 1, 2004.

     4. Vons Store #151, Bakersfield, California - 3041 Wilson Road. This property is encumbered by a deed of trust dated
March 26, 1979; Trustor - Borrower; Trustee - Ticor; Beneficiary-Southwestern Life Insurance Company; securing payment of note in the amount of $1,520,000. Note matures April 1, 2004.


     5. Vons Store #121, Vista, California - 940 South Santa Fe Avenue. This property is encumbered by a deed of trust dated January 30, 1978; Trustor - Borrower; Trustee - Ticor; Beneficiary - Southwestern Life Insurance Co.; securing payment of note in the amount of $1,250,000. Note matures February 1, 2003.

     6.   Vons Store #356, National City, California - 1220 Plaza
Boulevard.  This property is encumbered by a mortgage.
Beneficiary - Calpers; securing payment of a note in the amount of $2,765,000. Note matures June 29, 2009.

     7. Williams Bros. #316, San Luis Obispo, California - 3550 South Broad Street. This property is encumbered by a deed of
trust;   Beneficiary - Young Bros. Investment Company, Inc.;
securing payment of a note in the amount of $1,650,000. Note matures on May 7, 1997.

     8.   Williams Bros. #318, Lompoc, California - 1309 North H
Street.  This property is encumbered by a deed of trust.
Beneficiary - Met-Mor Financial Inc.; securing payment of a note in the amount of $2,000,000. Note matures December 1, 2000.

     9. Borrower and VAT Partners have acquired approximately 60 leases which had been owned by Collins & Aikman, Inc. and operated as Builders Emporium and Ole's. In connection with this transaction, Borrower and VAT Partners have entered into agreements with various parties pursuant to which those parties shall assume certain of the leases.

                            Schedule 4.7
                            Page 1 of 2


    10. Miramar Associates owns a warehouse and strip shopping center in San Diego, California which are encumbered by deeds of trust in favor of Metropolitan Life (totaling $15,100,000) and Western Financial (totaling $1,260,000), respectively.


    11. In connection with the closure of the EXPO stores in January 1995, preliminary agreements to sell four of the stores
(#454 Huntington Park, #452 Cudahy, #605 El Monte and #451
Montebello) are under negotiation.








                            Schedule 4.7
                            Page 2 of 2

                                        SCHEDULE 4.9

                       EXISTING INDEBTEDNESS AND GUARANTY OBLIGATIONS

                                            (000'S)
                                                       Total Outstanding
Description                                            -----------------       of Property
Description on Instrument     Due Date        Rate     Amount     As of        Encumbered
- ----------------------------------------------------------------------------------------

Allied Senior Subordinated
  Debentures (Face Amount)    May 15, 1998    6.625%   79,150 * Feb. 17, 1995  None

The Vons Companies, Inc.
  Senior Subordinated
  Debentures                  October 1, 1999 8.375%  100,000   Feb. 17, 1995  None

The Vons Companies, Inc.
  Senior Subordinated
  Notes                       April 1, 2002   9.625%  150,000   Feb. 17, 1995  None

Uncommitted Short Term
  Facilities (Face Amount)    1 Year or less  Various 135,000   Feb. 16, 1995  None
  (excluding letters of
  credit)

Capitalized Leases over $5,000:

  DFT Properties, Inc.        Jan 31, 2019       N/A    4,563   Jan. 1, 1995   Vons #505

(Bakersfield)

  AMI Properties, Inc.        Jan 31, 2018        N/A   5,511   Jan. 1, 1995   Vons #506
                                                                               (Fresno)

  Birtcher Trachman
   Properties, LTD.           Sept. 30, 2011      N/A   4,959   Jan. 1, 1995   Vons #600
                                                                               (Fontana)

  Alexander Haagen
   Properties Operating
   Partners LP                Dec. 31, 2018       N/A   5,593   Jan. 1, 1995   Vons #603
                                                                               (Pomona)

  NationsBanc Leasing         July 15, 1997 to    N/A   6,824   Jan. 1, 1995   Tractors/
                              April 22, 1998                                    Trailers

*  The Company has repurchased and cancelled debentures totaling $45,850.

                                                Schedule 4.9
                                                 Page 1 of 4


                                                      Total Outstanding
                                                      -----------------   Description of
Description of                                                              Property
 Instrument                      Due Date       Rate   Amount    As of     Encumbered
- ----------------------------------------------------------------------------------------
Letters of Credit:

  Board of Trustees, Central     Dec. 31, 1995  N/A    2,300   Feb. 17, 1995   None
  States Southeast &
  Southwest Areas Pension Fund
  (Bank of America L/C #216099)

  Employers Reinsurance          July 1, 1995   N/A      200   Feb. 17, 1995   None
  Corporation
  (Bank of America L/C #216095)

  City of Bakersfield            May 2, 1995    N/A      147   Feb. 17, 1995   None
  (Bank of America L/C #219949)

  City of Carpinteria            Sept 23, 1995  N/A        2   Feb. 17, 1995   None
  (Bank of America L/C #216098)

  City of Fresno                 Jan. 10, 1996  N/A      105   Feb. 17, 1995   None
  (Bank of America L/C #218966)

  State of California            May 30, 1995   N/A   70,603   Feb. 17, 1995   None
  (Bank of America L/C #216091)

  State of Nevada                Jan. 1, 1996   N/A      460   Feb. 17, 1995   None
  (Bank of America L/C #216094)

                                            Schedule 4.9

                                                      Total Outstanding
                                                      -----------------   Description of
Description of                                                              Property
 Instrument                      Due Date       Rate   Amount    As of     Encumbered
- ----------------------------------------------------------------------------------------

Mortgage Financing:

  Metropolitan Life            July 1, 1997     9.250%  114,951  Jan. 1, 1995  Group of
  Insurance Mortgage                                                            51 Stores
  Financing

  Massachusetts Mutual         Sept 30, 2003    8.500%    5,875  Jan. 1, 1995  Vons Meat
  Life Insurance Mortgage                                                      Processing
  Financing                                                                    Facility

  Southwestern Life            Feb 1, 2003      8.375%      695  Jan. 1, 1995  Vons #121
  Insurance Company                                                            (Vista)
  Mortgage Financing

  Southwestern Life            April 1, 2004    8.500%      939  Jan. 1, 1995  Vons #151
  Insurance Company
(Bakersfield)
  Mortgage Financing

  Southwestern Life            April 1, 2004    8.500%    1,297  Jan. 1, 1995  Vons #152
  Insurance Company                                                            (Pasadena)
  Mortgage Financing

  Calpers                      June 29, 2009   11.500%*** 2,375  Jan. 1, 1995  Vons #356
                                                                               (National
                                                                               City)

  Young Bros.                  May 7, 1997      6.000%      906  Jan. 1, 1995  Williams
  Investment                                                                   Bros. #316
  Company, Inc.                                                                (San Luis
                                                                               Obispo)

  Met-Mor Financial            Dec. 30, 2000   12.250%    1,970  Jan. 1, 1995  Williams
  Inc.                                                                         Bros. #318
                                                                               (Lompoc)


*** 11.5% + Additional Income Interest based upon Gross Income performance

                                               Schedule 4.9
                                                Page 3 of 4


                                                      Total Outstanding
                                                      -----------------   Description of
Description of                                                              Property
 Instrument                      Due Date       Rate   Amount    As of     Encumbered
- ----------------------------------------------------------------------------------------

Guaranty Obligations:

Meadowdale - As successor to Allied Supermarkets, Inc., Borrower has various guaranty obligations arising from obligations of Meadowdale Foods, Inc. and M-Foods, Inc. including certain obligations of Allied Supermarkets, Inc. assumed by Meadowdale Foods, Inc. on
7/22/87.  These obligations include, but are not limited to, the letters of credit #216099 and #216095 listed above.

Miramar Associates - Mortgage obligations of partnership. Deeds of trust total $15,360,000, with outstandings as of December 31, 1994 totaling $15,157,131.

Vons Food Services, Inc., - Subsidiary Guaranty executed on behalf of the Banks pursuant to the Agreement.

                                                Schedule 4.9
                                                 Page 4 of 4

                           SCHEDULE 4.15

                     PENSION/RETIREMENT PLANS
                     ------------------------



Defined Benefit Plans:
Status:

- - The Vons Companies, Inc. Pension Plan                     Open

Other Unfunded Pension Plans:

            NONE

Multiemployer Pension Plans: (to which contributions are currently being made)

- - Bakery and Confectionery Union and Industry Inter-
  national Health Benefits and Pension Funds (Vons)         Open
- - California Butchers Pension Trust Fund and
  Northern California Butchers Unions and Employees
  Health Trust Fund and Vacation Plan (Vons)                Open
- - Central Pension Fund of the International
  Union of Operating Engineers (Vons and Jerseymaid)        Open
- - I.A.M. National Pension Fund (Vons)                       Open
- - Intermountain Retail Food Industry Pension
  Trust (Vons)                                              Open
- - Northern California Retail Clerks Union (Vons)            Open
- - Retail Food Employers and Retail Clerks Union
  Local 711 Pension and Benefit Fund (Vons)                 Open
- - SEIU National Industry Pension Fund                       Open
- - Southern California Retail Clerks Union and Drug
  Employer Trust Fund (Vons)                                Open
- - United Food and Commercial Workers Unions and Food
  Employers Joint Trust Funds (Vons) (Formerly,
  Southern California Retail Clerks and Food Employers
  Pension Trust Fund)                                       Open
- - Western Conference of Teamsters Pension Trust
  (Vons and Jerseymaid)                                     Open






                            Schedule 4.15
                             Page 1 of 1

                            SCHEDULE 4.20

                        ENVIRONMENTAL MATTERS




                                NONE


                                           SCHEDULE 6.4
                                            INVESTMENTS


                                                          Amount
                                                           as of
Obligor                        Type of Instrument       Feb. 117, 1995      Maturity Date
- -----------------------------------------------------------------------------------------
Joie G. Scolari                Promissory Note             $76,508         October 1995

Henderson Associates           Promissory Note             $96,146         March 1995

See Schedule 4.4               Subsidiaries

Guarantees and Guaranty        Various                     Various         Various
Obligations on Schedule 4.9

Advanced Promotion             Common Stock                716,332 shs.
 Technologies, Inc.

Advanced Promotion             Convertible Debentures     $200,000         1999
 Technologies, Inc.

Advanced Promotion             Warrants to purchase         21,000 shs.    1999
 Technologies, Inc.             Common Stock

SHL Systemhouse Inc.           Warrants to purchase        200,000 shs.    June 1997
                               Common Stock

Certified Grocers of           Class A Stock                   100 shs.
  California, Ltd.             Class B Stock                 9,066 shs.
                               Subordinated Patronage       $2,571         December 2000
                                Dividend Certificate

VAT Partners                   Partnership Contribution     $5,134,300

VAT Partners II                Partnership Contribution     $9,401,700




                                           Schedule 6.4
                                            Page 1 of 1






























                           [EXHIBIT A]

           COMMITMENT ASSIGNMENT AND ACCEPTANCE AGREEMENT
           ----------------------------------------------

           THIS COMMITMENT ASSIGNMENT AND ACCEPTANCE AGREEMENT
("Agreement") dated as of                   , 19    is made with
                          ------------------    ---
reference to that certain Revolving Loan Agreement dated as of
February 17, 1995, among The Vons Companies, Inc. ("Borrower"), the Banks therein named and Bank of America National Trust and
Savings Association and The Chase Manhattan Bank, N.A., as
Managing Agents for themselves and for the Banks (as amended as of the date hereof, the "Loan Agreement") and is entered into between the "Assignor" described below, in its capacity as a Bank under the Loan Agreement, and the "Assignee" described below.
Assignor and Assignee hereby represent, warrant and agree as follows:

            1.  Definitions.  Capitalized terms defined in the
                -----------
Loan Agreement are used herein with the meanings set forth for such terms in the Loan Agreement.  As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

      "Assignee" means                                   .
       --------        ----------------------------------

      "Assigned Pro-Rata Share" means            % of the
       -----------------------        -----------
Commitment of the Banks under the Loan Agreement, being equal to
$              .
 --------------

      "Assignor" means                               .
       --------        ------------------------------

      "Effective Date" means                   , the effective
       --------------        ------------------
date of this Agreement determined in accordance with Section
11.8 of the Loan Agreement.
- ----

            2.  Representations and Warranties of the Assignor.
                ----------------------------------------------
The Assignor represents and warrants as follows:

                a.  As of the date hereof, the Pro-Rata Share of
the Assignor is      % of the Commitment (without giving effect
                -----
to assignments thereof which have not yet become effective).  The
Assignor is the legal and beneficial owner of the Assigned
Pro-Rata Share and the Assigned Pro-Rata Share is free and clear of any adverse claim.

                b.  The outstanding principal balance of Advances
made by Assignor is $              .
                     --------------

                c. The Assignor has full power and authority, and has taken all action necessary to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

                d. This Agreement constitutes the legal, valid and binding obligation of the Assignor. Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations, and assumes no responsibility with respect to any statements, warranties or representations made or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any Loan Document other than as expressly set forth above.

            3.  Representations and Warranties of the Assignee.
                ----------------------------------------------
The Assignee hereby represents and warrants to the Assignor as follows:

           (a) The Assignee has full power and authority, and has taken all action necessary to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

           (b) This Agreement constitutes the legal, valid and binding obligation of the Assignee;

           (c) The Assignee has independently and without reliance upon the Assignor and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Assignee will, independently and without reliance upon the Administrative Agent, the Documentation Agent or any Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;

           (d) The Assignee is an "Eligible Assignee" within the meaning of the Loan Agreement;

           (e)  The Assignee has received a copy of the Loan
Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 of the Loan
                                         ---
Agreement and;

           (f) If Assignee is organized under the Laws of a jurisdiction outside the United States of America, attached hereto are the forms prescribed by the Code certifying Assignee's exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Loan Agreement.

            4.  Assignment.  On the terms set forth herein,
                ----------
Assignor, as of Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights and obligations of the Assignor under the Loan Agreement, the other Loan
Documents and Assignor's Note, in each case to the extent of the
Assigned Pro-Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the
Assignor on such terms and as of the Effective Date.  As of the
Effective Date, Assignee shall have the rights and obligations of a "Bank" under the Loan Documents, except to the extent of any arrangements with respect to payments referred to in Section 5
                                                             -
hereof.  Assignee hereby appoints and authorizes Administrative
Agent to exercise such powers under the Loan Agreement as are delegate to the Administrative Agent by Article 10 of the Loan
                                                --
Agreement.

            5.  Payment.  On the Effective Date, Assignee shall
                -------
pay to the Assignor, in immediately available funds, an amount equal to the purchase price, as agreed between the Assignor and the Assignee, of the Assigned Pro-Rata Share.  The Assignor and
the Assignee have entered into a letter agreement, of even date herewith, which sets forth their agreement with respect to the amount of interest, fees, and other payments with respect to the
Assigned Pro-Rata Share which are to be retained by the Assignor.

            The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Loan Agreement, their respective Notes and other Loan Documents which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

            6.  Principal, Interest, Fees, etc.  Any principal
                ------------------------------
that would be payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Loan Agreement and the
Notes shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement.

            7.  Notes.  The Assignor and the Assignee shall make
                -----
appropriate arrangements with the Borrower concurrently with the execution and delivery hereof so that a replacement Note is
issued to the Assignor and a new Note is issued to the Assignee, in each case in principal amounts reflecting their Commitment or their outstanding Advances (as adjusted pursuant to this
Agreement).

            8.  Further Assurances.  Concurrently with the
                ------------------
execution of this Agreement, Assignor shall execute two
counterpart original Requests for Registration, in the form of
Exhibit A to this Agreement, to be forwarded to the
Administrative Agent.  The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Agreement and (ii) the Requests for
Registration, to Administrative Agent for the purpose of
registration of Assignee as a "Bank" pursuant to Section 11.8 of
                                                         ----
the Loan Agreement.

            9.  Governing Law.  This Agreement shall be deemed to
                -------------
be a contractual obligation under, and shall be governed by and construed and interpreted in accordance with, the laws of the
State of California.  For any dispute arising in connection with this Agreement, the Assignee hereby irrevocably submits to the jurisdiction of the courts of the State of California.

            10. Notices.  All communications among the parties or
                -------
notices in connection herewith shall be in writing, hand
delivered or sent by registered airmail, postage prepaid, or by telegram or cable, addressed to the appropriate party at its address set forth on the signature pages hereof.  All such
communications and notices shall be effective upon receipt.

            11. Binding Effect.  This Agreement shall be binding
                --------------
upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that Assignee shall not assign its rights or obligations without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

            12. Interpretation.  The headings of the various
                --------------
sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

                             "Assignor"
                              ---------------------------------

                              By:
                                 ------------------------------

                              Title:
                                    ---------------------------

                              Address:

                                      -------------------------
                                      -------------------------
                                      -------------------------
                                      Attn:
                                            -------------------
                                            -------------------
                                      Telephone:
                                                ---------------
                                      Telecopier:
                                                 -------------


                             "Assignee"

                              ---------------------------------

                             By:
                                ------------------------------

                             Title:
                                   ---------------------------

                             Address:
                                     -------------------------
                                     -------------------------
                                     -------------------------
                                     Attn:
                                          -------------------
                                          -------------------
                                     Telephone:
                                               --------------
                                     Telecopier:
                                               --------------

   [Exhibit A to Commitment Assignment and Acceptance Agreement]

                        REQUEST FOR REGISTRATION
                        ------------------------


TO:  THE CHASE MANHATTAN BANK, N.A., as Administrative Agent, and
     THE VONS COMPANIES, INC.


            THIS REQUEST FOR REGISTRATION OF ASSIGNEE is made as of the date of the enclosed Commitment Assignment and Acceptance
Agreement with reference to that certain Revolving Loan
Agreement, dated as of February 17, 1995 among The Vons
Companies, Inc., the Banks therein named and Bank of America
National Trust and Savings Association and The Chase Manhattan
Bank, N.A., as Managing Agents for themselves and for the Banks
(as amended as of the date hereof, the "Loan Agreement").

            Assignor and Assignee hereby request that
Administrative Agent register Assignee as a Bank pursuant to
Section 11.8 of the Loan Agreement effective as of the
        ----
Effective Date described in the enclosed Commitment Assignment and Acceptance and, in connection with this request certify to
Administrative Agent that:

            A. Assignee is an "Eligible Assignee" within the meaning of that term set forth in the Loan Agreement; and

            B. Schedule A to the enclosed Commitment Assignment and Acceptance Agreement sets forth the correct Commitment and the Assigned Pro-Rata Share of the Assignee.

            Enclosed with this Request are:

                (i)   two counterpart originals of the Commitment
            Assignment and Acceptance;

               (ii)   the original Note of Borrower in favor of
            Assignor in the principal amount of $              ;
                                                 --------------
            and

              (iii)   Assignee's check payable to Administrative
            Agent for the $3000 recordation fee required by
            Section 11.8(d) of the Loan Agreement.
                    -------

Assignor and Assignee hereby jointly request that the
Administrative Agent cause Borrower to issue replacement Notes, dated as of the Closing Date, pursuant to Section 11.8 of the
                                                  ----
Loan Agreement in favor of Assignor in the principal amount of the remainder of its Pro-Rata Share of the Commitment and in favor of the Assignee in the amount of the Assigned Pro-Rata
Share.

      IN WITNESS WHEREOF, Assignor and Assignee have executed
this Request for Registration by their duly authorized officers
as of this     day of              , 19  .
           ---        -------------    --

                            "Assignor"

                             ----------------------------------


                             By:
                                -------------------------------
                                (Printed/Typed Name of Officer)


                            "Assignee"

                             ----------------------------------


                             By:
                                -------------------------------
                                (Printed/Typed Name of Officer)


           CONSENT OF ADMINISTRATIVE AGENT AND BORROWER
           --------------------------------------------

TO: The Assignor and Assignee referred to in the above Request for Registration

      When countersigned by both Borrower and Administrative
Agent below, this document shall certify that:

      1. If the consent of Borrower is required to such assignment, Borrower has consented, pursuant to the terms of the Loan Documents, to the assignment by Assignor to Assignee of the Assigned Pro-Rata Share.

      2. Administrative Agent has registered Assignee as a Bank under the Loan Agreement, effective as of the Effective Date described above, with a Pro-Rata Share of the Commitment corresponding to the Assigned Pro-Rata Share and has adjusted the registered Pro-Rata Share of the Commitment of Assignor to reflect the assignment of the Assigned Pro-Rata Share.

Approved:

THE VONS COMPANIES, INC.           THE CHASE MANHATTAN
                                   BANK, N.A., as
                                   Administrative Agent


By:                                By:
    -------------------------          -------------------------


By:                                By:
    -------------------------          -------------------------



                           Exhibit B

                     COMPLIANCE CERTIFICATE
                     ----------------------

TO:    THE CHASE MANHATTAN BANK, N.A., AS ADMINISTRATIVE AGENT,
       AND TO THE BANKS

            Reference is made to the Revolving Loan Agreement
dated as of February 17, 1995, among THE VONS COMPANIES, INC., as
Borrower, the Banks therein named and BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION and THE CHASE MANHATTAN BANK, N.A.,
as Managing Agents (the "Loan Agreement").  Terms defined in the
Loan Agreement and not otherwise defined in this Compliance
Certificate (this "Certificate") are used in this Certificate as defined in the Loan Agreement.  This Certificate is delivered in accordance with Section 7.2 of the Loan Agreement and relates
                        ---
to the financial statements of Borrower and its Subsidiaries for
the Fiscal                ended             , 19   (the
           --------------       ------------    --
"Financial Statements"), which are delivered concurrently
herewith.

            I,                     , hereby certify that I am the
               --------------------
                   and a Senior Officer of Borrower and that:
- ------------------

            1.   Interest Coverage Ratio.  The Interest Coverage
                 -----------------------
Ratio, as used in the determination of the Applicable Pricing
Level, as of the day of the Fiscal [Quarter] [Year] ended
              , 19   " is as set forth in the "Computation of
- --------------    --
Interest Coverage Ratio for the Fiscal [Quarter] [Year] ended
              , 19  " attached hereto and incorporated herein by
- --------------    --
this reference.

            2.   Financial Covenants Computations.  Borrower and
                 --------------------------------
its Subsidiaries are in compliance with their Obligations to the
Banks pursuant to Sections 6.13 through 6.16 of the Loan
                           ----         ----
Agreement as set forth in the "Computation of the Loan Agreement
Covenants for Fiscal [Quarter] [Year] ended              , 19  "
                                            -------------    --
attached hereto and incorporated herein by this reference.


            3.   Review of Activities; Defaults.  A review of the
                 ------------------------------
activities of Borrower and its Subsidiaries during the fiscal period covered by the Financial Statements has been made under my supervision with a view to determining whether, during such
fiscal period, Borrower and its Subsidiaries performed and
observed all of their respective Obligations under the Loan
Documents.  Except with respect to the Defaults, if any,
specified and described, as to their nature and status below, to the best of my knowledge, during the fiscal period covered by the
Financial Statements, Borrower and its Subsidiaries performed and observed each covenant and condition applicable to them:

- ---------------------------------------------------------------
- ---------------------------------------------------------------
- ---------------------------------------------------------------

            4.   Material Adverse Effect.  Except with respect to
                 -----------------------
the event(s) or circumstance(s) constituting a Material Adverse
Effect, if any, specified and explained in reasonable detail as to their nature and status below, to the best of my knowledge, no event or circumstance constituting a Material Adverse Effect has occurred since the date of the most recent Compliance Certificate previously delivered under Section 7.2 of the Loan Agreement:
                                   ---

- ---------------------------------------------------------------
- ---------------------------------------------------------------
- ---------------------------------------------------------------

            IN WITNESS WHEREOF, I have signed this Certificate on
behalf of Borrower this      day of                , 19   .
                        ----        ---------------    ---

                           THE VONS COMPANIES, INC.

                           By:
                              --------------------------

                           Title:
                                 -----------------------


















































                    COMPUTATION OF INTEREST COVERAGE RATIO
                    --------------------------------------
               FOR FISCAL [YEAR] [QUARTER] ENDED            19
               -------------------------------------------------

INTEREST COVERAGE RATIO IS:     : 1
                            ----

Interest Coverage Ratio is calculated as follows:


                                            Previous
                        Latest              Three                Total of
                        Fiscal              Fiscal               Four Latest
                        Quarter             Quarters             Quarters
                        -------   -------   --------   -------   -----------

ADJUSTED EBITDA:

Consolidated Income
Before
Extraordinary Items

plus Interest
- ----
Expense, net

plus Provision for
- ----
Income Taxes

plus Depreciation
- ----
and amortization of
property and
capital leases

plus Amortization
- ----
of excess cost over
net assets acquired
and other assets

plus charges
- ----
against income for
LIFO provision

plus Defined Non-
- ----
Recurring charges

minus credits to
- -----
income for LIFO
provision

minus Income of any
- -----
Subsidiary which
cannot make
Distributions to
Borrower


Total                   $         $         $          $         $
                        -------   -------   --------   -------   -----------

divided by

INTEREST EXPENSE, NET


                    COMPUTATION OF LOAN AGREEMENT COVENANTS
                    ---------------------------------------

               FOR FISCAL [YEAR][QUARTER] ENDED            19
               ------------------------------------------------

6.13 LEVERAGE RATIO
- -------------------
MAXIMUM LEVERAGE RATIO:                               :  1
                                                 -----

LEVERAGE RATIO IS:                                    :  1
                                                 -----
Calculated as follows:

CAPITAL INDEBTEDNESS:                        $
                                             ------------------
Current Maturities
Subordinated Debt
 Senior Debt
Capital Leases
Letters of Credit
Swaps, Net Obligations

divided by

CAPITAL INDEBTEDNESS
plus SHAREHOLDERS' EQUITY                    $
- ----                                         ------------------



6.14 MINIMUM SHAREHOLDERS' EQUITY
- ---------------------------------

MINIMUM SHAREHOLDERS' EQUITY:                $
                                             ------------------

Minimum Shareholders' Equity calculated as follows:

$405,000,000

plus
- ----

75% of Consolidated Net Income for each
Fiscal Quarter ending after October 9, 1994
(without reduction for any deficit Consolidated
Net Income during any Fiscal Quarter)

$
 -----------------------

MINIMUM SHAREHOLDERS' EQUITY:                    $
                                                 --------------

SHAREHOLDERS' EQUITY IS:                         $
                                                 --------------



6.15 FIXED CHARGE COVERAGE RATIO
- --------------------------------

MINIMUM FIXED CHARGE COVERAGE                        1.85 :  1

FIXED CHARGE COVERAGE RATIO IS:                           :  1
                                                     -----


Calculated as follows:


                                            Previous
                        Latest              Three                Total of
                        Fiscal              Fiscal               Four Latest
                        Quarter             Quarters             Quarters
                        -------   -------   --------   -------   -----------

ADJUSTED EBIDTA:

Consolidated Income
Before Extraordinary
Items

plus Interest
- ----
Charges, net

plus Provision for
- ----
Income Taxes

plus Depreciation and
- ----
Amortization of property
and capital leases

plus Amortization of
- ----
excess cost over net
assets acquired and other
assets

plus Charges
- ----
against income for
Income for LIFO

plus Defined Non-
- ----
Recurring Charges

minus Credits to Income
- -----
for LIFO provision

minus Income of any
- -----
Subsidiary which
cannot make
Distributions to
Borrower

Total Adjusted          $         $         $          $         $
                         -------   -------   --------   -------   -----------
EBITDA


Plus Rental Expense
Total                   $         $         $          $         $
                        -------   -------   --------   -------   -----------
divided by
- ----------
CASH FIXED CHARGES

                                            Previous
                        Latest              Three                Total of
                        Fiscal              Fiscal               Four Latest
                        Quarter             Quarters             Quarters
                        -------   -------   --------   -------   -----------

Cash Fixed Charges:

Interest Expense-
Net

plus Rental Expense
- ----

plus Distributions
- ----

minus Amortization
- -----
of debt discount
and deferred
financing charges

minus other non-
- -----
cash fixed charges

Total Cash              $         $         $          $         $
                        -------   -------   --------   -------   -----------
Fixed Charges




6.16 CAPITAL EXPENDITURES
- -------------------------
PERMITTED CAPITAL EXPENDITURES:         $
                                         ----------------

CAPITAL EXPENDITURES ARE:               $
                                         ----------------

Permitted Capital Expenditures
are calculated as follows:

     Maximum Capital Expenditure
       Amount (net of carryover)    $300,000,000

     Plus Carry over from immediately
     ----
       preceding Fiscal Year        $
                                     ----------------

    Total                           $
                                     ----------------

NOTE: The pages appended, if any, constitute a further explanation of the manner in which the foregoing computations relate to the Financial Statements to the extent not readily apparent. (Check if pages are appended) _____.

                           EXHIBIT C


                             NOTE
                             ----

$[Pro-Rata share of $625,000,000]                         , 19
                                                ----------    --

                                          Los Angeles, California


      FOR VALUE RECEIVED, the undersigned promises to pay to the
order of                                 the "Bank"), the
         ------------------------------

amount of                                 DOLLARS
          -------------------------------
($              ), or such lesser aggregate amount of Advances as
  --------------
may be made by the Bank in accordance with its Pro Rata Share of the Commitment under the Loan Agreement hereinafter described, payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

      Reference is made to the Revolving Loan Agreement dated as of February 17, 1995, among the undersigned, as Borrower, the Banks that are parties thereto, and Bank of America National Trust and Savings Association and The Chase Manhattan Bank, N.A., as Managing Agents (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. Any holder hereof is entitled to all of the rights, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for reduction of the Commitment and for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

       The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

      Interest shall be payable on the outstanding daily unpaid principal amount of each Loan from the date thereof until payment in full and shall accrue and be payable at the rates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue interest to bear interest at the Default Rate to the fullest extent permitted by applicable Law.

      The amount of each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office, for the account of the Bank, in lawful money of the United States of America and in immediately available funds not later than
10:00 a.m., Los Angeles time, on the day of payment (which must be a Banking Day). If Borrower instructs the Administrative Agent to debit the Designated Deposit Account for the amount of any such payment on or before 10:00 a.m., Los Angeles time, on a Banking Day, payment of such amount shall be deemed received before 10:00 a.m. on such Banking Day; provided that the
                                       --------
Designated Deposit Account has a credit balance in collected funds at least equal to the amount of such payment prior to the close of business for the Administrative Agent on such Banking Day. All such payments received after 10:00 a.m., Los Angeles time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of the Bank shall be promptly paid by the Administrative Agent to the Bank in immediately available funds. This Bank shall use its best efforts to keep a record of Advances made by it and payments of principal with respect to this Note, and such record shall be presumptive evidence of the principal amount owing under this Note.

      The undersigned hereby promises to pay all costs and expenses of any holder hereof in collecting the undersigned's obligations hereunder or in enforcing any of holder's rights hereunder, including attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

      The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality to the fullest extent permitted by applicable Laws.

      This Note shall be delivered to and accepted by the Bank, or by the Administrative Agent on its behalf, in the State of California, and shall be governed by, and construed and enforced in accordance with, the Laws thereof.

                          THE VONS COMPANIES, INC.,
                          a Michigan corporation



                          By:
                             ----------------------------------

                          Its:
                              ---------------------------------



                          By:
                             ----------------------------------

                          Its:
                              ---------------------------------

                   ADVANCES AND PAYMENTS OF PRINCIPAL
                       (Alternate Base Rate Loans)
- ---------------------------------------------------------------
                              Amount of   Unpaid
       Amount of   Interest   Principal   Principal   Notation
Date   Advance     Period     Paid        Balance     Made by

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

                  ADVANCES AND PAYMENTS OF PRINCIPAL
                       (Eurodollar Rate Loans)
- ---------------------------------------------------------------
                              Amount of   Unpaid
       Amount of   Interest   Principal   Principal   Notation
Date   Advance     Period     Paid        Balance     Made by

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------

- ---------------------------------------------------------------



















































                          EXHIBIT D

[This page appears on The Vons Companies, Inc, letterhead]



Terrence J. Wallock
Executive Vice President
General Counsel
and Secretary




                                              February 17, 1995




The Banks under the Agreement, as defined below,
c/o Bank of America National Trust and
Savings Association, as Documentation Agent
1455 Market Street, 13th Floor
San Francisco, CA  94103

Ladies and Gentlemen:

  I am General Counsel of The Vons Companies, Inc., a Michigan corporation, ("Borrower") and have acted in such capacity in connection with the Revolving Loan Agreement ("Agreement") dated as of February 17, 1995, among Borrower and the Banks, and the Loan Documents. This opinion is rendered to you pursuant to
Section 8.1(a) (5) of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

  In rendering this opinion, I have reviewed, and relied upon, originals, or copies identified to my satisfaction as being true copies, of the following:

  1.      The Agreement;

  2. The Loan Documents delivered at the Closing (including the Notes);

  3. The Certificates or Articles of Incorporation or equivalent documents and Bylaws of Borrower and each of its Significant Subsidiaries, as amended to date, and the minutes of the actions of the Board of Directors of Borrower and each of its Significant Subsidiaries authorizing the Agreement and the transactions contemplated thereby to the extent such entity is a party thereto; and

  4. Each certificate by an officer of Borrower or any of its Significant Subsidiaries delivered on this date to the Agent or the Banks pursuant to the Agreement.

  In addition, I have discussed the Agreement, the Loan Documents and relevant matters with responsible officers of Borrower, and have reviewed such other documents, instruments and certificates and have made such examination as to matters of fact and law as I have deemed necessary or appropriate in order to render this opinion to you.

  In rendering this opinion, I have assumed:

  (a) That the Loan Documents have been duly executed and delivered by the parties thereto other than the Borrower and its Significant Subsidiaries;


Bank of America National Trust and
Savings Association, as Documentation Agent
February 17, 1995
Page 2



  (b) That enforcement of the Loan Documents will be undertaken in good faith and in a commercially reasonable manner;
and

  (c) That, other than with respect to the Loan Documents, all signatures are genuine, all documents submitted to me as originals are authentic originals, and all documents submitted to me as copies conform to the originals.

  Based on the foregoing, and relying thereon, and subject to the limitations expressed below, I am of the opinion that, as of the Closing Date:

  A. Borrower and each of its Significant Subsidiaries have been duly incorporated and are validly existing corporations in good standing under the laws of their respective jurisdictions of incorporation, with full corporate power and authority to own and occupy their properties and conduct their businesses as presently conducted, and Borrower and each of its Significant Subsidiaries are registered or qualified to conduct business and are in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect).

  B. Borrower and each of its Significant Subsidiaries hold all franchises, licenses, permits and other governmental authorizations required for the conduct of their businesses and such franchises, licenses, permits and other governmental authorizations are in full force and effect other than such franchises, licenses, permits and other governmental authorizations as to which the failure so to maintain or obtain would not constitute a Material Adverse Effect.

  C. All outstanding shares of capital stock of Borrower and all of the outstanding shares of capital stock of each of its Significant Subsidiaries have been duly authorized and validly issued, and all the outstanding shares of capital stock of Borrower and its Significant Subsidiaries are fully paid and nonassessable, and are free of preemptive rights; all of the outstanding capital stock of each of Borrower's Significant Subsidiaries is directly or indirectly owned by Borrower and, to my best knowledge, all of the outstanding capital stock of each of Borrower's Significant Subsidiaries is owned, free and clear of any mortgage, pledge, security interest, claim, encumbrance or other restriction on transferability or voting other than those imposed by the Securities Act or state securities or blue sky laws.

  D. To my best knowledge there is no legal or governmental proceeding pending or threatened or contemplated to which Borrower is a party or of which the business or property of Borrower or any of its Significant Subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to Borrower or its Subsidiary, would constitute a Material Adverse Effect.

  E. Neither Borrower nor any of its Significant Subsidiaries is (i) in violation of its charter or bylaws, or other equivalent instruments, (ii) to my best knowledge, in default in any respect in the performance of any obligation, agreement or condition contained in any loan, bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust, or any other agreement or instrument, known to me, to which Borrower or any of its


Bank of America National Trust and
Savings Association, as Documentation Agent
February 17, 1995
Page 3


Significant Subsidiaries is a Party or by which it or any of them is bound, or to which any of the property or assets of Borrower or any of its Significant Subsidiaries is subject, which default would constitute a Material Adverse Effect.

  F. Borrower and the Significant Subsidiaries have full corporate power and authority to enter into and perform the obligations of Borrower and the Significant Subsidiaries, respectively, under the Loan Documents.

  G. The execution, delivery, and performance by Borrower and by each of its Significant Subsidiaries of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action of Borrower and its Significant subsidiaries, and do not and will not:

          (i) require any consent or approval not heretofore obtained of any stockholder, partner, security holder or, to the best of my knowledge, creditor of Borrower or any of its Significant Subsidiaries;


          (ii) violate or conflict with any provision of Borrower's or any of its Significant Subsidiaries' certificate or articles of incorporation or equivalent instruments or bylaws;

          (iii) result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any property now owned or leased or hereafter acquired by Borrower or any of its Significant Subsidiaries, which creation or imposition would constitute a Material Adverse Effect;

          (iv) violate any Requirement of Law (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) known to me presently in effect having applicability to such party; or

          (v) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan agreement or credit agreement or any other Contractual Obligation known to me to which such party or any of its Property is bound or affected, which breach, default, or acceleration would constitute a Material Adverse Effect.

  H. No authorization, consent, approval, order, license or permit from, or filing, registration, or qualification with, or exemption of any of the foregoing from, any Governmental Agency is or will be required to authorize or permit the execution and delivery by Borrower or any Significant Subsidiary of Borrower of the Loan Documents to which it is a party except as has already been obtained or made.

  I. Each Loan Document to which Borrower or any Significant Subsidiary of Borrower is a party has been duly authorized, executed and delivered by Borrower or such Significant Subsidiary and constitutes a legal, valid and binding agreement of Borrower or such Significant Subsidiary, enforceable against it in accordance with its terms, except to the extent

Bank of America National Trust and
Savings Association, as Documentation Agent
February 17, 1995
Page 4


that (i) the enforceability thereof may be subject to Debtor Relief Laws now or hereafter in effect, relating to creditors' rights generally, (ii) the enforceability thereof may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding may be brought, and (iii) the Loan Documents may be subject to or limited by the unenforceability under certain circumstances of provisions purporting to place venue for any litigation of any disputes or controversies within a court of a county or to waive the right to trial by jury.

  J. The names, form of legal entity and jurisdictions of incorporation of the Subsidiaries of Borrower set forth in
Schedule 4.4 to the Agreement are as set forth therein.

  K.      Neither Borrower nor any Significant Subsidiary of
Borrower is subject to regulation under the Public Utility
Holding Company Act of 1935, as amended, or the Investment
Company Act of 1940.

  This opinion is limited to the laws of the state of California, the Michigan Business Corporation Act, the General Corporation Law of the State of Delaware, and the federal laws of the United States, and I express no opinion and can assume no responsibility as to the applicability of the laws of any other jurisdiction.

  This opinion is rendered to you pursuant to Section 8.1(a)(5) of the Agreement, is intended solely for your benefit and that of the Banks, and may not be relied on without my prior written consent by any other person other than any assignee or successor in interest of any Bank or any person acquiring a participation from any Bank.


                                    Very truly yours,



                                  /s/ Terrence J. Wallock
                                      Terrence J. Wallock

                            EXHIBIT E

                   REQUEST FOR LETTER OF CREDIT
                   ----------------------------

      1. This Request for Letter of Credit is executed and delivered by a Responsible Official of The Vons Companies, Inc., a Michigan corporation ("Borrower") to the Issuing Bank named below, pursuant to that certain Revolving Loan Agreement (the "Agreement") dated as of February 17, 1995, entered into by and among Borrower, the Banks that are parties thereto and Bank of America National Trust and Savings Association and The Chase Manhattan Bank, N.A., as Managing Agents. Terms defined in the Agreement and not otherwise defined herein are used herein as defined in the Agreement.

      2. Borrower hereby requests that the Issuing Bank named below issue a Letter of Credit for the account of Borrower pursuant to the Agreement, as follows:

      (a)  Issuing Bank:                               .
                         ------------------------------

      (b)  Amount of Letter of Credit: $               .
                                         --------------

      (c)  Expiration Date:                      , 19  .
                           ----------------------    --

      (d)  Type of Letter of Credit:
           ____
          /___/  Commercial Letter of Credit

           ____
          /___/  Standby Letter of Credit


      (e) Other pertinent details as set forth in the attached standard application for letter of credit of the Issuing Bank.

      3.   The requested Letter of Credit is (check one box
only):
           ____
          /___/  new Letter of Credit.


           ____
          /___/  a supplement, modification, amendment, renewal,
                 or extension to or of the following outstanding
                 Letter(s) of Credit:  [Identify]
                                         --------

      4. In connection with the issuance of the Letter of Credit requested herein, Borrower hereby represents, warrants, and certifies to the Banks that as of the date of the issuance of the Letter of Credit requested herein:

          (a) If this request for Letter of Credit will increase the aggregate principal Indebtedness evidenced by the Notes, now and as of the date of the issuance of the Letter of Credit, each representation and warranty made by Borrower in
     Article 4 of the Agreement (other than the representations and warranties contained in Sections 4.4(a), 4.5, 4.6, 4.7, 4.9, 4.12, 4.15 and 4.19) will be true and correct in all material respects, both immediately before such Letter of Credit is issued and after giving effect to such Letter of Credit, as though such representations and warranties were made on and as of the date of issuance of the Letter of Credit and no event or circumstance that constitutes a Material Adverse Effect shall have occurred since the Closing Date;

          (b) In all cases, now and as of the date of the issuance of the Letter of Credit, each representation and warranty made by Borrower in Sections 4.13 and 4.18 of the Agreement will be true and correct in all material respects, both immediately before such Letter of Credit is issued and after giving effect to such Letter of Credit, as though such representations and warranties were made on and as of the date of such Letter of Credit.

          (c) No event of Default presently exists or will have occurred and be continuing as a result of the Letter of Credit.

          (d) Giving effect to the issuance of the Letter of Credit requested hereby, the Syndicated Outstandings does not exceed the commitment.

     (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions Borrower is taking or proposes to take with respect thereto.)

      5.  This Request for Letter of Credit is executed on
           , 19  , by a Responsible Official of Borrower,
- -----------    --
on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.



                                BORROWER:

                                THE VONS COMPANIES, INC.,
                                a Michigan corporation

                                By:
                                   ---------------------------

                                Title:
                                      -------------------------

                           EXHIBIT F

                        REQUEST FOR LOAN
                        ----------------

         1. This Request for Loan is executed and delivered by Borrower to The Chase Manhattan Bank , N.A., as the "Administrative Agent", pursuant to Section 2.1(b) of that
                                            ------
certain Revolving Loan Agreement (the "Loan Agreement") dated as of February 17, 1995, entered into by and among THE VONS COMPANIES, INC., a Michigan corporation, the Banks therein named and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, and The Chase Manhattan Bank, M.A., as Managing Agents for themselves and for the Banks. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

         2.  Borrower hereby requests that the Banks make a Loan
for the account of Borrower (Account No.           ) pursuant to
                                         ----------
the Loan Agreement as follows:

               (a)   Amount of Loan:  $                .
                                       ----------------
               (b)   Date of Loan:                 , 19   .
                                    ---------------    ---

               (c)   Type of Loan (check one box only):

                      ____
                     /___/   Alternate Base Rate Loan.

                      ____
                     /___/   Eurodollar Rate Loan with     -month
                                                       ----
                             Eurodollar Period.

         3. In connection with the Loan requested herein, Borrower hereby represents, warrants, and certifies to the Banks that:

            (a)  If the requested Loan is the initial Loan being
     made on the Closing Date, then each of the representations and warranties made by Borrower in Article 4 of the Loan
                                        ---------
     Agreement is true and correct.

             (b)  In the case of each other Loan, as of the date
     of the Loan requested herein, each of the representations and warranties made by Borrower in Article 4 (other than
                                        ---------
     there presentation and warranties contained in Sections 4.4(a), 4.5, 4.6, 4.7, 4.9, 4.12, 4.15 and 4.19) are true
     ------  ---  ---  ---  ---  ----  ----     ----
     and correct in all material respects on and as of the date of this Loan as though made on and as of the date of this Loan, and no event of circumstance that constitutes a Material Adverse Effect has occurred since the Closing Date and there has not occurred an Event of Default that is continuing as of the date of this Loan.


            (c) In all cases now and as of the date of the issuance of the Loan, each representation and warranty made by Borrower in Sections 4.13 and 4.18 of the Agreement will
                             ----     ----
     be true and correct in all material respects, both immediately before such Loan is made and after giving effect to such Loan, as though such representations and warranties were made on and as of the date of such Loan.

         4.  This Request for Loan is executed on        , 19  ,
                                                  -------    --
by a Responsible Official of Borrower, on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

                                   BORROWER:

                                   THE VONS COMPANIES, INC.,
                                   a Michigan corporation


                                   By
                                     --------------------------

                                     Title
                                          ---------------------

                          EXHIBIT G

                     SUBSIDIARY GUARANTY
                     -------------------

            This SUBSIDIARY GUARANTY (this "Guaranty"), dated as
of                 , 199  , is made by                 , a
   ----------------     --             ----------------
                  corporation (collectively with each other
- -----------------
Significant Subsidiary which may hereafter execute an instrument of joinder with respect to this Subsidiary Guaranty "Guarantors"), in favor of the "Banks" that are parties to the Loan Agreement hereinafter referred to and in favor of The Chase Manhattan Bank, N.A., in its capacity as Administrative Agent for itself and the Banks under such Loan Agreement (the "Agent," the Agent and the Banks at times referred to collectively herein as "Lender"), with reference to the following facts:

                           RECITALS
                           --------

            A. Pursuant to the Loan Agreement described below entered into between Lender and THE VONS COMPANIES, INC., a Michigan corporation ("Borrower"), Lender is making certain credit facilities available to Borrower.

            B. As a condition to the availability of such credit facilities, Guarantors are required to enter into this Guaranty in their capacity as wholly-owned Subsidiaries of Borrower and to guaranty the Guarantied Obligations as hereinafter provided.

            C. Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities, and as the result of the execution of this Guaranty.

                           AGREEMENT
                           ---------

            NOW, THEREFORE, in order to induce Lender to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Guarantors hereby represent, warrant, covenant, agree and guaranty as follows:

            1.  Definitions.  "Loan Agreement" means that certain
                -----------    --------------
Revolving Loan Agreement dated as of February 17, 1995, between Lender and Borrower. This Guaranty is the Subsidiary Guaranty referred to in the Loan Agreement and is one of the Loan Documents. Terms defined in the Loan Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Loan Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

            "Guarantied Obligations" means all obligations of
             ----------------------
Borrower under the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as
                  ---------
obligations of payment, and including interest that accrues after

                            ---------
the commencement of any bankruptcy or insolvency proceeding by or against Borrower, Guarantor or any other Person.

            2.  Guaranty of Guarantied Obligations.  For valuable
                ----------------------------------
consideration, Guarantors hereby irrevocably, unconditionally, jointly and severally guaranty and promise to pay and perform on demand the Guarantied Obligations and each and every one of them, including, without limitation, all amendments, modifications,
- ---------
supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

            3.  Nature of Guaranty.  This Guaranty is irrevocable
                ------------------
and continuing in nature and relates to any Guarantied
Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

            4.  Relationship to Other Agreements.  Nothing herein
                --------------------------------
shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

            5.  Subordination of Indebtedness of Borrower to a
                ----------------------------------------------
Guarantor to the Guarantied Obligations.  Each Guarantor agrees
- ---------------------------------------
that:

                (a) Any indebtedness of Borrower now or hereafter owed to any Guarantor hereby is subordinated to the Guarantied Obligations.

                (b) If the Agent so requests, any such
    indebtedness of Borrower now or hereafter owed to any Guarantor shall be collected, enforced and received by such Guarantor as trustee for Lender and shall be paid over to the Agent in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of such Guarantor under the other provisions of this Guaranty.

                (c) Should such Guarantor fail to collect or enforce any such indebtedness of Borrower now or hereafter owed to such Guarantor and pay the proceeds thereof to the Agent, the Agent as such Guarantor's attorney-in-fact may do such acts and sign such documents in such Guarantor's name as the Agent considers necessary or desirable to effect such collection, enforcement and/or payment.

            6.  Statute of Limitations and Other Laws.  Until the
                -------------------------------------
Guarantied Obligations shall have been paid and performed in full, all of the rights, privileges, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

            7.  Waivers and Consents.  Each Guarantor
                --------------------
acknowledges that the obligations undertaken herein involve the guaranty of obligations of Persons other than such Guarantor and, in full recognition of that fact, consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest
- ---------
thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c)accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof;
(f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or
(i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower, any Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

            Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Guaranty independently of any other remedy or security Lender at any time may have or hold in connection with the Guarantied Obligations, and it shall not be necessary for Lender to marshal assets in favor of Borrower, any Guarantor or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Each Guarantor expressly waives any right to require Lender to marshal assets in favor of Borrower, any Guarantor or any other Person or to proceed against Borrower, any Guarantor or any collateral provided by any Person, and agrees that Lender may proceed against Borrower, any Guarantor and/or any collateral in such order as it shall determine in its sole and absolute discretion. Lender may file a separate action or actions against Borrower and/or any Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any-other Person is joined in any such action or actions. Each Guarantor agrees that Lender and Borrower and any affiliate of Borrower may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty. Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Guaranty with respect to each Guarantor at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor or surety and whether or not Borrower shall have any personal liability with respect thereto. Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Lender to marshal assets in favor of Borrower or any other Person, (e) any failure of Lender to give notice of sale or other disposition of any collateral to Borrower, any Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral, (f) any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Guarantied Obligation, including, without limitation, any failure
                       ---------
of Lender to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Guarantied Obligation, (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of Lender for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any
                                               ---------
discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, or (p) any action taken by Lender that is authorized by this Section 7 or any other provision
                                   -
of any Loan Document. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands or payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurring of new or additional Guarantied Obligations.

            8.  Condition of Borrower.  Each Guarantor represents
                ---------------------
and warrants to Lender that it has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its properties on a continuing basis, and that such Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its properties. Each Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its properties, whether now known or hereafter known by Lender during the life of this Guaranty. With respect to any of the Guarantied Obligations, Lender need not inquire into the powers of Borrower or the officers or employees acting or purporting to act on its behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guarantied hereby.

            9.  Liens on Real Property.  In the event that all or
                ----------------------
any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Guarantor authorizes Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Guarantied Obligations of any Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any liens of Lender on any collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Guarantor expressly waives any defenses to the enforcement of this Guaranty or any rights of Lender created or granted hereby or to the recovery by Lender against Borrower, any Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or ale may impair the subrogation rights of any Guarantor or may preclude any Guarantor from obtaining reimbursement or contribution from Borrower. Each Guarantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure Section 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California law or other applicable law. Each Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Guarantor's or any other Person's failure to receive any such notice shall not impair or affect Guarantor's Obligations or the enforceability of this Guaranty or any rights of Lender created or granted hereby.

            10. Waiver of Rights of Subrogation.  Notwithstanding
                -------------------------------
anything to the contrary elsewhere contained herein, each Guarantor hereby expressly waives with respect to Borrower and its successors and assigns and any other Person, any and all rights at Law or in equity to subrogation, reimbursement, exoneration, contribution, setoff, share in any collateral or any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which that Guarantor may have or hereafter acquire against Borrower or any other Person in connection with or as a result of that Guarantor's execution, delivery and\or performance of this Guaranty. In furtherance of the foregoing, each Guarantor agrees that any payment by that Guarantor to Lender pursuant to this Guaranty shall be deemed a contribution to the capital of Borrower and no such payment shall make that Guarantor a creditor of Borrower. Each Guarantor hereby acknowledges and agrees that the foregoing waivers are intended to benefit Borrower and Lender and shall not limit or otherwise affect any Guarantor's liability hereunder or the enforceability hereof.

            11. Understandings With Respect to Waivers and
                ------------------------------------------
Consents.  Each Guarantor warrants and agrees that each of the
- --------
waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor otherwise may have against Borrower, Lender or others, or against any collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

            12. Costs and Expenses.  Each Guarantor agrees to pay
                ------------------
to Lender all costs and expenses (including, without limitation,
                                  ---------
reasonable attorneys' fees and disbursements) incurred by Lender in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including
                                                    ---------
reasonable attorneys' fees and disbursements, incurred or paid by Lender in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Lender by each Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

            13. Construction of This Guaranty.  This Guaranty is
                -----------------------------
intended to give rise to absolute and unconditional obligations
                         --------------------------
on the part of each Guarantor; hence, in any construction hereof, notwithstanding any provision of any Loan Document to the
- ---------------------------------------------------------
contrary, this Guaranty shall be construed strictly in favor of
- --------
Lender in order to accomplish its stated purpose.

            14. Liability.  The liability of each Guarantor
                ---------
hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties.
Any termination by or release of any guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

            15. Termination of Guaranty.  The liability of each
                -----------------------
Guarantor under this Guaranty shall terminate (i) concurrently with the sale or other disposition of that Guarantor to a Person which is not an Affiliate of Borrower pursuant to a transaction which does not violate Sections 6.2 and 6.3 of the Loan Agreement or (ii) concurrently with the delivery to the Agent of a Certificate of a Senior Officer of Borrower to the effect that Guarantor is no longer a Significant Subsidiary by reason of a diminution in the value of the assets of that Guarantor.

            IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officers as of the date first written above.

                              ---------------------------------
                              a                  corporation
                                ----------------

                              By:
                                 ------------------------------

                              Title:
                                    ---------------------------


                              By:
                                 ------------------------------

                              Title:
                                    ---------------------------



                            Exhibit H

$                                         Date
 ----------------------                   ----------------------


                       MULTIPLE ADVANCE NOTE

      For value received, The Vons Companies, Inc., a Michigan corporation ("Company") promises to pay to the order of
                                                       --------
                       ("Bank") at its office at
- ----------------------                           --------------
                                                           , each
- -----------------------------------------------------------
sum ("Advance") advanced to or for the benefit of the undersigned hereunder on the maturity date for that Advance recorded by the Bank on the schedule annexed hereto. The undersigned further promises to pay interest on each Advance from the date thereof until paid at a rate per annum, equal to the Applicable Rate.
The Applicable Rate, for any Advance, shall be defined as the rate quoted to the Company and agreed upon between Company and Bank (expressed as an annual rate) for that Advance and recorded by the Bank on the schedule annexed hereto.

      Principal and interest on each Advance shall be due and payable on the maturity date for that Advance recorded by the Bank on the schedule annexed hereto. Prepayment is not permitted. Interest shall be calculated on the basis of the actual number of days the unpaid principal balance is outstanding divided by a 360 day year. Principal and interest not paid when due shall thereafter bear interest at the Bank's floating "Prime" or "Reference" rate.

      The outstanding principal balance due hereunder may fluctuate up and down from time to time at Company' option, but
shall not exceed $          in aggregate principle amount
                  ---------
outstanding at any one time. The excess of Advances over repayments shall evidence the principal balance due hereon from time to time and at any time. Advances hereunder may be made upon the oral, telephonic or written request of any person authorized to borrow or any person Bank reasonable believes is authorized to borrow. Any advance hereunder shall be conclusively presumed to have been made to and at the request and for the benefit of the undersigned when the proceeds of such Advance are deposited to the credit of the undersigned in the account of Company with Bank or, if Company does not maintain an account with Bank, when the proceeds are wire transferred to The Chase Manhattan Bank, N.A., New York, for credit to Company's account, regardless of the fact that persons other than those authorized to borrow may have authority to draw against such account.

      Principal and interest payments shall be in money of the United States of America, lawful at such times for the satisfaction of public and private debts, and shall be in immediately available funds, or in Federal Funds. The books and records of the Bank shall be conclusive evidence of any advance or payment hereunder absent manifest error.

      The Company hereby waives diligence, presentment, demand, protest and notice and notice of any kind whatsoever. The Company promises to pay cost of collection and reasonable attorney's fees if default is made in the payment of the Note. The right to plead any and all statues of limitation as a defense to this Note or to any agreement to pay the same, is hereby expressly waived by the undersigned to the full extent permitted by law.

      In the event of a default in the terms and provisions of this Note the whole amount of principle and interest shall, at the option of the holder of this Note become immediately due and payable without diligence, demand, presentment, protest, or notice of any kind whatsoever. Should the Company (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, (ii) consent to or, for over sixty days, be subject to an order for relief in an involuntary case under any such law, (iii) admit insolvency or the general inability to pay it debts a they become due, or (iv) make an assignment of substantially all of its assets for the benefit of creditors, the then unpaid principal and interest shall be automatically and immediately due and payable, all without demand, presentment or notice.

      This Note shall be governed by and constructed under the law of the state of California.

      IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer thereunto duly authorized and directed by appropriate corporate authority.


                          THE VONS COMPANIES, INC.,
                          a Michigan corporation



                          By:
                              ---------------------------------

                          Its:
                              ---------------------------------

                          By:
                             ----------------------------------
                          Its:
                              ---------------------------------